QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of April 13, 2004,

among

UNITED STATES SHIPPING MASTER LLC
UNITED STATES SHIPPING LLC,
UNITED STATES CHEMICAL SHIPPING LLC,
ITB BALTIMORE LLC,
ITB GROTON LLC,
ITB JACKSONVILLE LLC,
ITB MOBILE LLC,
ITB NEW YORK LLC,
ITB PHILADELPHIA LLC,
USS CHARTERING LLC,
USS VESSEL MANAGEMENT INC.,
USS TRANSPORT LLC,
USCS CHEMICAL CHARTERING LLC,
USCS CHEMICAL TRANSPORT LLC,
USCS CHEMICAL PIONEER LLC,
USCS CHARLESTON LLC

as the Borrowers,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,
as the Lenders,

CANADIAN IMPERIAL BANK OF COMMERCE
as Letter of Credit Issuer,

CANADIAN IMPERIAL BANK OF COMMERCE,
as the Administrative Agent for the Lenders,

NATIONAL CITY BANK,
as the Collateral Agent,

and

CIBC WORLD MARKETS CORP.,
as Sole Lead Arranger and Sole Bookrunner

AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 13, 2004, among, UNITED STATES SHIPPING MASTER LLC, a Delaware limited liability company (the "Parent"), UNITED STATES SHIPPING LLC, a Delaware limited liability company ("USS"), UNITED STATES CHEMICAL SHIPPING LLC, a Delaware limited liability company ("USCS"), ITB BALTIMORE LLC, a Delaware limited liability company, ITB GROTON LLC, a Delaware limited liability company, ITB JACKSONVILLE LLC, a Delaware limited liability company, ITB MOBILE LLC, a Delaware limited liability company, ITB NEW YORK LLC, a Delaware limited liability company, ITB PHILADELPHIA LLC, a Delaware limited liability company, USS CHARTERING LLC, a Delaware limited liability company ("Charter LLC"), USS VESSEL MANAGEMENT INC., a Delaware corporation ("Management LLC"), USS TRANSPORT LLC, a Delaware limited liability company ("Transport LLC"), USCS CHEMICAL CHARTERING LLC, a Delaware limited liability company ("Chemical Chartering"), USCS CHEMICAL TRANSPORT LLC, a Delaware limited liability company ("Chemical Transport"), USCS CHEMICAL PIONEER LLC, a Delaware limited liability company ("Chemical Pioneer"), USCS CHARLESTON LLC, a Delaware limited liability company ("Charleston") (each of the foregoing being individually called a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, as Letter of Credit Issuer, CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as administrative agent (in such capacity together with its successors in such capacity, the "Administrative Agent") for the Lenders, NATIONAL CITY BANK, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, USS, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, Charter LLC, Management LLC and Transport LLC, the Lenders parties thereto (the "Existing Lenders"), Canadian Imperial Bank of Commerce, as Letter of Credit Issuer, Canadian Imperial Bank of Commerce, as Administrative Agent and National City Bank, as collateral agent are parties to the Credit Agreement dated as of September 13, 2002 (as amended or modified, the "Existing Credit Facility"); and

        WHEREAS, the parties hereto intend to amend and restate the Existing Credit Facility in order to restructure, rearrange, renew, extend and continue all indebtedness and Letters of Credit outstanding under the Existing Credit Facility (the "Existing Indebtedness"), to add Parent, USCS, Chemical Chartering, Chemical Transport, Chemical Pioneer and Charleston as Borrowers, to increase the Commitment Amount (as defined in the Existing Credit Agreement) to the Commitment Amount (as hereinafter defined) and to modify the commitments from the Lenders pursuant to which Loans will be made by the Lenders to the Borrowers from time to time prior to the Commitment Termination Date and Letters of Credit will be issued by the Letter of Credit Issuer under the several responsibilities of the Lenders for the account of the Borrowers from time to time prior to the Commitment Termination Date.

        NOW, THEREFORE, the parties hereto agree that the Existing Indebtedness shall become Indebtedness under this Agreement and further that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1.    Defined Terms.    The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof)

        "Acquisition" means the acquisition of the M/V Charleston by Charleston pursuant to the Acquisition Agreement.

        "Acquisition Agreement" means the Memorandum of Agreement between USCS Charleston LLC and SeaRiver Maritime, Inc. dated March 15, 2004.

        "Acquisition Date" means the date on which USCS Charleston LLC accepts delivery of the M/V Charleston pursuant to the Acquisition Agreement.

        "Additional Lender Certificate" means an Additional Lender Certificate substantially in the form of Exhibit N hereto.

        "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

        "Administrative Agent's Fee Letter and Arranger's Fee Letter" is defined in Section 3.3.4.

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a)   to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b)   to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Affiliated Fund" means, with respect to any Lender that is a fund that invests (in whole or in part) in bank loans, any other fund that invests (in whole or in part) in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a)   the rate of interest most recently established by CIBC at its Domestic Office as its reference rate for Dollar loans; and

          (b)   the Federal Funds Rate most recently determined by the Administrative Agent plus .5%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by CIBC in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.

        "Amendment to Cash Collateral Control Agreement" means that certain Amendment to Cash Collateral Control Agreement of even date herewith entered into by and among the Borrowers, the Collateral Agent and the Administrative Agent in substantially the form of Exhibit L hereto.

        "Amendment to Pledge Agreement" means the Amendment to Pledge Agreement of even date herewith entered into by USS in substantially the form of Exhibit H-2 hereto.

2

        "Amendment to Security Agreement" means the Amendment to Security Agreement of even date herewith entered into by each of the Original Borrowers in substantially the form of Exhibit I-2 hereto.

        "Annual Capital Expenditure Amount" is defined in Section 7.2.7(a).

        "Annual Payment Date" means April 15, 2005, and each April 15 occurring thereafter.

        "Applicable Margin" means (a) at any time with respect to each Base Rate Loan, 1.0% per annum less than the then Applicable Margin for LIBO Rate Loans, and (b) with respect to each LIBO Rate Loan, which is (i) a Term Loan, 2.25% per annum or such other rate per annum as is payable on the Greenshoe Increase as determined pursuant to Section 2.1.5; or (ii) a Revolving Loan, until October 7, 2004, 2.25% per annum, and thereafter, at such times as the Borrower's Total Debt Leverage Ratio for the twelve-month period ending on the last day of the Fiscal Quarter preceding the Fiscal Quarter for which such determination of the Applicable Margin is being made is (A) equal to or greater than 3.0, 2.25% per annum, (B) less than 3.0 but greater than or equal to 2.5, 2.0% per annum or (C) less than 2.5, 1.75% per annum. Changes in the Applicable Margin resulting from changes in the Borrower's Total Debt Leverage Ratio will occur on the first Business Day immediately following the date that the Administrative Agent has received a compliance certificate delivered by the Borrowers pursuant to Section 7.1.1(c) demonstrating that the Total Debt Leverage Ratio has changed; provided that if the Borrowers fail to deliver any such compliance certificate within the time period required in Section 7.1.1(c), then the Total Debt Leverage Ratio shall, as of the date such compliance certificate should have been delivered to the Administrative Agent, be deemed to be greater than 3.00 until, but not including, the date on which the Borrowers deliver such compliance certificate.

        "Arranger" means CIBC World Markets Corp.

        "Assignee Lender" is defined in Section 10.11.1.

        "ATB" means a new articulated tug-barge vessel designed to transport chemicals to be constructed by Atlantic Marine, Inc. pursuant to the ATB Construction Contract.

        "ATB Charter" means each Charter executed pursuant to Section 7.2.16, and each replacement charter thereof.

        "ATB Construction Contract" is defined in Section 7.2.16.

        "Authorized Officer" means, relative to any Borrower, its chairman, chief executive officer, president, chief financial officer, vice president, secretary or treasurer whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.

        "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "Borrower" is defined in the preamble.

        "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of one of the Borrowers, substantially in the form of Exhibit C hereto.

        "Business" means the acquisition, ownership, chartering, maintenance and operation of the Vessels and related assets.

        "Business Day" means

          (a)   any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York; and

3

          (b)   relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

        "Capital Expenditures" means, for any period, the sum of

          (a)   the aggregate amount of all expenditures of the Borrowers and their respective Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b)   the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

        "Capitalized Lease Liabilities" means all monetary obligations of the Borrowers or any of their respective Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Cash Collateral Control Agreement" means that certain Cash Collateral Control Agreement dated as of September 13, 2002, entered into by and among the Borrowers, the Collateral Agent and the Administrative Agent as amended, by the Amendment to Cash Collateral Control Agreement and as further amended, supplemented, restated and otherwise modified from time to time.

        "Cash Equivalent Investment" means, at any time:

          (a)   any evidence of Indebtedness, maturing not more than three months after such time, issued or fully guaranteed by the United States Government or any agency thereof;

          (b)   commercial paper, maturing not more than three months from the date of issue, which is issued by a corporation (other than an Affiliate of each of the Borrowers) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by S&P Corporation or P-l by Moody's;

          (c)   any certificate of deposit or bankers acceptance and eurodollar time deposits, maturing not more than three months after such time, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d)   any repurchase agreement entered into with any other commercial banking institution of the stature referred to in clause (c) which

              (i)  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

             (ii)  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such other commercial banking institution thereunder;

          (e)   securities with maturities of three months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority are rated at least A by S&P or A by Moody's; or

          (f)    shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition.

4

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

        "Change in Control" means

          (a)   prior to the consummation of an initial public offering, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding voting membership interests of the Parent, and after the consummation of an initial public offering, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of a percentage of membership interests in the Parent having the right to vote generally for the election of managers and in the absence of managers, having the right to vote generally in the management of the Parent (determined on a fully diluted basis) at any time equal to or in excess of the percentage of membership interests in the Parent having the right to vote generally for the election of managers and in the absence of managers, having the right to vote generally in the management of the Parent (determined on a fully diluted basis) owned (free and clear of Liens) by Sterling/US Shipping L.P. and Sterling Investment Partners Side-by-Side, L.P. and its Permitted Parent Member Assignees at such time; or

          (b)   the failure of the Parent to own, directly or indirectly, free and clear of all Liens or other encumbrances other than Liens in favor of the Collateral Agent, 100% of the membership interests of the other Borrowers; or

          (c)   (i) prior to the consummation of an initial public offering, (x) Persons holding membership interests in the Parent as of the Closing Date and their Permitted Parent Member Assignees shall cease to own (free and clear of all Liens) at least 51% of all membership interests in the Parent having the right to vote generally for the election of managers and in the absence of managers, having the right to vote generally in the management of the Parent (determined on a fully diluted basis), or (y) Sterling/ US Shipping, L.P. and Sterling Investment Partners Side-By-Side, L.P. shall cease to have the power to appoint a majority of the Parent's board of managers or in the absence of managers, cease to have (by ownership or the contractual right to direct the vote), a majority of the membership interests having the right to vote generally in the management of the Parent, or (z) Sterling/US Shipping L.P. and Sterling Investment Partners Side-By-Side, L.P. shall cease to own (free and clear of all Liens) at least 18% of the membership interests in the Parent having the right to vote generally for the election of managers and in the absence of managers, having the right to vote generally in the management of the Parent (determined on a fully diluted basis), or (ii) after the consummation of an initial public offering, Sterling/US Shipping, L.P. and Sterling Investment Partners Side-By-Side, L.P. and its Permitted Parent Member Assignees shall cease to own (free and clear of all Liens) at least 18% of the membership interests in the Parent having the right to vote generally for the election of managers and in the absence of managers, having the right to vote generally in the management of the Parent (determined on a fully diluted basis).

        "Charleston" is defined in the preamble.

        "Charter" means each "time charter" (as defined in the Support Agreement and used herein with the same meaning) or contract of affreightment covering a Vessel or the ATB.

        "Chemical Chartering" is defined in the preamble.

5

        "Chemical Chartering Lease" means each of those certain bareboat charter agreements entered into by Chemical Chartering with each of Charleston and Chemical Pioneer in substantially the form of Exhibit P hereto whereby Chemical Chartering agrees to charter the M/V Charleston and the S.S. Chemical Pioneer, respectively.

        "Chemical Note" means that promissory note dated July 16, 2003 executed by Chemical Pioneer payable to the order of BFC Assets, Inc. in the original principal amount of $15,000,000.

        "Chemical Pioneer" is defined in the preamble.

        "Chemical Transport" is defined in the preamble.

        "CIBC" is defined in the preamble.

        "Closing Date" the first date all the conditions precedent in Article V are satisfied or waived in accordance with such Article.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral Agent" means National City Bank, acting in its capacity as collateral agent for the Secured Parties under the Mortgages, the Pledge Agreements, the Security Agreements and under the Cash Collateral Control Agreement, together with its successors in such capacity.

        "Collateral Agent's Fee Letter" is defined in Section 3.3.5.

        "Commitment" means, as the context may require, a Lender's Revolving Commitment or Term Loan Commitment.

        "Commitment Amount" means, as the context may require, either the Revolving Commitment Amount or the Term Loan Commitment Amount.

        "Commitment Fee Rate" means 1.0% per annum.

        "Commitment Termination Date" means, as the context may require, the Revolving Commitment Termination Date, or the Letter of Credit Commitment Termination Date.

        "Commitment Termination Event" means

          (a)   the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrowers or any of their Subsidiaries; or

          (b)   the occurrence and continuance of any other Event of Default and either

              (i)  the declaration of the Loans to be due and payable pursuant to Section 8.3, or

             (ii)  in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Majority Lenders, to the Borrowers that the Commitments have been terminated.

        "Consolidated Pro Forma EBITDA" means, for any period, for the Borrowers and their respective Subsidiaries on a consolidated basis, an amount equal to (x) the sum of (a) consolidated Net Income, (b) consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, and without duplication, the Estimated Tax Amount, in each case to the extent used or included in the determination of such consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such consolidated Net Income, (e) any amounts due to USS Chartering LLC pursuant to the Support Agreement during such period (net of permitted set offs under the Support Agreement) to the extent not included in calculating consolidated Net Income for such period, (f) the Management Fee accruing during such period to the extent deducted in calculating consolidated Net Income for such period, and (g) any other pro forma adjustments which shall be

6

made in the judgment of the Administrative Agent; minus (y) without duplication of amounts deducted in respect of set offs pursuant to clause (e) above, any amounts payable by USS Chartering LLC pursuant to the Support Agreement accruing during such period to the extent not deducted in calculating consolidated Net Income for such period; provided, however, that each of the foregoing clauses (a), (b), (c), and (d) shall be calculated after giving pro forma effect, subject to the discretion of the Administrative Agent, to any Vessel Acquisition completed during such period as if such Vessel Acquisition occurred on the first day of such period; except that for any calculation period ending on or before March 31, 2005, Consolidated Pro Forma EBITDA shall be calculated with respect to Chemical Pioneer and Charleston pursuant to the following formula:

        Consolidated Pro Forma EBITDA = {[1.00 - (A/365)] times X} + Y where, as of any date of determination, (1) A equals the number of calendar days elapsed since May 1, 2004 for calculations made with respect to Chemical Pioneer and since the later of May 1, 2004 and the Acquisition Date for calculations made with respect to Charleston; (2) X equals $5,100,000 for calculations made with respect to Chemical Pioneer and $10,200,000 for calculations made with respect to Charleston; and (3) Y equals the actual financial operating results for the respective period for Chemical Pioneer, from the period beginning on May 1, 2004, and for Charleston, from the period beginning on the later of May 1, 2004 and the Acquisition Date provided that the Acquisition is consummated on or before May 15, 2004, and ending on the date of such determination; provided, however, that in the event the Acquisition is not consummated on or before May 15, 2004, then Consolidated Pro Forma EBITDA for Charleston shall equal zero.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the equity interests of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of each of the Borrowers, substantially in the form of Exhibit D hereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Credit Exposure" means, relative to any Lender, at any time, the sum of (a) its Revolving Commitment including the Letter of Credit Sublimit (or if the Revolving Commitments have expired or been terminated, the aggregate unpaid principal amount of its Revolving Loans), and (b) the unpaid principal amount of its Term Loans.

        "Credit Extension" means each of the following: (a) a Loan, and (b) the issuance, renewal or extension of a Letter of Credit or an increase in the amount of a Letter of Credit.

        "Credit Facility Pro Rata Share" means, with respect to any prepayment (whether voluntary or involuntary and for purposes hereof, including any requirement to cash collateralize) of any Credit Extension to be made on any date pursuant to Section 3.1(e), (f), (g) or (h), a fraction (expressed as a percentage) (x) the numerator of which is the difference between (i) the Total Prepayment Amount with respect to such prepayment to be made on such date minus (ii) the Relevant Secured Hedge Obligations with respect to such prepayment to be made on such date, and (y) the denominator of which is the Total Prepayment Amount with respect to such prepayment to be made on such date.

7

        "Debt" means the outstanding principal amount of all Indebtedness of the Borrowers and their respective Subsidiaries of the nature referred to in clauses (a), (b), (c) and (f) of the definition of "Indebtedness".

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Administrative Agent and the Majority Lenders.

        "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such in the Lender Addendum Agreement or designated in the Lender Assignment Agreement executed by such Lender or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

        "Draw Date" is defined in Section 2.5.2.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

        "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) a Person that is an Affiliated Fund of any Lender immediately prior to an assignment, or (d) any other Person (other than a natural Person) approved by the Administrative Agent (whose approval shall not be unreasonably withheld or delayed) and (in the case of an assignment of any portion of the Revolving Commitment) the Letter of Credit Issuer (whose approval shall not be unreasonably withheld or delayed) and as long as no Default or Event of Default shall have occurred and be continuing, the Borrowers (whose approval shall not be unreasonably withheld or delayed); provided that if the consent of the Borrowers is required pursuant to the immediately preceding clause (d) then the Borrowers shall be deemed to have given their consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowers prior to such fifth Business Day.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Estimated Tax Amount" is defined in Section 7.2.6(a).

        "Event of Default" is defined in Section 8.1.

        "Excess Cash Flow" means, with respect to any Annual Payment Date, Consolidated Pro Forma EBITDA for the preceding Fiscal Year (the "calculation period"), less, (a) all cash Interest Charges paid during such calculation period, (b) cash taxes for such calculation period, (c) Capital Expenditures (excluding Insurance Related Capital Expenditures and expenditures for the construction or acquisition

8

of any Vessel, other than the ATB, to the extent such expenditures are financed with either (i) the proceeds of any Credit Extensions available as a result of the Commitments being increased pursuant to Section 2.1.5 or (ii) other new Indebtedness), including payments made during such calculation period in respect of the construction of the ATB but only to the extent such payments in respect of the ATB are in the aggregate since the date of commencement of construction of the ATB in excess of $18,900,000, actually made during such calculation period to the extent such Capital Expenditures (excluding Insurance Related Capital Expenditures) are permitted by Section 7.2.7, (d) principal payments on the Term Loans (i) required to be made under this Agreement (other than principal payments required to be made under clause (d) of Section 3.1) during such calculation period or (ii) voluntarily made during such calculation period pursuant to clause (a) of Section 3.1, (e) any Estimated Tax Amount for such calculation period pursuant to Section 7.2.6, (f) the Management Fee accruing during such calculation period to the extent added back in the calculation of Consolidated Pro Forma EBITDA for such period and (g) increases in working capital during such calculation period plus (h) decreases in working capital during such calculation period; provided, however, that for any calculations of Excess Cash Flow made with respect to the April 15, 2005 Annual Payment Date, the calculation period for all of the foregoing calculations shall be the period commencing on the Closing Date, other than (i) calculations made with respect to Charleston and Chemical Pioneer in which case the period shall commence on May 1, 2004, or with respect to Charleston, the Acquisition Date if such date occurs after May 1, 2004, and (ii) calculations made with respect to any other Vessel Acquisition in which case the period shall commence on the date such Vessel Acquisition is consummated, and shall be calculated using only the actual financial operating results for such period, and ending on December 31, 2004 and for any calculation of Excess Cash Flow made with respect to any Annual Payment Date after April 15, 2005, if any Vessel Acquisition has occurred during the relevant calculation period, then Consolidated Pro Forma EBITDA shall be calculated using actual financial operating results for such calculation period.

        "Excluded Charter" means (i) each Existing Charter described in clauses (i) through (iv) in the definition of Existing Charters, and (ii) each Charter covering a Vessel initially owned by an Original Owner (a) entered into by a Borrower with a charterer (other than a Borrower) having a senior unsecured long-term credit rating by Moody's of Baa2 with stable outlook or better and a senior unsecured debt credit rating by S&P of BBB with stable outlook or better, in each case, at the time such Charter is entered into, (b) pursuant to which the relevant charterer is required to make payments at a Negotiated Rate which equals or exceeds the applicable rate set forth in Schedule A of the Support Agreement for such Vessel, and (c) as to which Hess is released from any obligation to make Hess Payments (as defined in the Support Agreement) pursuant to Section 8 of the Support Agreement.

        "Existing Charters" means each of the following: (i) a time charter dated as of December 17, 1999 by and between Tug New York Company, as predecessor in interest to USS Chartering LLC, and BP West Coast Products LLC, as successor in interest to Arco Products Company, as amended by Addendum Number 1 dated April 11, 2000, Addendum Number 2 dated June 7, 2001, Addendum Number 3 dated September 18, 2001, and Addendum Number 4 dated January 1, 2002, (ii) a time charter dated as of August 24, 2000 by and between Tug New York Company, as predecessor in interest to USS Chartering LLC and BP West Coast Products LLC, successor in interest to Arco Products Company, as amended by Addendum Number 1 dated November 17, 2000, and Addendum Number 2 dated January 1, 2002, (iii) a time charter dated as of September 1, 2002, by and between USS Chartering LLC and Hess, (iv) a contract of affreightment dated as of December 17, 2002, by and between USS Chartering LLC and Shell Trading (US) Company, as amended by Addendum Number One dated May July 15, 2003, (v) a contract of affreightment dated as of May 6, 2003, by and between USCS Chemical Chartering LLC and The Dow Chemical Company as amended by Addendum Number 1 and Addendum Number 2, both dated May 6, 2003, (vi) a contract of affreightment dated as of February 20, 2004 by and between USCS Chemical Chartering LLC and Koch Shipping, Inc., (viii) a

9

contract of affreightment dated as of March 12, 2004, by and between USCS Chemical Chartering LLC and Shell Trading (US) Company, and (ix) a contract of affreightment dated as of February 9, 2004 by and between USCS Chemical Chartering LLC and SeaRiver Maritime, Inc.

        "Existing Credit Facility" is defined in the first recital.

        "Existing Indebtedness" is defined in the second recital.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a)   the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b)   if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by CIBC from three federal funds brokers of recognized standing selected by it.

        "First Amendment to Mortgage" means each First Amendment to First Preferred Fleet Mortgage executed and delivered pursuant to Section 5.1.8, substantially in the form of Exhibit G-2 hereto.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1988 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "GAAP" is defined in Section 1.4.

        "Governmental Authority" means any nation or government, any state, federal or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Hazardous Material" means

          (a)   any "hazardous substance", as defined by CERCLA;

          (b)   any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)   any petroleum product; or

          (d)   any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "Hedge Agreements" means all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect any Borrower against fluctuations in interest rates including all confirmations and schedules related thereto and all credit support documents and related margin accounts delivered in connection therewith.

        "Hedge Counterparties" means any party to a Hedge Agreement other than a Borrower.

10

        "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price arrangements and all other agreements or arrangements designed to protect any Borrower against fluctuations in currency exchange rates or commodity prices.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "Hess" means Amerada Hess Corporation, a Delaware corporation.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrowers, any qualification or exception to such opinion or certification

          (a)   which is of a "going concern" or similar nature;

          (b)   which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c)   which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrowers to be in default of any of its obligations under Section 7.2.4.

        "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of eusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

        "Indebtedness" of any Person means, without duplication:

          (a)   all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b)   all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c)   all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d)   all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined other than accounts payable, deferred revenue and accrued operating expenses incurred in the ordinary course of business in each case to the extent not otherwise constituting Indebtedness under the other terms of this definition;

          (e)   net liabilities of such Person under all Hedging Obligations;

          (f)    whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding any obligations of any Borrower incurred pursuant to the ATB Construction Contract), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements),

11

  whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g)   all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

        "Indemnified Liabilities" is defined in Section 10.4.

        "Indemnified Parties" is defined in Section 10.4.

        "Insurance Related Capital Expenditures" means Capital Expenditures to the extent funded with proceeds received by the Borrowers under any casualty insurance policy.

        "Interest Charges" means, for any period, for the Borrowers and their respective Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees (including fees payable with respect to Letters of Credit), charges and related expenses of the Borrowers and their respective Subsidiaries in connection with borrowed money (including capitalized interest and securitization expense) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrowers and their Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

        "Interest Period" means, relative to any LIBO Rate Loans, (i) with respect to each LIBO Rate Loan made pursuant to Section 2.3 (or converted from a Base Rate Loan pursuant to Section 2.4) on or before April 30, 2004, the period beginning on (and including) the date on which such LIBO Rate Loan is made or converted into a LIBO Rate Loan and ending on April 30, 2004; and (ii) with respect to all other LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrowers may select in their relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a)   the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

          (b)   Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c)   if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d)   no Interest Period may end later than the date set forth in clause (a) of the definition of "Revolving Commitment Termination Date", in the case of Interest Periods for Revolving Loans, or the date set forth in clause (b) of the definition of "Stated Maturity Date", in the case of Interest Periods for Term Loans; and

          (e)   the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any LIBO Rate Loan during an Interest Period for such Loan.

12

        "Investment" means, relative to any Person,

          (a)   any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees and extensions of trade credit, in each case made in the ordinary course of business);

          (b)   any Contingent Liability of such Person; and

          (c)   any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "Investment Grade Charter" means each Charter covering a Vessel initially owned by an Original Owner (i) entered into by a Borrower with a charterer (other than a Borrower) acceptable to the Administrative Agent rated not less than investment grade at the time such Charter is entered into, and (ii) pursuant to which the relevant charterer is required to make payments at a Negotiated Rate which equals or exceeds the applicable rate set forth in Schedule A of the Support Agreement for such Vessel.

        "Lender Addendum Agreement" means a Lender Addendum Agreement substantially in the form of Exhibit O hereto.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

        "Lenders" is defined in the preamble and shall include the Revolver Lenders and the Term Lenders.

        "Letter of Credit" means any standby letter of credit issued hereunder and includes any letters of credit issued under the Existing Credit Facility.

        "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        "Letter of Credit Commitment Termination Date" means the day that is seven days prior to the Stated Maturity Date for Revolving Loans (or, if such day is not a Business Day, the next preceding Business Day).

        "Letter of Credit Confirmation" means an application, confirmation and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the Letter of Credit Issuer.

        "Letter of Credit Fee Rate" means a rate per annum equal to the then Applicable Margin for LIBO Rate Loans that are Revolving Loans.

        "Letter of Credit Issuer" means CIBC in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        "Letter of Credit Loan" means, with respect to each Lender, such Lender's participation in any Letter of Credit Borrowing.

        "Letter of Credit Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all Letter of Credit Borrowings.

13

        "Letter of Credit Sublimit" means an amount equal to the lesser of the Revolving Commitments and Ten Million Dollars ($10,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitments.

        "LIBO Rate" is defined in Section 3.2.1.

        "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

        "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

        "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such in the Lender Addendum Agreement or designated in the Lender Assignment Agreement executed by such Lender or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

        "LIBOR Reserve Percentage" is defined in Section 3.2.1.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan" means, as the context may require, either a Revolving Loan or a Term Loan of any type.

        "Loan Document" means this Agreement, the Notes, the Letter of Credit Confirmations, the Letters of Credit, the Cash Collateral Control Agreement, the Pledge Agreement, the Mortgages, the Security Agreements, the Administrative Agent's Fee Letter and Arranger's Fee Letter, and the Hedge Agreements with the Secured Hedge Counterparties.

        "Loss" means any loss (including any condition covered by any of the insurance required to be maintained pursuant to the Mortgages or this Agreement), theft, destruction, damage casualty, condemnation, taking, seizure, confiscation or requisition of or with respect to any Vessel or any part thereof.

        "Loss Event" is defined in the Cash Collateral Control Agreement.

        "Majority Lenders" means, at any time, (i) with respect to any matter relating to the Term Loans or the Term Commitments, Term Lenders holding more than 50% of the aggregate outstanding principal amount of the Term Loans (or if no Term Loans are then outstanding, more than 50% of the aggregate amount of the Term Commitments), (ii) with respect to any matter relating to the Revolving Loans, the Letters of Credit or the Revolving Commitments (including the Letter of Credit Sublimit), Revolver Lenders holding more than 50% of the aggregate outstanding principal amount of the Revolving Loans (or if no Revolving Loans are then outstanding, more than 50% of the aggregate amount of the Revolving Commitments), and (iii) with respect to any other matter, Lenders holding more than 50% of the sum of the then aggregate outstanding principal amount of the Loans and Letter of Credit Obligations then held by the Lenders, plus the aggregate amount of the unused Commitments as of such date.

        "Management" means the chairman and chief executive officer, president and chief operating officer, vice chairman and executive vice president, vice president of operations, and vice president and chief financial officer, in each case of the Parent as of the date hereof after giving effect to the Closing of the Acquisition.

        "Management Agreement" means collectively (i) that certain Professional Services Agreement by and among Sterling Advisors, USS Vessel Management Inc. and USS dated September 13, 2002 and

14

(ii) that certain Professional Services Agreement by and among Sterling Advisors and USCS dated May 16, 2003.

        "Management Fee" means that certain management fee payable pursuant to the Management Agreement but shall not include reimbursement of out-of-pocket expenses.

        "Material Adverse Effect" means a material adverse effect on (a) the Business or otherwise on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, or (b) the validity or enforceability of this Agreement or of any Transaction Document or the validity, enforceability, perfection or priority of any Lien securing the Obligations or any obligations to the Secured Hedge Counterparties under the Hedge Agreements permitted pursuant to Section 7.2.2, or (c) the ability of any Material Obligor to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party.

        "Material Event" is defined in Section 7.2.12(b)(ii).

        "Material Charter" means, as of any date, each Existing Charter, each Excluded Charter, each Investment Grade Charter, each ATB Charter, and each other Charter approved in writing by the Administrative Agent as a Material Charter, including all amendments, supplements and other modifications thereto and replacement charters executed by any Borrower pursuant to Section 7.2.12(b)(ii).

        "Material Obligor" means (i) each Borrower, (ii) Hess, during any Support Period, and (iii) any charterer under a Material Charter.

        "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

        "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

        "Mortgage" means each of (i) the First Preferred Fleet Mortgages executed and delivered pursuant to Section 5.1.8, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, restated or otherwise modified from time to time; (ii) each First Preferred Fleet Mortgage dated as of September 13, 2002, executed and delivered by each of the Original Owners, as amended by the First Amendment to First Preferred Fleet Mortgage, as amended, supplemented, restated or otherwise modified from time to time; and (iii) any other mortgage delivered pursuant to Section 7.1.8.

        "Negotiated Rate" means, with respect to any Vessel, the contracted rate under any Charter, provided that (i) if the contracted rate for a charter requires the Vessel owner to pay voyage costs (including fuel costs, port charges, loading and/or unloading charges, costs for assist boats, tolls in canals and similar costs), such rate shall be converted to the estimated time charter equivalent for purposes of this Agreement by taking the total freight revenue (including demurrage as and to the extent accrued by the relevant Borrower under GAAP) for such charter, subtracting any such voyage charges and dividing such number by the number of days expected for the voyage, subject to subsequent adjustment to the actual time charter equivalent after all actual freight revenue and voyage costs are finally agreed between the relevant Borrower and the charterer, and (ii) the contracted rate, for purposes of this definition, shall be reduced by an amount equal to the Reimbursed Capital Expenditure Amounts.

        "Net Equity Proceeds" means, for any period, the net cash proceeds of any equity offering or other sale of membership or other equity interests of the Parent received by the Parent during such period in excess of $5,000,000 in the aggregate received after the Closing Date.

        "Net Income" means, for any period, for the Borrowers and their respective Subsidiaries on a consolidated basis, the net income of the Borrowers and their respective Subsidiaries from continuing operations after extraordinary items (excluding extraordinary gains or losses from sales or other

15

dispositions of assets) for that period and after deducting the Estimated Tax Amounts accruing during such period.

        "Net Proceeds" means, with respect to any Disposition of any asset by the Borrowers or any of their respective Subsidiaries to any Person other than a Borrower, the aggregate amount of cash received by or paid to or for the account of such Borrower or such Subsidiary from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable out-of-pocket transaction fees and other costs relating to such Disposition, (b) the amount of taxes payable by such Borrower, such Subsidiary or unitholders of Parent in connection with or as a result of such Disposition, (c) any amounts required to be placed in escrow by the parties to such Disposition in connection therewith, and (d) any amounts Parent reasonably determines are required to meet post-closing purchase price adjustments in connection with such Disposition all as certified by an Authorized Officer to the Administrative Agent at the time of such transaction, provided in the case of clauses (a) and (b) to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof, and provided in the case of clauses (c) and (d) that any amounts placed in escrow or initially excluded from Net Proceeds to meet such post-closing purchase price adjustments that are released to the Borrowers or determined by Parent not to be payable by the Borrowers shall become Net Proceeds once such amounts are so released or determined not to be payable and shall thereupon be applied in accordance with Section 3.1(f).

        "New Borrowers" means each of the Borrowers other than the Original Borrowers.

        "Non-U.S. Lender" has the meaning set forth in Section 4.6(c).

        "Note" means, as the context may require, either a Revolving Note or a Term Note.

        "Obligations" means all obligations (monetary or otherwise) of each of the Borrowers arising under or in connection with this Agreement, the Notes or any other Loan Document.

        "Original Borrowers" means each of United States Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Vessel Management Inc. and USS Transport LLC.

        "Original Owners" means each of ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC and ITB Philadelphia LLC.

        "Organic Document" means, relative to any Borrower, its respective certificate of incorporation, by-laws, limited liability company agreements, and all shareholder, member or unitholder agreements, voting trusts and similar arrangements applicable to any of its respective authorized shares of capital stock, membership interest or other equity interests.

16

        "Parent" is defined in the preamble.

        "Participant" is defined in Section 10.11.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which each of the Borrowers or any corporation, trade or business that is, along with each Borrowers, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Percentage" means, relative to any Lender, at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all the Lenders at such time.

        "Permitted Parent Member Assignee" shall mean (a) in the case of an individual, the immediate family of such Person, a trust solely for the benefit of such Person or his immediately family, the estate or legal representatives of such Person, and any partnership, corporation or other entity wholly-owned by such Person or his immediately family, (b) in the case of a partnership, any of its partners (limited or general), the estates of such partners, any liquidating trust for the benefit of the partners of such partnership and any partnership, corporation or other entity wholly-owned by such partnership (and, if any partner is itself a partnership, its partners (limited or general), and if any such partner is itself a corporation or limited liability company, its stockholders or members, respectively), (c) in the case of a holder of Class A Units or Class B Units (other than any Executive) (each such term as defined in the Parent's limited liability company agreement as in effect on the Closing Date and used herein with the same meaning), any other Person who holds Class A Units or Class B Units, (d) in the case of a limited liability company, any of its members or economic owners, or any entity wholly-owned by, wholly-owning or wholly-owned by the same entity which wholly-owns such member or economic owner, and (e) in the case of a corporation, any entity wholly-owned by, wholly-owning, or wholly-owned by the same entity which wholly-owns the corporation.

        "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any Pension Plan or Welfare Plan.

        "Pledge Agreements" means each of (i) the Pledge Agreements executed and delivered by the Parent and by USCS pursuant to Section 5.1.6, substantially in the form of Exhibit H-1 hereto, as amended, supplemented, restated or otherwise modified from time to time and (ii) the Pledge Agreement dated as of September 13, 2002, executed and delivered by USS, as amended by the Amendment to Pledge Agreement, as amended, supplemented, restated or otherwise modified from time to time.

        "Pro Forma Balance Sheet" is defined in Section 6.5(b).

        "Projections" means the projections of the revenues, expenses and operating costs in respect of the Vessels prepared by Parent, delivered to the Administrative Agent by the Borrowers and a copy of which is attached hereto as Exhibit R.

        "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

17

        "Register" is defined in Section 2.6.

        "Registration Rights Agreement" means that certain Registration Rights Agreement among Parent and its members dated as of May 16, 2003.

        "Reimbursed Capital Expenditure Amounts" is defined in Section 7.2.7(b).

        "Release" means a "release", as such term is defined in CERCLA.

        "Relevant Secured Hedge Obligations" means, with respect to any prepayment (whether voluntary or involuntary) of any Credit Extension to be made on any date, the amount, if any, required to be paid under any Hedge Agreement with a Secured Hedge Counterparty to terminate on such date that portion of the Hedging Obligations which cover a notional amount in excess of 100% of the Term Loans scheduled to be outstanding at any time after the relevant prepayment is made.

        "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

        "Restricted Loss Proceeds Account" is defined in the Cash Collateral Control Agreement.

        "Revolver Lenders" means each Lender having a Revolving Commitment.

        "Revolver Percentage" means, relative to any Revolver Lender at any time, a fraction (expressed as a percentage), the numerator of which is such Revolver Lender's Revolving Commitment at such time, and the denominator of which is the aggregate amount of all Revolving Commitments of all the Revolver Lenders at such time.

        "Revolving Commitment" means, relative to any Revolver Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2 and to issue or participate in Letters of Credit pursuant to Section 2.1.3 in the amount designated as its Revolving Commitment in the relevant Lender Addendum Agreement, Lender Assignment Agreement, or Additional Lender Certificate executed by such Lender, as such amount may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

        "Revolving Commitment Amount" means, on any date, Twenty-five Million Dollars ($25,000,000) as such amount may be reduced from time to time pursuant to Section 2.2 and as such amount may be increased pursuant to Section 2.1.5.

        "Revolving Commitment Termination Date" means the earliest of

          (a)   April 13, 2009;

          (b)   the date on which the Revolving Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2;

          (c)   the date on which any Commitment Termination Event occurs; and

          (d)   the date on which all Term Loans are indefeasibly paid in full.

Upon the occurrence of any event described in clause (b), (c) or (d), the Revolving Commitments shall terminate automatically and without any further action.

        "Revolving Loan" is defined in Section 2.1.2.

18

        "Revolving Note" means a promissory note of the Borrowers payable to any Revolver Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Revolver Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Secured Hedge Counterparties" means each Lender, Affiliate of a Lender or Assignee of a Lender who, in each case, is a counterparty to a Hedge Agreement otherwise permitted under Section 7.2.2.

        "Secured Parties" means each of the Administrative Agent, the Collateral Agent, the Secured Hedge Counterparties, the Letter of Credit Issuer and each Lender, in each case, to the extent of any obligations owing to such Person by any Borrower pursuant to any Transaction Document.

        "Security Agreements" means each of (i) the Security Agreements executed and delivered by the New Borrowers pursuant to Section 5.1.7, substantially in the form of Exhibit I-1 hereto, as amended, supplemented, restated or otherwise modified from time to time and (ii) each of the Security Agreements dated as of September 13, 2002, executed and delivered by the Original Borrowers as amended by the Amendment to Security Agreement, as amended, supplemented, restated or otherwise modified from time to time.

        "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        "Stated Maturity Date" means

          (a)   in the case of any Revolving Loan, April 13, 2009; and

          (b)   in the case of any Term Loan, April 13, 2010.

        "Sterling" means Sterling Investment Partners, L.P.

        "Sterling Advisors" means Sterling Investment Partners Advisors LLC.

        "Subordinated Debt" means all unsecured Indebtedness of any of the Borrowers for money borrowed which is subordinated, upon terms satisfactory to the Administrative Agent and the Majority Lenders, in right of payment to the payment in full in cash of all Obligations.

        "Subordinated Note" means that certain promissory note dated September 13, 2002 executed by the Original Owners payable to the order of Hess in the original principal amount of $29,000,000.

        "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time capital stock or other ownership interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

        "Support Agreement" means that certain Support Agreement dated September 13, 2002 by and between USS Chartering LLC and Hess a copy of which has been delivered to the Administrative Agent.

        "Support Period" means any period occurring prior to the earlier of (i) the date of the termination in full of the Support Agreement in accordance with its terms, and (ii) the first date when all the Vessels initially owned by the Original Owners are subject to Excluded Charters and Investment Grade Charters covering a period for each such Vessel ending on or after September 13, 2007 entered into in compliance with this Agreement who have executed and delivered Third Party Consents.

19

        "Taxes" is defined in Section 4.6.

        "Term Loan" is defined in Section 2.1.1.

        "Term Lender" means each Lender having a Term Percentage.

        "Term Loan Commitment" means, relative to any Term Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.1 in the amount designated as its Term Loan Commitment in the relevant Lender Addendum Agreement, Lender Assignment Agreement or Additional Lender Certificate executed by such Term Lender, as such amount may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

        "Term Loan Commitment Amount" means, on the Closing Date, $202,500,000, and zero thereafter, unless otherwise increased pursuant to Section 2.1.5.

        "Term Note" means a promissory note of the Borrowers payable to any Term Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Term Percentage" means, relative to any Term Lender at any time, a fraction (expressed as a percentage), the numerator of which is such Term Lender's Term Loan Commitment at such time, and the denominator of which is the aggregate amount of all Term Loan Commitments of all the Term Lenders at such time.

        "Third Party Consents" means each of those certain consents and agreements, and acknowledgements thereof, executed and delivered pursuant to Sections 5.1.4 and 5.1.5 substantially in the form of Exhibits K-1, K-2 and K-3 hereto, and consents and agreements in substantially the form of Exhibit K-2 hereto, from time to time delivered to the Collateral Agent covering the ATB Charter, Charters executed as replacement charters pursuant to Section 7.2.12(b)(ii), and certain Excluded Charters, in each case, as amended, supplemented, restated or otherwise modified from time to time.

        "Total Debt Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Pro Forma EBITDA for the period of the four prior Fiscal Quarters of the Parent ending on such date and (ii) lease and rental expense incurred by the Borrowers and their respective Subsidiaries on a consolidated basis for such period to (b) the sum of (i) consolidated Interest Charges incurred during such period and (ii) lease and rental expense incurred during such period.

        "Total Debt Leverage Ratio" means, as of any date of determination, for the Borrowers and their respective Subsidiaries on a consolidated basis, the ratio of (a) consolidated Debt as of such date to (b) Consolidated Pro Forma EBITDA for the twelve-month period ending on the last day of the calculation period.

        "Total Fixed Charge Coverage Ratio" means, as of any date, for the Borrowers and their respective Subsidiaries on a consolidated basis, the ratio for the period of four consecutive Fiscal Quarters of the Parent ending on such date (or if less, the number of full Fiscal Quarters of the Parent elapsed since the Closing Date), of (a) an amount equal to (i) Consolidated Pro Forma EBITDA for the calculation period ending on such date, minus (ii) Capital Expenditures for such calculation period, but excluding Insurance Related Capital Expenditures and all expenditures for the construction of the ATB, to (b) the sum of (i) Interest Charges on all Debt payable during such calculation period (determined with respect to any Subordinated Debt without giving effect to the subordination), plus (ii) all scheduled principal payments required to be made on all Debt during such calculation period (determined with respect to any Subordinated Debt without giving effect to the subordination) plus

20

(iii) cash taxes actually paid or payable by the Borrowers during such period and any Estimated Tax Amount actually paid for such calculation period plus(iv) payments of the Management Fee actually made for such calculation period.

        "Total Prepayment Amount" means, with respect to any prepayment required to be made on any date pursuant to (i) Section 3.1(e), 50% of Net Equity Proceeds not previously applied to prepayments of Loans and Unreimbursed Amounts and cash collateralization of Letters of Credit pursuant to Section 3.1(e), (ii) Section 3.1(f), the positive difference, if any of (i) Net Proceeds in excess of $1,000,000 received by the Borrowers and their Subsidiaries with respect to all Dispositions occurring since the Closing Date and not previously applied to prepayments of Loans and Unreimbursed Amounts and cash collateralization of the Letters of Credit pursuant to Section 3.1(f) minus (ii) Net Proceeds from any Disposition or series of Dispositions the proceeds of which were used within 90 days of the earlier of the receipt of such Net Proceeds or the consummation of such Disposition or series of Dispositions to replace the assets or property that were the subject of such Disposition or series of Dispositions, (iii) Section 3.1(g), the positive difference, if any, of (i) any insurance proceeds received by a Borrower in connection with a Loss Event with respect to a Vessel minus (ii) the amount of such proceeds applied or permitted to be applied by such Borrower to pay the cost of restoration or repair of such Vessel in accordance with Section 3(h) of the Cash Collateral Control Agreement, and (iv) Section 3.1(h).

        "Transaction Document" means each Loan Document, the Acquisition Agreement, the Support Agreement, each Charter, the Third Party Consents, the Management Agreement, the USS Chartering Leases, the Chemical Chartering Leases, the Hedge Agreements, the ATB Construction Contract and each other document, agreement or instrument delivered in connection with this Agreement or the Acquisition Agreement.

        "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

        "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

        "Unreimbursed Amount" is defined in Section 2.5.2.

        "USCS" is defined in the preamble.

        "USS" is defined in the preamble.

        "USS Chartering Lease" means each of those certain bareboat charter agreements dated September 13, 2002 entered into by USS Chartering LLC with each of the Original Owners whereby USS Chartering LLC agrees to charter certain vessels.

        "Vessel Acquisition" means the direct or indirect acquisition by any Borrower or Subsidiary of any Borrower of any vessel, including the acquisition of any Person owning one or more vessels, in which such vessel has been operating for at least six months prior to the vessel's acquisition by Borrower, including, without limitation, the M/V Charleston and S.S. Chemical Pioneer (and, for clarity, excluding the ATB).

        "Vessels" means each of (i) the vessels more specifically described in Schedule II hereto (ii) the ATB upon its certification, registration and delivery to the Borrowers, and (iii) any vessel for which a Mortgage is delivered pursuant to Section 7.1.8.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        SECTION 1.2.    Use of Defined Terms.    Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion

21

Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION 1.3.    Cross-References.    Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION 1.4.    Accounting and Financial Determinations.    Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES

        SECTION 2.1.    Commitments.    On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans and Letter of Credit Loans pursuant to the Commitments described in this Section 2.1.

          SECTION 2.1.1.    Term Loan Commitment.    On the Closing Date, each Term Lender will make one Loan (relative to such Term Lender, its "Term Loan") to the Borrowers equal to such Term Lender's Term Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrowers to be made on such day which Term Loans will to the extent of $94,000,000 in the aggregate be a restructuring, rearranging, renewal, extension and continuation of the Term Loans (under and as defined in the Existing Credit Facility). No amounts paid or prepaid with respect to Term Loans may be reborrowed.

          SECTION 2.1.2.    Revolving Commitment.    From time to time on any Business Day occurring prior to the Revolving Commitment Termination Date, each Revolver Lender will make Loans (relative to such Revolver Lender, its "Revolving Loans") to the Borrowers equal to such Revolver Lender's Revolver Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrowers to be made on such day; provided that on the Closing Date, the Borrowers may borrow pursuant to this Section 2.1.2 an amount less than or equal to the amount of the Revolving Loans (under and as defined in the Existing Credit Facility) outstanding under the Existing Credit Facility on the Closing Date, which Revolving Loans hereunder shall constitute a restructuring, rearranging, renewal, extension and continuation of the Revolving Loans (under and as defined in the Existing Credit Facility). On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans.

          SECTION 2.1.3.    Letter of Credit Commitment.    The Letter of Credit Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.1.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Commitment Termination Date, to issue Letters of Credit for the joint and several account of the Borrowers and to amend Letters of Credit previously issued by it (including Letters of Credit issued under the Existing Credit Facility), in accordance with Section 2.3.2, and (2) to honor drafts under the Letters of Credit pursuant to the terms of the Letters of Credit. The Revolver Lenders severally hereby agree to participate in Letters of Credit issued hereunder (including any Letters of Credit issued under the Existing Credit Facility and outstanding on the Closing Date); provided that the Letter of Credit Issuer shall not be obligated to make any Credit Extension with respect

22

  to any Letter of Credit, and no Revolver Lender shall be obligated to participate in, any Credit Extension with respect to a Letter of Credit if as of the date of such Credit Extension, (x) the aggregate outstanding amount of all Letter of Credit Obligations and all Revolving Loans would exceed the Revolving Commitments, (y) the aggregate outstanding amount of the Revolving Loans of any Revolver Lender, plus such Revolver Lender's Revolver Percentage of the aggregate outstanding amount of all Letter of Credit Obligations would exceed such Revolver Lender's Revolver Percentage of the Revolving Commitments, or (z) the aggregate outstanding amount of all Letter of Credit Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit issued under the Existing Credit Facility and outstanding on the Closing Date shall be deemed to be a Letter of Credit issued hereunder.

          SECTION 2.1.4.    Lenders Not Permitted or Required To Make Loans or Letter of Credit Extensions.    No Lender shall be permitted or required:

            (a)   to make a Term Loan if, after giving effect thereto, the aggregate original principal amount of all Term Loans

                (i)  of all Term Lenders would exceed the Term Loan Commitment Amount, or

               (ii)  of such Term Lender would exceed such Term Lender's Term Percentage of the Term Loan Commitment Amount; or

23

            (b)   to make any Revolving Loan or to make or participate in a Credit Extension relating to a Letter of Credit if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Obligations

                (i)  of all Revolver Lenders would exceed the Revolving Commitment Amount, or

               (ii)  of such Revolver Lender would exceed such Revolver Lender's Revolver Percentage of the Revolving Commitment Amount; or

            (c)   make any Credit Extension with respect to any Letter of Credit if

                (i)  any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from making such Credit Extension, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Letter of Credit Issuer in good faith deems material to it;

               (ii)  the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance unless such Letter of Credit has been extended in accordance with its terms and the terms of this Agreement;

              (iii)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Commitment Termination Date;

              (iv)  the making of such Credit Extension would violate one or more policies of the Letter of Credit Issuer; or

               (v)  such Letter of Credit is denominated in a currency other than Dollars.

          SECTION 2.1.5.    Increase in Commitments.    On or before April 13, 2006, so long as (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the proceeds of any Credit Extensions utilizing such increased Commitments are used to construct or acquire new articulated tug-barge vessels (including the ATB), (iii) each Lender shall have been offered a pro rata share of such proposed increase, and (iv) on the effective date of such increase, no LIBO Rate Loans shall be outstanding (or if any LIBO Rate Loans are outstanding, the effective date of such increase shall be the last day of the Interest Period in respect of such LIBO Rate Loans), Borrowers may increase the Term Loan Commitment Amount or the Revolving Commitment Amount, or both (such increase herein the "Greenshoe Increase"), at the Arranger's and the Borrowers' mutual discretion, in an aggregate amount for all such increases of up to $90,000,000. Each Lender shall have the option, but no Lender shall have any obligation, to increase its Commitment hereunder in connection with any such increase. In the event that it is necessary to increase the Applicable Margin in respect of such Greenshoe Increase (herein the "Greenshoe Margin") such that the Applicable Margin on Term Loans would be less than such increased Applicable Margin on the Greenshoe Increase, then the Applicable Margin in respect of the Term Loan shall automatically be deemed increased to the Greenshoe Margin. In the event that any fee (including any upfront fee, or signing fee or any discount to par value) payable to any Lender making a new Commitment or increasing its Commitment as part of the Greenshoe Increase (herein a "Greenshoe Increasing Lender") exceeds 25 basis points on such Lender's share of such

24

  Greenshoe Increase, then the Borrowers shall pay to each of the Lenders holding a Term Loan Commitment which are not Greenshoe Increasing Lenders an amount equal to the product of (x) such Lender's Term Loan Commitment Amount times (y) the number of basis points by which such fee payable to such Greenshoe Increasing Lenders exceeds 25 basis points (the "Increased Fee"). Such Increased Fee shall be paid upon the effectiveness of such Greenshoe Increase.

        If the Borrowers desire to effect a Greenshoe Increase, the Borrower and the financial institution(s) that the Borrowers propose to become a Lender hereunder, and, if applicable, the existing Lender(s) that the Borrowers propose to increase their existing Commitments shall (subject at all times to the consent of each such financial institution or each such existing Lender, as applicable) execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit N hereto (an "Additional Lender Certificate"). Upon receipt of such Additional Lender Certificate (1) any such additional Lender shall be deemed to be a party in all respect to this Agreement and the other Loan Documents as of the effective date set forth in such Additional Lender Certificate and (2) upon the effective date set forth in such Additional Lender Certificate, any such Lender party to the Additional Lender Certificate shall purchase a pro rata portion of the outstanding Loans (and participation interests in the Letters of Credit) of each of the current Lenders such that the Lenders (including any additional Lender, if applicable) shall hold their Percentage of the outstanding Loans (and participation interests).

        SECTION 2.2.    Reduction of the Commitments.

          SECTION 2.2.1.    Optional Reduction of Revolving Commitment Amounts.    The Borrowers may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of the Revolving Commitment Amount to an amount not less than the outstanding amount of all Revolving Loans and all Letter of Credit Obligations; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and the Letter of Credit Issuer and be permanent, and any partial reduction of the Revolving Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. Any reduction of the Revolving Commitment shall be applied to the Revolving Commitment of each Revolver Lender according to its Revolver Percentage. All commitment fees accrued until the effective date of any reduction of the Revolving Commitments shall be paid on the effective date of such reduction

          SECTION 2.2.2.    Mandatory Reduction of the Revolving Commitments.    The Revolving Commitments shall be mandatorily and automatically reduced on the dates and in the amounts described in Section 3.1. Any such reduction of the Revolving Commitment shall be applied to the Revolving Commitment of each Revolver Lender according to its Revolver Percentage. All commitment fees accrued until the effective date of any reduction of the Revolving Commitments shall be paid on the effective date of such reduction.

        SECTION 2.3.    Borrowing Procedure.

          SECTION 2.3.1.    Procedure for Loans.    By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably request, that a Borrowing be made (i) in the case of Base Rate Loans, on the same Business Day, in a minimum amount of $250,000 and an integral multiple of $100,000, or in the unused amount of the applicable Commitment, and (ii) in the case of LIBO Rate Loans, on not less than three nor more than five Business Days' notice, in a minimum amount of $1,000,000 and an integral multiple of $100,000, or in the unused amount of the applicable Commitment; provided, however, that all Term Loans made on the Closing Date shall be made as Base Rate Loans and may not be converted to LIBO Rate Loans pursuant to Section 2.4 until after five (5) Business Days after the Closing Date. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall

25

  be made on the Business Day specified in such Borrowing Request. On or before 3:00 p.m. (New York time) on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Revolver Percentage (if any) in the case of Revolving Loans or such Lender's Term Percentage (if any) in the case of Term Loans of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrowers by wire transfer to the accounts the Borrowers shall have specified in their Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION 2.3.2.    Procedures for Making of Letter of Credit Extensions.    (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the Letter of Credit Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Confirmation, appropriately completed and signed by an Authorized Officer of any of the Borrowers. Such Letter of Credit Confirmation must be received by the Letter of Credit Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least five Business Days (or such later date and time as the Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Confirmation shall specify in form and detail satisfactory to the Letter of Credit Issuer: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Confirmation shall specify in form and detail satisfactory to the Letter of Credit Issuer (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Letter of Credit Issuer may require. Each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a participation in each Letter of Credit and each Credit Extension relating to a Letter of Credit in an amount equal to the product of such Revolver Lender's Revolver Percentage times the amount of such Letter of Credit.

        SECTION 2.4.    Continuation and Conversion Elections.    By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrowers may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans after any Default has occurred and is continuing, and (iii) each conversion of a Base Rate Loan into a LIBO Rate Loan must be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000.

26

        SECTION 2.5.    Funding.

          SECTION 2.5.1.    Funding of Loans.    Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

          SECTION 2.5.2.    Drawings and Reimbursements; Funding of Participations.

            (a)   Upon any drawing under any Letter of Credit, the Letter of Credit Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 3:00 p.m., New York time, on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, a "Draw Date"), the Borrowers shall reimburse the Letter of Credit Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the Letter of Credit Issuer by such time, the Administrative Agent shall promptly notify each Revolver Lender of the Draw Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Revolver Lender's Revolver Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans pursuant to the Revolving Commitments to be disbursed on the Draw Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.3.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 5.2. Any notice given by the Letter of Credit Issuer or the Administrative Agent pursuant to this Section 2.5.2 (a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (b)   Each Revolver Lender (including the Revolver Lender acting as Letter of Credit Issuer) shall upon any notice pursuant to Section 2.5.2 deposit same day funds with the Administrative Agent for the account of the Letter of Credit Issuer in an amount equal to its Revolver Percentage of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.5.2(c), each Revolver Lender that so makes funds available shall be deemed to have made a Base Rate Loan pursuant to its Revolving Commitment to the Borrowers in such amount. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Revolver Lenders. To the extent funds are received by the Administrative Agent from the Revolver Lenders, the Administrative Agent shall remit the funds so received to the Letter of Credit Issuer. No Revolver Lender's obligation to fund any participation in a Letter of Credit shall be affected by any other Revolver Lender's failure to fund its participation in any Letter of Credit.

            (c)   With respect to any Unreimbursed Amount that is not fully refinanced by Base Rate Loans because the conditions set forth in Section 5.2 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the Letter of Credit Issuer a Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Alternate Base Rate plus the Applicable Margin

27

    for Base Rate Loans plus 2% per annum. In such event, each Revolver Lender's payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.5.2(b) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Revolving Loan from such Revolver Lender in satisfaction of its participation obligation under Section 2.1.3 payable on demand.

            (d)   Until each Revolver Lender funds its Revolving Loan pursuant to this Section 2.5.2 to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolver Lender's Revolver Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.

            (e)   Each Revolver Lender's obligation to make Revolving Loans to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.5.2, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolver Lender may have against the Letter of Credit Issuer, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the joint and several obligation of the Borrowers to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

            (f)    If any Revolver Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Revolver Lender pursuant to the foregoing provisions of this Section 2.5.2 by the time specified in Section 2.5.2(b) whether or not the requirements of Section 5.2 shall have been satisfied, the Letter of Credit Issuer shall be entitled to recover from such Revolver Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Base Rate Loans. A certificate of the Letter of Credit Issuer submitted to any Revolver Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

            (g)   At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Revolver Lender such Revolver Lender's Revolving Loan in respect of such payment in accordance with Section 2.5.2, if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment related to such Letter of Credit (whether directly from any of the Borrowers or otherwise, including proceeds of cash collateral posted to secure the Letters of Credit applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolver Lender its Revolver Percentage thereof in the same funds as those received by the Administrative Agent.

            (h)   If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.5.2(a) is required to be returned, each Revolver Lender shall pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolver Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolver Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          SECTION 2.5.3.    Obligations Absolute.    The obligation of the Borrowers to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit, and to repay each Letter of

28

  Credit Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

              (i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

             (ii)  the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv)  any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States of America, or under any other liquidation, conservatorship, bankruptcy, receivership, assignment for the benefit of creditors, rearrangement, moratorium, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; or

             (v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.

          SECTION 2.5.4.    Role of Letter of Credit Issuer.    Each Revolver Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the Letter of Credit Issuer nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer shall be liable to any Revolver Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolver Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Confirmation. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent, the Letter of Credit Issuer nor any of their respective Affiliates, nor any of the respective correspondents, participants or assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.5.3; provided, however, that anything in such clauses to the contrary

29

  notwithstanding, the Borrowers may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Letter of Credit Issuer's willful misconduct or gross negligence or the Letter of Credit Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          SECTION 2.5.5.    Cash Collateral.    Upon the request of the Administrative Agent or the Letter of Credit Issuer or the Majority Lenders if, as of the Letter of Credit Commitment Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Letter of Credit Issuer and the Revolver Lenders, as collateral for the aggregate undrawn face amount of all outstanding Letters of Credit, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Letter of Credit Issuer (which documents are hereby consented to by the Lenders), in an amount equal to such aggregate undrawn amount. The Borrowers hereby grant the Collateral Agent, for the benefit of the Letter of Credit Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, deposit accounts at the Collateral Agent or other institutions satisfactory to it.

          SECTION 2.5.6.    Applicability of ISP98 and UCP.    Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Letter of Credit.

          SECTION 2.5.7.    Conflict with Letter of Credit Confirmation.    In the event of any conflict between the terms hereof and the terms of any Letter of Credit Confirmation, the terms hereof shall control.

        SECTION 2.6.    Notes.    If requested by the relevant Revolver Lender, each Revolver Lender's Revolving Loans under the Revolving Commitment shall be evidenced by Revolving Notes executed by each Borrower, each such Note being payable to the order of such Revolver Lender in a maximum principal amount equal to such Revolver Lender's Revolver Percentage of the original applicable Revolving Commitment Amount. If requested by the relevant Term Lender, each Term Lender's Term Loans under the Term Commitment shall be evidenced by Term Notes executed by each Borrower, each such Term Note being payable to the order of such Term Lender in a maximum principal amount equal to such Term Lender's Term Percentage of the original applicable Term Loan Amount. Whether or not a Loan is evidenced by a Note, the Borrowers hereby irrevocably designate the Administrative Agent to serve as their agent, solely for the purposes of this section, to maintain a register (the "Register") on which the Administrative Agent will record the name and address of each Lender, and the Commitments and Loans and each repayment in respect of the principal amount of the Loans of

30

each Lender from time to time. No payment with respect to the outstanding principal and interest applicable for each of the Loans shall be made to any Person other than the Person identified in such Register as the Lender with respect to such Loan. Failure to make any such recordation or any errors in such recordation shall not limit or otherwise affect the Borrowers' obligations in respect of such Loans or otherwise limit or affect any Obligations of any of the Borrowers. The entries in the Register shall be conclusive and binding on the Borrowers absent manifest error. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid) or on such Lender's records, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any of the Borrowers.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        SECTION 3.1.    Repayments and Prepayments.    The Borrowers shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrowers

          (a)   may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

              (i)  any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

             (ii)  no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

            (iii)  all such voluntary prepayments shall require at least one Business Day notice in the case of Base Rate Loans and three Business Days notice in the case of LIBO Rate Loans but in either case no more than five Business Days' prior written notice to the Administrative Agent; and

            (iv)  all such voluntary partial prepayments shall be in an aggregate minimum amount of $300,000 and an integral multiple of $100,000;

          (b)   shall, on each date when any reduction in the Revolving Commitment Amount shall become effective, including pursuant to Section 2.2, first make a mandatory prepayment of all Revolving Loans and any Unreimbursed Amounts and then cash collateralize any other Letter of Credit Obligations in an aggregate amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans and Letter of Credit Obligations over the Revolving Commitment Amount as so reduced; and

31

          (c)   shall, on each Quarterly Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term Loans in the amount shown below opposite such Quarterly Payment Date:

Date	Amount
June 30, 2004	$4,375,000
September 30, 2004	$4,375,000
December 31, 2004	$4,375,000
March 31, 2005	$4,375,000
June 30, 2005	$4,375,000
September 30, 2005	$4,375,000
December 31, 2005	$4,375,000
March 31, 2006	$4,375,000
June 30, 2006	$5,000,000
September 30, 2006	$5,000,000
December 31, 2006	$5,000,000
March 31, 2007	$5,000,000
June 30, 2007	$5,625,000
September 30, 2007	$5,625,000
December 31, 2007	$5,625,000
March 31, 2008	$5,625,000
June 30, 2008	$5,937,500
September 30, 2008	$5,937,500
December 31, 2008	$5,937,500
March 31, 2009	$5,937,500
June 30, 2009	$25,312,500
September 30, 2009	$25,312,500
December 31, 2009	$25,312,500
March 31, 2010	$25,312,500

          (d)   on each Annual Payment Date, the Borrowers shall prepay the Term Loans in an aggregate amount equal to 50% of the Excess Cash Flow for the relevant calculation period which ends on the December 31st immediately preceding such Annual Payment Date;

          (e)   shall, concurrently with the receipt of any Net Equity Proceeds after the Closing Date, first, make a mandatory prepayment of the Term Loans until the Term Loans are paid in full, and then permanently reduce the Revolving Commitment by the amount of any excess not needed to prepay the Term Loans in full and use such excess to first prepay the Revolving Loans then outstanding and then cash collateralize the Letters of Credit then outstanding, in each case in an amount equal to the Credit Facility Pro Rata Share of 50% of all such Net Equity Proceeds;

32

          (f)    shall, concurrently with the receipt of proceeds from any Disposition but excluding, as long as no Event of Default shall have occurred and be continuing, Net Proceeds from any Disposition or series of Dispositions the proceeds of which are used within 90 days of the earlier of the receipt of the relevant Net Proceeds or the consummation of each such Disposition to replace the assets or property that were the subject of the Disposition, and provided that no such prepayment shall be required pursuant to this clause (f) unless the aggregate amount of such Net Proceeds received by the Borrowers and their Subsidiaries with respect to all Dispositions occurring since the Closing Date and not previously applied to prepayment of the Loans and Unreimbursed Amounts and cash collateralization of the Letters of Credit is at least $1,000,000, first make a mandatory prepayment of the Term Loans until the Term Loans are paid in full, and then permanently reduce the Revolving Commitment by the amount of any excess not needed to prepay the Term Loans in full and use such excess to first prepay the Revolving Loans then outstanding, and then cash collateralize the Letters of Credit then outstanding in an amount equal to the Credit Facility Pro Rata Share of any such Net Proceeds;

          (g)   shall, upon receipt of insurance proceeds received in connection with a Loss Event and all other insurance proceeds that are not applied or permitted to be applied to pay the cost of restoration or repair in accordance with Section 3(h) of the Cash Collateral Control Agreement, first make mandatory prepayment of the Term Loans in an aggregate amount equal to the Credit Facility Pro Rata Share of 100% of all such insurance proceeds until the Term Loans are paid in full and then permanently reduce the Revolving Commitment by the amount of any excess insurance proceeds not needed to prepay such Term Loans in full and use such excess to first prepay the Revolving Loans then outstanding, and then cash collateralize the Letters of Credit then outstanding in an amount equal to any such insurance proceeds remaining after the prepayment in full of the Loans;

          (h)   shall, upon receipt of proceeds received in connection with the incurrence of any Indebtedness not otherwise permitted in accordance with Section 7.2.2, first make mandatory prepayment of the Term Loans in an aggregate amount equal to the Credit Facility Pro Rata Share of 100% of all such proceeds until the Term Loans are paid in full and then permanently reduce the Revolving Commitment by the amount of any excess insurance proceeds not needed to prepay such Term Loans in full and, use such excess to first prepay the Revolving Loans then outstanding, and then cash collateralize the Letters of Credit then outstanding in an amount equal to any such proceeds remaining after the prepayment in full of the Loans;

          (i)    shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, all Unreimbursed Amounts and cash collateralize all Letters of Credit, unless, pursuant to Section 8.3, only a portion of all Loans and Letter of Credit Obligations is so accelerated, in which case only the amount accelerated shall be so prepaid or cash collateralized, as the case may be; and

          (j)    shall, upon the failure of USCS Charleston LLC or another Borrower to accept delivery of the M/V Charleston pursuant to the Acquisition Agreement on or before May 15, 2004, make a mandatory prepayment of the Term Loans on May 17, 2004 in an aggregate amount equal to $34,000,000.

Each voluntary prepayment of Term Loans made pursuant to clause (a), and each mandatory prepayment of Term Loans made pursuant to clause (d) or clause (e) shall be applied, (i) to the extent of such prepayment, pro rata to and in accordance with the remaining scheduled repayments of Term Loans set forth in clause (c), and (ii) first to Base Rate Loans and second to LIBO Rate Loans; provided, however, Borrower may make one or more voluntary prepayments of Term Loans pursuant to clause (a), including a prepayment made in connection with Section 7.2.6(a), totaling no more than $7,500,000 in the aggregate, which shall be applied in the manner as set forth by the Borrower in the

33

notice delivered to the Administrative Agent pursuant to sub-clause (a)(iii) hereof, including, without limitation, application against the next regularly scheduled payment(s) due pursuant to clause (c) of this Section 3.1. Each mandatory prepayment of Term Loans made pursuant to clause (f), clause (g), clause (h) or clause (j) shall be applied pro rata to the prepayment of the scheduled repayments of the Term Loans set forth in clause (c). Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Commitment Amount.

        SECTION 3.2.    Interest Provisions.    Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

          SECTION 3.2.1.    Rates.    Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a)   on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

            (b)   on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

        The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate (Reserve Adjusted)	=	LIBO Rate 1.00 - LIBOR Reserve Percentage

        The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from CIBC, two Business Days before the first day of such Interest Period.

        "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of the relevant Interest Period for a term comparable to such Interest Period; (b) if for any reason such foregoing rate is not available, the rate per annum appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on Reuters Screen LIBO page, the applicable rate shall be the arithmetic mean of all such rates; and (c) if neither the Telerate Page 3750 nor the Reuters Screen LIBO page rate is available, the interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the Loan of the Administrative Agent comprising part of such Loan and for a period equal to such Interest Period.

        "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any

34

transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

        All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

          SECTION 3.2.2.    Default Rates of Interest.    Upon the occurrence and continuance of any Event of Default, the Borrowers shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on the Loans and all Unreimbursed Amounts and on any other monetary Obligations of the Borrowers at a rate per annum equal to the Alternate Base Rate plus a margin of 2% over the Applicable Margin for Base Rate Loans; provided that in the case of any LIBO Rate Loan outstanding upon the occurrence and during the continuance of an Event of Default, such LIBO Rate Loan shall bear interest at a rate equal to the LIBO Rate then in effect plus the Applicable Margin plus 2% per annum until the last day of the then current Interest Period.

          SECTION 3.2.3.    Payment Dates.    Interest accrued on each Loan shall be payable, without duplication:

            (a)   on the Stated Maturity Date therefor;

            (b)   on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

            (c)   with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date hereof;

            (d)   with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

            (e)   with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f)    on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 3.3.    Fees.    The Borrowers hereby agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

          SECTION 3.3.1.    Revolving Commitment Fee.    The Borrowers hereby agree to pay to the Administrative Agent for the account of each Revolver Lender, for the period (including any portion thereof when any of its Revolving Commitments are suspended by reason of such Borrowers' inability to satisfy any condition of Article V) commencing on the date hereof and continuing through the final Commitment Termination Date, a commitment fee at the Commitment Fee Rate on such Revolver Lender's Revolver Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount. Such commitment fees shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the date hereof, and on each Commitment Termination Date.

35

          SECTION 3.3.2.    Letter of Credit Standby Fee Payable to Revolver Lenders.    The Borrowers agree to pay a fee to the Administrative Agent for the account of the Revolver Lenders (including the Letter of Credit Issuer), to be distributed ratably (in accordance with their respective Percentages), for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (and including) the date upon which such Letter of Credit expires or terminates in accordance with its terms, at a per annum rate equal to the Letter of Credit Fee Rate times the average daily undrawn face amount of such Letter of Credit. Such fee shall be payable on each Quarterly Payment Date, with the first such payment to be made on the first Quarterly Payment Date following the issuance of such Letter of Credit, and on the Letter of Credit Commitment Termination Date.

          SECTION 3.3.3.    Letter of Credit Fronting Fee Payable to the Letter of Credit Issuer.    The Borrowers hereby agree to pay to the Letter of Credit Issuer for its own account a fronting fee for each Letter of Credit at a per annum rate equal to one-fourth of one percent (1/4 of 1%) of the average daily undrawn face amount of such Letter of Credit. Such fee shall be payable on each Quarterly Payment Date, with the first such payment to be made on the first Quarterly Payment Date following the issuance of such Letter of Credit, and on the Letter of Credit Commitment Termination Date. In addition, the Borrowers shall pay directly to the Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

          SECTION 3.3.4.    Arranger's and Administrative Agent's Fee.    To the Administrative Agent and the Arranger for their own account, the fees in the amounts and on the dates specified in the letter agreement dated March 15, 2004, among the Arranger, the Parent and Sterling, as amended, supplemented, restated or otherwise modified from time to time (the "Administrative Agent's Fee Letter and Arranger's Fee Letter").

          SECTION 3.3.5.    Collateral Agent's Fee.    To the Collateral Agent for its own account, the fees in the amounts and on the dates specified in the letter agreement of even date herewith, among the Borrowers and the Collateral Agent, as amended, supplemented, restated or otherwise modified from time to time (the "Collateral Agent's Fee Letter").

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

        SECTION 4.1.    Fixed Rate Lending Unlawful.    If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

        SECTION 4.2.    Deposits Unavailable.    If the Administrative Agent shall have determined that by reason of circumstances affecting the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall

36

forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

        SECTION 4.3.    Increased LIBO Rate Loan Costs, etc.    Each of the Borrowers agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

        SECTION 4.4.    Funding Losses.    In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a)   any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b)   any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

          (c)   any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within five days of their receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

        SECTION 4.5.    Increased Capital Costs.    If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or Letter of Credit Issuer or any Person controlling such Lender or Letter of Credit Issuer, and such Lender or Letter of Credit Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, its issuance or maintenance of a Letter of Credit or its participation in a Letter of Credit, or the Loans made by such Lender or Letter of Credit Issuer is reduced to a level below that which such Lender or Letter of Credit Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Letter of Credit Issuer to the Borrowers, the Borrowers shall immediately pay directly to such Lender or Letter of Credit Issuer additional amounts sufficient to compensate such Lender, such Letter of Credit Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Letter of Credit Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or Letter of Credit Issuer may use

37

any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

        SECTION 4.6.    Taxes.    (a) All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority (except as permitted by clause (d) of this Section 4.6), but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

            (i)  pay directly to the relevant authority the full amount required to be so withheld or deducted;

           (ii)  promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          (iii)  pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

          (b)   If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

          (c)   Each Lender that is organized under the laws of a jurisdiction other than the United States (a "Non-U.S. Lender") shall so notify the Borrowers and shall also promptly notify the Borrowers of any change in its LIBO Office and shall in each case, prior to the due date of any payments hereunder, execute and deliver to each of the Borrowers and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as such Borrowers or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI and W-8BEN (or any successor form or documents), appropriately completed, as may be applicable, establishing that a payment to such Lender is fully exempt from withholding or deduction of Taxes, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit Q and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-US Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the Notes.

38

          (d)   The Borrowers shall not be required to pay any additional amounts to any Lender in respect of the United States withholding tax pursuant to this Section 4.6 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of clause (c) above for any reason, other than a change in treaty, law or regulation after the date hereof (or, in the case of an Assignee Lender, after the date of assignment or transfer) which prevents such Lender from qualifying for a total exemption from United States withholding; provided, that if a Lender (i) is unable to provide the Borrowers a form otherwise required to be delivered pursuant to clause (c) above or (ii) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by the Borrowers hereunder, the Borrowers may, at their option, as long as no Event of Default exists, either (A) replace such Lender with another financial institution reasonably acceptable to the Administrative Agent and, if applicable, the Letter of Credit Issuer, to be sought, nominated and designated by the Borrowers pursuant to a Lender Assignment Agreement entered into by such financial institution and the relevant affected Lender in accordance with Section 10.11.1 or (B) continue to make payments to such Lender under the terms of this Agreement and the applicable Note, which payments shall be made in accordance with clause (a) above. If the Borrowers exercise their option under subparagraph (B) of this clause (d) the relevant Lender agrees to comply with clause (e) of this Section.

          (e)   Any Lender claiming any additional amounts payable pursuant to this Section 4.6 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its LIBO Office or Domestic Office, as applicable, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and so long as such efforts or changes would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

        SECTION 4.7.    Payments, Computations, etc.    Unless otherwise expressly provided, all payments by the Borrowers pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION 4.8.    Sharing of Payments.    If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender,

39

the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a)   the amount of such selling Lender's required repayment to the purchasing Lender to

          (b)   the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

        SECTION 4.9.    Setoff.    Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Borrower or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify each of the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

        SECTION 4.10.    Use of Proceeds.    The Borrowers shall apply the proceeds of each Borrowing (i) which is a Revolving Loan or a Letter of Credit for general corporate purposes, including working capital, permitted acquisitions, permitted Capital Expenditures and permitted investments or (ii) which is a Term Loan for the refinancing of $135,600,000 of Existing Indebtedness, for the payment of a dividend by Parent of a distribution of not in excess of $15,000,000, to the extent of $10,900,000 for working capital, for the payment of transaction fees and expenses not in excess of $7,000,000, for the acquisition by Charleston of the M/V Charleston from SeaRiver Maritime, Inc. for $34,000,000 pursuant to the Acquisition Agreement (which such amount includes $1,000,000 for improvements to be made to the M/V Charleston after the Acquisition Date) and for the financing of a portion of the construction costs of the ATB. Without limiting the foregoing, no proceeds of any Credit Extension will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

40

ARTICLE V

CONDITIONS TO BORROWING

        SECTION 5.1.    Initial Borrowing.    The obligations of the Lenders to fund the initial Borrowing and make the Term Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

          SECTION 5.1.1.    Resolutions, etc.    The Administrative Agent shall have received from each of the Borrowers a certificate, dated the date of the initial Borrowing, of their respective Secretary or Assistant Secretary as to

            (a)   resolutions of their respective board of directors, board of managers (or equivalent body) then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Transaction Document to be executed by such Borrower; and

            (b)   the incumbency and signatures of those of their respective officers authorized to act with respect to each Transaction Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of each Borrower canceling or amending such prior certificate.

          SECTION 5.1.2.    Delivery of Notes.    To the extent required by a Lender, the Administrative Agent shall have received, for the account of such Lender, a Note payable to the order of such Lender duly executed and delivered by the Borrowers.

          SECTION 5.1.3.    Third Party Consent Related to Acquisition Agreement.    The Administrative Agent shall have received a consent and agreement to the assignment and creation of a security interest in the Acquisition Agreement by Chemical Chartering and the other Borrowers to the Collateral Agent for the benefit of the Secured Parties in substantially the form of Exhibit J hereto duly executed and delivered by SeaRiver Maritime, Inc.

          SECTION 5.1.4.    Third Party Consents Related to Charters.    The Administrative Agent shall have received (a) consents and agreements in substantially the form of Exhibit K-2 hereto duly executed and delivered by each charterer under each Existing Charter in effect on the Closing Date from whom the Administrative Agent did not receive a similar consent pursuant to Existing Credit Facility; provided, however, that the Borrowers must deliver such consent and agreement for the charter identified in clause (ix) in the definition of Existing Charters on or before the Acquisition Date; and (b) an acknowledgment of consent and agreement in substantially the form of Exhibit K-3 hereto duly executed and delivered by each charterer under each Existing Charter in effect on the Closing Date who has previously delivered a consent pursuant to the Existing Credit Facility; provided, however, that the Borrowers must deliver such acknowledgment of consent and agreement for those charters identified in clauses (i) and (ii) in the definition of Existing Charters within sixty days following the Closing Date; and provided further that the acknowledgement of the consent and agreement from Hess for the Charter covering the Vessel known as the New York shall be in substantially the form of Exhibit K-1.

          SECTION 5.1.5.    Support Agreement.    The Administrative Agent shall have received a written confirmation from Hess of the continued effectiveness of the Support Agreement duly executed by Hess and acknowledged by the Borrowers together with a consent and agreement in substantially the form of Exhibit K-1, hereto duly executed and delivered by Hess and the Borrowers.

          SECTION 5.1.6.    Pledge Agreement.    The Administrative Agent shall have received executed counterparts of (i) the Pledge Agreements, dated as of the date hereof, duly executed by the Parent and by USCS, and (ii) an Amendment to Pledge Agreement dated as of the date hereof,

41

  duly executed by United States Shipping LLC, together with the certificates, evidencing all of the issued and outstanding membership interest pledged pursuant to Pledge Agreements, which certificates shall in each case be accompanied by undated powers duly executed in blank, or, if any securities pledged pursuant to a Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Section 9-106 of the Uniform Commercial Code, as in effect in the State of New York.

          SECTION 5.1.7.    Cash Collateral Control Agreement; Security Agreements.    The Administrative Agent shall have received executed counterparts of the Amendment to the Cash Collateral Control Agreement and in the case of New Borrowers, Security Agreements, and in the case of Original Borrowers, Amendments to Security Agreements, each dated as of the date hereof and duly executed by each relevant Borrower, together with

            (a)   acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1 in the case of New Borrowers), dated a date reasonably near to the date of the initial Borrowing, or such other evidence of filing as may be acceptable to the Administrative Agent, naming the Borrowers as the debtors and the Collateral Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Collateral Agent pursuant to the Security Agreements;

            (b)   executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreements previously granted by any Person, including any tangible or intangible property to be acquired pursuant to the Acquisition; and

            (c)   certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrowers (under their respective present name and any previous names) as the debtors and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above in the case of the Borrowers, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreements) including any tangible or intangible property to be acquired pursuant to the Acquisition unless a termination statement relating thereto or other release of Lien acceptable to the Administrative Agent shall have been executed and delivered to the Administrative Agent.

          SECTION 5.1.8.    Mortgages.    The Administrative Agent shall have received counterparts of the Mortgages from Chemical Pioneer and First Amendments to Mortgages from each Original Owner, dated as of the date hereof, duly executed by the relevant Borrower, covering each Vessel described in Schedule II, other than the M/V Charleston, together with

            (a)   evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Mortgages or First Amendments to Mortgages, as the case may be, as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create and maintain a valid, perfected first priority Lien against the Vessels;

42

            (b)   the Administrative Agent shall have received the report of the Borrowers' marine insurance broker required pursuant to Article 1, Section 11 of the Mortgages, together with such evidence of insurance as is required by Article 1, Section 11 of the Mortgages and such other evidence of the maintenance of the insurance required by Article 1, Section 11 of the Mortgages as the Administrative Agent shall reasonably request; and

            (c)   such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

          SECTION 5.1.9.    Opinions of Counsel.    The Administrative Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Administrative Agent and all Lenders, from Fulbright & Jaworski, LLP, counsel to the Borrowers, substantially in the form of Exhibit F-1 hereto.

          SECTION 5.1.10.    Closing Fees, Expenses, etc.    The Arranger and the Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

          SECTION 5.1.11.    Releases and Terminations Relating to Subordinated Note and Other Debt.    The Administrative Agent shall have received (a) evidence that the Subordinated Note, Chemical Note and all other obligations of the Borrowers in respect of borrowed money (other than under the Existing Credit Facility and other than as permitted by Section 7.2.2(b)) shall be paid in full concurrently herewith (including, to the extent necessary, from the proceeds of the initial Borrowing hereunder), including all interest, all prepayment premiums and other amounts due and payable with respect thereof, and (b) evidence of the release and/or termination of (i) all Liens granted to, created or purported to be created under to the Subordinated Mortgages and Subordinated Security Documents (as defined in that certain Subordination Agreement dated September 13, 2002 entered into by Hess for the benefit of the Lenders, the Letter of Credit Issuer, the Collateral Agent, the Administrative Agent and the Secured Hedge Counterparties, as defined therein) and (ii) all Liens granted to, extended, created or purported to be created by Chemical Pioneer in connection with the acquisition of the S.S. Chemical Pioneer, including preferred ship mortgages granted to Union Carbide Finance Corp. and BFC Assets, Inc., in each case of clauses (a) and (b) above, in form and substance satisfactory to the Administrative Agent.

          SECTION 5.1.12.    Financial Condition.    Immediately following the funding of the Term Loans on the Closing Date, provided that solely for purposes of this Section 5.1.12, Consolidated Pro Forma EBITDA shall be calculated as if the Acquisition had been consummated on the Closing Date,

              (i)  the Borrowers shall have for the twelve-month period ending March 31, 2004, Consolidated Pro Forma EBITDA of at least $53,000,000;

             (ii)  the Total Debt Leverage Ratio of the Borrowers on a pro forma basis after giving effect to the Credit Extensions and the Acquisition shall not exceed 3.75; and

            (iii)  no event or occurrence which could reasonably be anticipated to have a Material Adverse Effect shall have occurred and be continuing.

          SECTION 5.1.13.    Solvency Certificate.    The Borrowers shall have delivered to the Administrative Agent a solvency certificate duly executed by an Authorized Officer of each Borrower in substantially the form of Exhibit M hereto.

          SECTION 5.1.14.    Ratings.    The Administrative Agent shall have received a ratings letter from each of S&P and Moody's ascribing a rating to the Notes, and such rating shall not have been withdrawn.

43

          SECTION 5.1.15.    Chemical Charters.    Chemical Chartering or another Borrower shall have entered into one or more charters with respect to the S.S. Chemical Pioneer accounting for at least 80% of the revenues (including demurrage and net of voyage expenses) projected to be generated by the S.S. Chemical Pioneer in the Projections as set forth in Exhibit R over the three-year period following the Closing Date upon terms and with charter parties acceptable to the Lenders.

          SECTION 5.1.16.    Financial Statements.    The Administrative Agent shall have received unaudited financial statements for the Borrowers prepared in accordance with GAAP for the most recent interim monthly periods.

          SECTION 5.1.17.    Officer's Certificate.    The Administrative Agent shall have received a certificate duly executed by an Authorized Officer of each Borrower, dated as of the Closing Date, (a) certifying that the conditions precedent to be performed by such Borrower described in 5.1.11, 5.1.12 and 5.1.15 have been satisfied in accordance with this Agreement, and (b) showing in reasonable detail the computations made with respect to Sections 5.1.12 and 5.1.15.

          SECTION 5.1.18.    Management Agreement.    The Administrative Agent shall have received a duly executed copy of the Management Agreement, and all amendments, supplements, or other modifications thereto.

          SECTION 5.1.19.    Additional Documentation.    The Administrative Agent shall have received, in form and substance satisfactory to it, such additional assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Majority Lenders shall reasonably request.

        SECTION 5.2.    All Credit Extensions.    The obligation of each Lender (including the Letter of Credit Issuer) to make any Credit Extension (including the initial Credit Extensions) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

          SECTION 5.2.1.    Compliance with Warranties, No Default, etc.    Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

            (a)   the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in each Transaction Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b)   except as disclosed by the Borrowers to the Administrative Agent and the Lenders pursuant to Section 6.7

                (i)  no labor controversy, litigation, arbitration or governmental investigation (to the knowledge of any Borrower) or proceeding shall be pending or, (to the knowledge of any Borrower) threatened, against a Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Transaction Document; and

               (ii)  no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect; and

44

            (c)   no Default shall have then occurred and be continuing, and none of the Borrowers, nor any of their respective Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

          SECTION 5.2.2.    Borrowing Request; Letter of Credit Confirmation and Documentation.    In the case of a Borrowing, the Administrative Agent shall have received a Borrowing Request for such Borrowing in compliance with Section 2.3.1. In the case of a Credit Extension relating to Letters of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received the Letter of Credit Confirmation and other documents and information required to be delivered pursuant to and in compliance with Section 2.3.2. Each of the delivery of a Borrowing Request or a Letter of Credit Confirmation, as applicable, and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

          SECTION 5.2.3.    Satisfactory Legal Form.    All documents executed or submitted pursuant hereto by or on behalf of each of the Borrowers or any of their respective Subsidiaries or any other Material Obligors shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders, the Letter of Credit Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, each of the Borrowers represents and warrants unto the Administrative Agent, the Letter of Credit Issuer and each Lender as set forth in this Article VI.

        SECTION 6.1.    Organization, etc.    Each of the Borrowers and each of their respective Subsidiaries is a limited liability company or corporation, as the case may be, validly organized and existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction where the nature of their respective business require such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and have full limited liability company or corporate, as the case may be, power and authority and hold all requisite governmental licenses, permits and other approvals (a) to enter into and perform their Obligations under this Agreement, the Notes and each other Transaction Document to which they are a party and (b) to own and hold under lease their respective property and to conduct their respective business substantially as currently conducted by each of them, except in the case of clause (b), where the failure to have licenses, permits and other approvals could not reasonably be expected to have a Material Adverse Effect.

        SECTION 6.2.    Due Authorization, Non-Contravention, etc.    The execution, delivery and performance by each of the Borrowers of this Agreement, the Notes and each other Transaction Document executed or to be executed by each of them and each Borrower's participation in the consummation of the Acquisition are within each Borrower's company powers, have been duly authorized by all necessary company action, and do not

          (a)   contravene any Borrower's Organic Documents;

45

          (b)   contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any such Borrower; or

          (c)   result in, or require the creation or imposition of, any Lien on any of such Borrower's properties (except those specifically created pursuant to the Transaction Documents).

        SECTION 6.3.    Government Approval, Regulation, etc.    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required to be made by any of the Borrowers for the due execution, delivery or performance by any Borrower of this Agreement, the Notes or any other Transaction Document to which it is a party, or for each such Borrower's participation in the consummation of the Acquisition, except (a) solely with respect to the representation under the Closing Date those filings set forth on Item 6.3 of the Disclosure Schedule which shall be made on the Closing Date and (b) those authorizations, approvals, other actions, notices or filings the failure of which to obtain or made could not reasonably be expected to have a Material Adverse Effect. None of the Borrowers nor any of their respective Subsidiaries are an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 6.4.    Validity, etc.    This Agreement constitutes, and the Notes and each other Transaction Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

        SECTION 6.5.    Financial Information.

          (a)   The pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries as of March 31, 2004, certified by an Authorized Officer of the Parent (the "Pro Forma Balance Sheet") having responsibility over financial matters, a copy of which has been provided to the Administrative Agent and each Lender, is the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on such date) to (i) the Acquisition, (ii) the making of the Term Loans, (iii) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents, and the Acquisition Agreement, (iv) the other transactions to occur on the Closing Date, and (v) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly in all material respects, on a pro forma basis, the consolidated financial position of the Parent and its Subsidiaries as of March 31, 2004 assuming that the events specified in the preceding sentence had actually occurred on such date.

          (b)   The Projections have been prepared in good faith under the direction of an Authorized Officer of the Parent having responsibility for financial matters, and in accordance with GAAP based upon good faith estimates and assumptions believed by management of the Parent to be reasonable at the time made. The Borrowers have no reason to believe that as of the date of delivery thereof such Projections are materially incorrect or misleading in any material respect, or omit to state any material fact which would render them misleading in any material respect, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

46

        SECTION 6.6.    No Material Adverse Change, etc.    Since December 31, 2003, (a) except as disclosed in Item 6.6 of the Disclosure Schedule, no event or occurrence which could reasonably be anticipated to have a Material Adverse Effect has occurred, and (b) no event, act or condition has occurred which calls into question the Projections.

        SECTION 6.7.    Litigation, Labor Controversies, etc.    There is no pending or, to the knowledge of each of the Borrowers, threatened (in writing) litigation, action, proceeding, or labor controversy against any of the Borrowers or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Transaction Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

        SECTION 6.8.    Subsidiaries; Nature of Business.    None of the Parent, USCS, nor United Shipping LLC has any Subsidiaries, except the other Borrowers which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule. None of the other Borrowers has any Subsidiaries. None of the Borrowers has engaged in any business other than to enter into the Transaction Documents and otherwise to conduct such business as is necessary or appropriate to the development, ownership, maintenance and operation of the Vessels, and the conduct of the Business and in other business activities directly related to such businesses which do not interfere with the Business or with USS Chartering's performance of its obligations under the Support Agreement, which could not reasonably be anticipated to result in a Material Adverse Effect or in a Default or Event of Default, and which does not involve any vessel other than a vessel engaged as either a chemical tanker or product tanker that is eligible to transport cargo between ports in the United States under the Merchant Marine Act of 1920.

        SECTION 6.9.    Ownership of Properties.    Each of the Borrowers and each of their respective Subsidiaries own good and marketable title to all of their respective material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights and including each Vessel owned by any Borrower), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

        SECTION 6.10.    Taxes.    Each of the Borrowers and each of their respective Subsidiaries have filed all tax returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their respective books.

        SECTION 6.11.    Pension and Welfare Plans.    During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any of the Borrowers or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, none of the Borrowers nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA or in other applicable law.

47

        SECTION 6.12.    Environmental Warranties.    Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

          (a)   all facilities and property (including underlying groundwater) owned or leased by any Borrower or any of their respective Subsidiaries are, and (in the case of facilities or property leased by Borrower as Lessee) have been, and continue to be, owned or leased by such Borrower and its respective Subsidiaries (to the Borrower's knowledge as to real estate property leased by any Borrower) in material compliance with all Environmental Laws;

          (b)   there have been no past, and there are no pending or to any Borrower's knowledge threatened (in writing)

              (i)  claims, complaints, notices or requests for information received by any Borrower or any of its respective Subsidiaries with respect to any alleged violation of any Environmental Law, or

             (ii)  complaints, notices or inquiries to any Borrower or any of its respective Subsidiaries regarding potential liability under any Environmental Law;

nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c)   there have been no Releases by any Borrower of Hazardous Materials from, at, on or under any property now or previously owned or leased by any Borrower or any of their respective Subsidiaries (to any Borrower's knowledge as to real estate property leased by any Borrower) or arising from or related to the operations of any Borrower or any Subsidiary or otherwise in connection with the Business that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (d)   each Borrower and its respective Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

          (e)   no property now or previously owned or leased by any Borrower or any of its respective Subsidiaries is (to any Borrower's knowledge as to real estate property leased by any Borrower) listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f)    there are (to any Borrower's knowledge as to real estate property leased by any Borrower) no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Borrower or any of its respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

          (g)   none of the Borrowers nor any Subsidiary of any of the Borrowers has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against such Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

48

          (h)   there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Borrower or any Subsidiary (to any Borrower's knowledge as to real estate property leased by any Borrower) of such Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

          (i)    no conditions exist at, on or under any property now or previously owned or leased by any Borrower (to any Borrower's knowledge as to real estate property leased by any Borrower) which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

        SECTION 6.13.    Regulations T, U and X.    No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 6.14.    Accuracy of Information.    All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Acquisition Agreement, true and complete copies of which were furnished to the Administrative Agent and each Lender in connection with its execution and delivery hereof) were, at the time so furnished, and all other such factual information hereafter furnished by or on behalf of any Borrower to the Administrative Agent or any Lender will be, in each case when taken together with all such other factual information previously so furnished, true and accurate in all material respects on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances in which such information was furnished.

        SECTION 6.15.    Solvency.    The value of the assets and properties of the Borrowers and their Subsidiaries, taken as a whole, at a fair valuation and at their then present fair salable value is and, after giving effect to any pending Credit Extension and the application of the amount of such Credit Extension, will be greater than their total liabilities, including contingent liabilities and greater than the amount that would be required to pay their probable aggregate liability on their then existing debts as they become absolute and matured, each Borrower has capital sufficient for the conduct of its business including any contemplated or undertaken transaction (including the Acquisition) and the Borrowers and their Subsidiaries, taken as a whole, have assets, and resources sufficient to pay their liabilities, including contingent liabilities, as they become due. No Borrower intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due.

        SECTION 6.16.    Common Enterprise.    The Borrowers are engaged in the business and operations described in Section 6.8. Such business and operations require financing on an integrated basis such that the credit supplied can be made available from time to time to various of the Borrowers, as required for the continued successful operation of each individual Borrower and the integrated operation of the Borrowers as a whole. The Borrowers have requested the Lenders to make a portion of the credit extensions made available hereunder primarily for the purpose of financing the working capital requirements of the integrated operations of the Borrowers, and a portion of the credit for the acquisition of the new Vessels which will increase the financial strength and income of the integrated group. Each Borrower expects to derive substantial benefit (and each Borrower may reasonably be expected to derive substantial benefit) directly or indirectly, from the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the integrated group since the successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions, and profitable operations of, of the integrated group as a whole.

49

        SECTION 6.17.    Acquisition Agreement.    The representation and warranties made in the Acquisition Agreement by Charleston are, and by SeaRiver Maritime, Inc. are, to the knowledge after due investigation of Charleston, true, correct and complete in all material respects.

        SECTION 6.18.    Labor Relations.    No Borrower is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the knowledge of each Borrower and each of the Subsidiaries, threatened (in writing) against a Borrower before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or, to the knowledge of any Borrower, threatened (in writing) nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of each Borrower, threatened (in writing) against a Borrower nor does any Borrower have any knowledge or reason to believe that any such action will occur or will be threatened in writing; and (c) except as set forth on Item 6.18 of the Disclosure Schedule, no union representation question existing with respect to the employees of a Borrower and, to the knowledge of any Borrower, no union organizing activities are taking place with respect to any thereof.

        SECTION 6.19.    Insurance.    Each Borrower has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed in the Mortgage, which insurance meets the requirements of the Mortgages as of the date hereof and the Closing Date.

        SECTION 6.20.    Use of Proceeds.    The proceeds of the Credit Extensions shall be used solely for the purposes set forth in Section 4.10.

        SECTION 6.21.    Representations in other Loan Documents.    All representations made by any Borrower under any Loan Document are true, correct and complete in all material respects as of the date when made or deemed made.

        The rights and remedies of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer, or any Lender in relation to any misrepresentation or breach of a warranty on the part of any Borrower or any other Material Obligor shall not be prejudiced by any investigation by or on behalf of any of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer or any Lender, by the execution, delivery or performance of any Loan Document, or by any other act or thing which may be done by or on behalf of any such Person and which may, apart from this Section, prejudice such rights or remedies.

ARTICLE VII

COVENANTS

        SECTION 7.1.    Affirmative Covenants.    Each Borrower agrees with the Administrative Agent, the Letter of Credit Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrowers will perform the obligations set forth in this Section 7.1.

          SECTION 7.1.1.    Financial Information, Reports, Notices, etc.    The Borrowers will furnish, or will cause to be furnished, to each Lender, the Letter of Credit Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

            (a)   as soon as available and in any event within 45 days of each calendar month and within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowers, consolidated and consolidating balance sheets of the Borrowers and their respective Subsidiaries as of the end of such calendar month and each such Fiscal Quarter

50

    and consolidated and consolidating statements of earnings and cash flow of the Borrowers and their respective Subsidiaries for such calendar month and each such Fiscal Quarter and, in the case of each quarterly statement for any quarter ending after the first anniversary of the date hereof, for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of each of the Borrowers, all such monthly reports shall be accompanied with detailed information setting forth individual Vessel activity, charter rates, non-charter or off hire days and reasons, payments made under the Support Agreement or required to be made with respect to such period under the Support Agreement, capital expenditures (including payments made pursuant to the ATB Construction Contract) and any insurance claims made or payments received under any insurance policies, any coast guard or other governmental notices received and such other information as the Administrative Agent or the Majority Lenders shall from time to time reasonably request;

            (b)   as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrowers, a copy of the annual audit report for such Fiscal Year for the Borrowers and their respective Subsidiaries, including therein consolidated balance sheets of the Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrowers and their respective Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent and the Majority Lenders by PriceWaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Administrative Agent and the Majority Lenders, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default;

            (c)   as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial Authorized Officers of each of the Borrowers, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4;

            (d)   as soon as possible and in any event within five Business Days after having knowledge of the occurrence of each Default, a statement of the chief financial Authorized Officers of each of the Borrowers setting forth details of such Default and the action which such Borrower has taken and proposes to take with respect thereto;

            (e)   as soon as possible and in any event within five Business Days after having knowledge of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all material documentation relating thereto;

            (f)    promptly after the sending or filing thereof, copies of all reports which any Borrower sends to any of its securityholders, and all reports and registration statements which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g)   immediately upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required

51

    contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrowers with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all material documentation relating thereto;

            (h)   concurrently with the sending thereof, copies of all information and reports which Atlantic Marine, Inc. (following the execution of the ATB Construction Contract and prior to the satisfaction and release of all obligations under the ATB Construction Contract) or any Material Obligor is required to provide under any of the Transaction Documents and promptly upon receipt thereof, copies of all information and notices which any Borrower receives under any of the Transaction Documents, excluding in each case copies of routine correspondence delivered pursuant to the Charters;

            (i)    within 30 days after the commencement of each Fiscal Year of the Parent, an annual operating budget for the Borrowers for such Fiscal Year certified by an Authorized Officer of the Parent as being a true and complete copy of the operating budget approved by the board of managers for such Fiscal Year; provided that the Borrowers may from time to time deliver to the Administrative Agent an updated operating budget for any Fiscal Year certified by an Authorized Officer of the Parent as being a true and complete copy of the updated annual operating budget approved by the board of managers of the Parent for the relevant Fiscal Year;

            (j)    such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries or (to the extent the Borrowers are entitled to request such information) any other Material Obligor as any Lender through the Administrative Agent may from time to time reasonably request; and

            (k)   any correspondence or notices to or from any governmental authority, regulatory or self regulatory agencies, or other entities with jurisdiction over any Borrower pertaining to matters that could reasonably be expected to have a Material Adverse Effect.

          SECTION 7.1.2.    Compliance with Laws, etc.    Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

            (a)   the maintenance and preservation of its legal existence (except as otherwise permitted under Section 7.2.10) and qualification as a foreign limited liability company or corporation, as the case may be; and

            (b)   the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 7.1.3.    Maintenance of Properties.    Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

52

          SECTION 7.1.4.    Insurance.    Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and all insurance required to be maintained by the Borrowers pursuant to the Mortgages (whether or not such Borrower is a party to such Mortgage) and will, upon request of the Administrative Agent, furnish to each Lender and the Letter of Credit Issuer at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by the Borrowers and their Subsidiaries in accordance with this Section.

          SECTION 7.1.5.    Books and Records.    Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in conformity with GAAP and all Requirements of Law all of its business affairs and transactions and permit the Administrative Agent, the Letter of Credit Issuer and each Lender or any of their respective representatives, at reasonable times and intervals and (unless an Event of Default shall have occurred and is continuing in which case no notice is required) upon reasonable notice to the Borrowers, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records.

          SECTION 7.1.6.    Environmental Covenant.    Each Borrower will, and will cause each of its Subsidiaries to,

            (a)   use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

            (b)   immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws; and

            (c)   provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

          SECTION 7.1.7.    Required Reserves.    The Borrowers shall, and shall cause each of their respective Subsidiaries to, deposit into the Restricted Loss Proceeds Account (as defined in the Cash Collateral Control Agreement) all proceeds of insurance attributable to any Loss Event or to any Loss resulting in proceeds in excess of $1,000,000 to be maintained and applied pursuant to the terms of the Cash Collateral Control Agreement and Article 1, Section 11 of the Mortgages. Amounts on deposit in the Restricted Loss Proceeds Account shall be withdrawn and applied pursuant to the terms of the Cash Collateral Control Agreement.

          SECTION 7.1.8.    Security.    The Borrowers shall grant the Collateral Agent for the benefit of the Administrative Agent, the Letter of Credit Issuer, each Lender and each Secured Hedge Counterparty a perfected first and prior Lien in and to all of its assets and properties including without limitation all cash, investment property, bank accounts, general intangibles, any vessels acquired pursuant to a Vessel Acquisition, the ATB, any contracts executed with Atlantic Marine, Inc. with respect to the ATB, inventory, equipment, chattel paper, and instruments and

53

  agree to execute, deliver and cause to be recorded such amendments to the Mortgages as the Secured Hedge Counterparties may reasonably request to secure the Obligations under the Hedge Agreements by the Mortgages, all pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

          SECTION 7.1.9.    Hedge Agreements.    On a consolidated basis the Borrowers shall enter into and have in force and effect on or before the expiration of ninety days after the Closing Date, one or more interest rate protection agreements or other interest rate hedging agreements on terms and conditions and with counterparties acceptable to the Administrative Agent and with a notional amount of at least 50% of the aggregate outstanding Term Loans for a period of at least three years following the Closing Date. The Borrowers shall terminate any Hedge Agreements to the extent that the Hedging Obligations under such Hedge Agreements cover a notional principal amount on any date in excess of 100% of the principal amount of the Term Loans projected to be outstanding on such date after taking into consideration any prepayments effectuated under the Loan Documents.

          SECTION 7.1.10.    Maintenance of a Rating.    The Borrowers shall at all times maintain a rating on the Notes from each of S&P and Moody's.

          SECTION 7.1.11.    Additional Conditions Upon Consummation of the Acquisition.    On the Acquisition Date, provided that such date is on or before May 15, 2004, (a) Chemical Chartering or another Borrower shall have entered into one or more charters with respect to the M/V Charleston accounting for at least 80% of the revenues (including demurrage and net of voyage expenses) projected to be generated by the M/V Charleston in the Projections as set forth in Exhibit R over the three-year period following the Acquisition Date upon terms and with charter parties acceptable to the Lenders; and (b) the Borrowers shall provide the Administrative Agent with an opinion, dated as of the Acquisition Date and addressed to the Administrative Agent and all Lenders, from Fulbright & Jaworski, LLP, counsel to the Borrowers, substantially in the form of Exhibit F-2 hereto. Within two (2) Business Days following the Acquisition Date, Charleston shall provide the Administrative Agent with the counterparts of a Mortgage, dated as of the Acquisition Date, duly executed, covering the M/V Charleston together with

              (i)  evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage, as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create and maintain a valid, perfected first priority Lien against the M/V Charleston;

             (ii)  the report of the Borrowers' marine insurance broker required pursuant to Article 1, Section 11 of the Mortgage, together with such evidence of insurance as is required by Article 1, Section 11 of the Mortgage and such other evidence of the maintenance of the insurance required by Article 1, Section 11 of the Mortgage as the Administrative Agent shall reasonably request; and

            (iii)  such other approvals, opinions, or documents as the Administrative Agent may reasonably request.

        SECTION 7.2.    Negative Covenants.    Each Borrower agrees with the Administrative Agent, the Letter of Credit Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, such Borrower will perform the obligations set forth in this Section 7.2.

          SECTION 7.2.1.    Business Activities.    The Borrowers will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in Section 6.8.

54

          SECTION 7.2.2.    Indebtedness.    The Borrowers will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a)   Indebtedness in respect of the Loans, Letter of Credit Obligations, and other Obligations;

            (b)   Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(b) ("Ongoing Indebtedness") of the Disclosure Schedule;

            (c)   Indebtedness in an aggregate principal amount not to exceed $1,500,000 at any time outstanding or which is incurred by the Borrowers or any of their Subsidiaries to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its acquisition of such assets;

            (d)   unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

            (e)   Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted by Section 7.2.7; and

            (f)    Indebtedness of the Borrowers and their Subsidiaries in respect of Hedging Obligations; provided, that (i) such Hedging Obligations are entered into solely with the purpose and effect of fixing and capping interest rates on not more than 85% of the principal amount of the Term Loans projected to be outstanding on any date that are accruing interest at a variable rate at any time; provided that the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of the Borrowers to be hedged by such contract; and provided further that the Borrowers shall have the right to terminate any Hedge Agreements to the extent that the Hedging Obligations under such Hedge Agreements cover a notional principal amount which exceeds 100% of the Term Loans projected to be outstanding at any time; and (ii) in each case, the underlying contracts are with the Administrative Agent, the Letter of Credit Issuer or a Lender or Affiliate of a Lender or with any other counterparty who at the time the contract is made has long-term unsecured obligations rated A- or better by Standard & Poor's Ratings Group or A3 or better by Moody's;

  provided, however, that no Indebtedness otherwise permitted by clauses (c), (d), or (e) shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

          SECTION 7.2.3.    Liens.    The Borrowers will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their property, revenues or assets, whether now owned or hereafter acquired, except:

            (a)   Liens securing payment of the Obligations, granted pursuant to any Loan Document;

            (b)   [Intentionally Blank]

            (c)   Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (d)   Liens for crew's wages, for wages of stevedores when employed directly by a Borrower or any charterer, any manager, or the master of the Vessel, or for general average

55

    or salvage (including contract salvage), Liens for repairs or incident to current operations of a Vessel or with respect to any alteration or installation made respecting a Vessel, Liens for necessaries to a Vessel, Liens of carriers, warehousemen, mechanics, materialmen and landlords, in each case, incurred in the ordinary course of business arising by operation of law, and Lien granted to charterers under charters entered into in the ordinary course of business to secure obligations under the charter, and in the case of each of the foregoing, which are not due and payable or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e)   Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (f)    Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g)   any interest or title of a lessor or licensor under any lease or license entered into by any Borrower or any Subsidiary in the ordinary course of business and covering only the assets leased or licensed;

            (h)   Liens securing Indebtedness of any Borrower or any Subsidiary incurred pursuant to Section 7.2.2(c) to finance the acquisition of fixed or capital assets that will not become part of, or an accession to, a Vessel; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property acquired with the proceeds of such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased, and (iv) such Liens do not attach to any Vessel (as defined in the Mortgages) or any part thereof including any equipment or inventory used in the operation of any Vessel; and

            (i)    judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

          SECTION 7.2.4.    Financial Condition.    The Borrowers will not permit:

            (a)   Their Total Debt Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarters Ending	Minimum Total Debt Interest Coverage Ratio
March 31, 2004 through and including September 30, 2005	4.25:1
December 31, 2005 and each fiscal quarter thereafter	4.50:1

56

            (b)   Their Total Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Parent set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarters Ending	Minimum Total Fixed Charge Coverage Ratio
March 31, 2004 and each fiscal quarter thereafter	1.00:1

            (c)   Their Total Debt Leverage Ratio as of the end of any fiscal quarter of the Parent set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarters Ending	Maximum Total Debt Leverage Ratio
March 31, 2004 through and including December 31, 2004	4.00:1
March 31, 2005 through and including March 31, 2006	3.80:1
June 30, 2006 through and including September 30, 2006	3.60:1
December 31, 2006 through and including March 31, 2007	3.25:1
June 30, 2007 through and including September 30, 2007	3.00:1
December 31, 2007 through and including March 31, 2008	2.75:1
June 30, 2008 through and including September 30, 2008	2.50:1
December 31, 2008 and each fiscal quarter thereafter	2.25:1

          SECTION 7.2.5.    Investments.    The Borrowers will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a)   Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

            (b)   Cash Equivalent Investments;

            (c)   without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

            (d)   without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7;

            (e)   Vessel Acquisitions; and

            (f)    in the ordinary course of business, Investments by the Borrowers in any of their Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances;

  provided, however, that

            (g)   any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (h)   no Investment otherwise permitted by clause (e) or (f) other than Investments in Borrowers shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

          SECTION 7.2.6.    Restricted Payments, etc.    On and at all times after the Effective Date:

            (a)   other than a dividend of not in excess of $15,000,000 as described in Section 4.10, the Parent will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock or membership interests (now or hereafter outstanding) of the Parent or on any warrants, options or other rights with respect

57

    to any shares of any class of capital stock or membership interests (now or hereafter outstanding) of the Parent (other than dividends or distributions payable in its common stock or membership interests or warrants to purchase its common stock or membership interests or splitups or reclassifications of its stock or membership interests into additional or other shares of its common stock or membership interests) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock or of membership interests in (now or hereafter outstanding) the Parent, or warrants, options or other rights with respect to any shares of any class of capital stock of or membership interests in (now or hereafter outstanding) the Parent; provided that as long as no Default or Event of Default shall have occurred and be continuing under Sections 8.1.1 or 8.1.9 the Parent may make distributions to its members for any Fiscal Quarter (each a calculation period) commencing with the Fiscal Quarter ending on March 31, 2004 in an aggregate amount for all such distributions to be made with respect to such calculation period equal to such member's allocable share of the product of (x) the net taxable income of Parent for such calculation period, reduced by any taxable loss of Parent for a prior period (to the extent such prior tax loss has not been previously used to offset taxable income pursuant to this clause) and (y) 42% (irrespective of the actual marginal tax rate and any member's tax circumstances) (the amount of taxes so calculated for any calculation period being the "Estimated Tax Amount" for such calculation period), plus any Estimated Tax Amount for any prior calculation period to the extent not previously distributed; provided further that so long as (i) no Default or Event of Default shall have occurred and be continuing; (ii) after giving effect to any such distribution, no Revolving Loan shall be outstanding; (iii) the Revolving Commitment Amount shall have been reduced to no more than $12,500,000 pursuant to Section 2.2.1; (iv) the Borrowers shall have made a prepayment on the Term Loans pursuant to Section 3.1(a) (in addition to any prepayment made pursuant to Sections 3.1(e), (f) , (g), (h), or (j)) in an amount equal to the distribution; and (v) if such distribution is to be made or paid after October 7, 2004, the Borrowers shall have a Total Fixed Charge Coverage Ratio equal to 1.25 or greater, calculated for this purpose after giving effect to such distribution as if it were made, for the period ending immediately prior to the distribution date, then Parent may pay or make an additional dividend or distribution in an amount not in excess of $7,500,000 in aggregate; and

            (b)   the Borrowers will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

          SECTION 7.2.7.    Capital Expenditures, etc.    (a) The Borrowers will not, and will not permit any of their Subsidiaries to, make or commit to make Capital Expenditures (other than Insurance Related Capital Expenditures, expenditures for the ATB upon compliance with Section 7.2.16, expenditures for Vessels constructed or acquired with the proceeds of any Credit Extensions available as a result of the Commitments being increased pursuant to Section 2.1.5, and expenditures, in an aggregate amount not to exceed $5,000,000, for the construction and acquisition of any other Vessel) in any Fiscal Year, except Capital Expenditures which do not

58

  aggregate in excess of the amount set forth below opposite such Fiscal Year (the "Annual Capital Expenditure Amount"):

2004	$2,000,000
2005	$15,000,000
2006	$25,000,000
2007	$15,000,000
2008	$12,000,000
2009	$2,000,000
2010	$17,000,000

  plus with respect to each Fiscal Year of the Parent ending on or after December 31, 2004 an amount equal to any Capital Expenditures for the preceding Fiscal Year permitted to be made under this Section 7.2.7 which were not made during such prior Fiscal Year; provided, however, in the event the Borrowers construct or acquire any Vessel (other than the ATB) with the proceeds of any Credit Extensions available as a result of the Commitments being increased pursuant to Section 2.1.5, then the Annual Capital Expenditure Amount shall be increased to such amounts as the Administrative Agent shall determine in its sole and reasonable discretion, including amounts necessary to accommodate expenditures for the routine and customary maintenance and drydocking of the Vessels.

            (a)   The Borrowers may make Capital Expenditures in any Fiscal Year in addition to the amounts permitted above if (i) such Capital Expenditures are made in respect of a Vessel at the request of a charterer for such Vessel, (ii) (x) in the case of charters entered into during the Support Period covering Vessels initially owned by the Original Owners, the amount so received from any charterer (other than Hess with respect to the New York) will not be counted as part of the Negotiated Rate (as defined in the Support Agreement) for the relevant Vessel pursuant to the terms of the Support Agreement and no Default has occurred with respect to the Support Agreement under Section 8.1.4 or 8.1.10, and (y) in the case of charters on Vessels not covered by the Support Agreement and charters covering Vessels initially owned by the Original Owners entered into after the Support Period, any amount received from any charterer in respect of capital expenditures made with respect to the Vessel chartered by such charterer, such amount to be the cost of such capital expenditures plus a return on capital, as certified in good faith by the chief financial Authorized Officer of USS Chartering LLC or Chemical Chartering, as appropriate, both as to the amount of the increase and that the increase represents the cost of such capital expenditures plus a return on capital, and (iii) if, in respect of the Existing Charter entered into by Hess for the New York, the amount so received from Hess for the purpose of making such Capital Expenditures with respect to the New York is in excess of $35,000 per day for every year that such Vessel is subject to the Support Agreement. The amount of the additional Capital Expenditures permitted to be made by the Borrowers pursuant to this clause (b) of Section 7.2.7, shall equal the amounts described in clauses (ii) and (iii) of the immediately preceding sentence (such amounts being the "Reimbursed Capital Expenditure Amounts").

          SECTION 7.2.8.    Rental Obligations.    The Borrowers will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by any Borrower or any of their respective Subsidiaries from any lessor of any real or personal property (or any interest therein), except (i) the USS Chartering Leases and the Chemical Chartering Leases and (ii) arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by any Borrower and their respective Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $700,000 for

59

  any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

          SECTION 7.2.9.    Take or Pay Contracts.    The Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by any Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          SECTION 7.2.10.    Consolidation, Merger, etc.    The Borrowers will not, and will not permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (i) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, a Borrower or any other Subsidiary, (ii) any Borrower may liquidate or dissolve voluntarily into, and may merge with and into, any other Borrower other than the Parent, (iii) the assets or stock or membership interests of any Subsidiary may be purchased or otherwise acquired by a Borrower or any other Subsidiary and (iv) the assets or stock or membership interests of any Borrower may be purchased or otherwise acquired by any other Borrower provided that the Parent may not acquire the assets of any other Borrower other than the equity interests in such Borrower.

          SECTION 7.2.11.    Asset Dispositions, etc.    The Borrowers will not, and will not permit any of their respective Subsidiaries to Dispose of or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of and membership interests in the Subsidiaries but excluding membership interests in Parent) to any Person except for the chartering of the Vessels in the ordinary course of business and in compliance with the terms of the Transaction Documents, unless such Disposition does not involve a Vessel, or any of the Borrowers' rights and interests under the Support Agreement or the Acquisition Agreement or any equity interests in any Subsidiary and the net book value of the assets Disposed of, together with the net book value of all other assets Disposed of by the Borrowers or any of their respective Subsidiaries pursuant to this clause since the Effective Date (other than Dispositions of obsolete or worn out equipment or inventory in the ordinary course of business), does not exceed $1,000,000.

          SECTION 7.2.12.    Certain Agreements.

            (a)   The Borrowers will not enter into or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Support Agreement or the Acquisition Agreement, other than any amendment, supplement or other modification (i) which extends the maturity date of any obligation payable by the Borrowers under the Support Agreement, (ii) which reduces the amount of any required repayment or redemption to be made by any Borrower thereunder or reduces or otherwise impairs any obligation or liability of a Borrower thereunder, or (iii) to covenants and other non-material provisions on terms that are more favorable in the aggregate to the Borrowers than the then existing terms. Without limiting the generality of the foregoing the Borrowers shall not take any action or fail to take any action that could reasonably be expected to impair their rights or remedies under the Support Agreement.

            (b)   (i) None of the Borrowers shall execute and deliver any charter if such Borrower's performance thereunder could reasonably be expected to result in a violation of any applicable requirements under any material insurance policy.

60

                (i)  None of the Borrowers shall (1) amend or modify the terms of any Material Charter, or (2) cause, consent to or permit an early cancellation or termination or repudiation of or an assignment of a Material Charter, (in each case, whether voluntary or involuntary), or (3) permit to exist any defaults or breaches beyond any applicable cure period under any Material Charter that would either allow such charter to be terminated, reduce the amounts payable by the charterer thereunder, or increase the liabilities of the Borrowers thereunder, or (4) permit any Material Charter to become unenforceable (each of the foregoing events in clauses (1) through (4) being a "Material Event"), unless

                (A)  with respect to the Material Charters covering a Vessel initially owned by the Original Owners, either (i) such Material Event could not reasonably be anticipated to have a material adverse effect on (x) the Business or otherwise on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, or (y) the validity or enforceability of this Agreement or of any Transaction Document or the validity, enforceability, perfection or priority of any Lien securing the Obligations or any obligations to the Secured Hedge Counterparties under the Hedge Agreements permitted pursuant to Section 7.2.2, or (z) the ability of any Borrower to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party; or (ii) within thirty (30) days after the occurrence of a Material Event, Charter LLC or another Borrower executes one or more replacement charters that is either an Investment Grade Charter or an Excluded Charter; and

                (B)  with respect to all other Material Charters, including the ATB Charter, either (i) such Material Event could not reasonably be anticipated to have a material adverse effect on (x) the Business or otherwise on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, or (y) the validity or enforceability of this Agreement or of any Transaction Document or the validity, enforceability, perfection or priority of any Lien securing the Obligations or any obligations to the Secured Hedge Counterparties under the Hedge Agreements permitted pursuant to Section 7.2.2, or (z) the ability of any Borrower to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party; or (ii) within sixty (60) days after the occurrence of a Material Event, Chemical Chartering or another Borrower executes one or more replacement charters with a charterer reasonably acceptable to the Administrative Agent and for which the annual minimum revenues (defined as the annual minimum quantity commitment under the charter multiplied by the relevant freight rate) for the balance of the unexpired term of the Material Charter being replaced are, in aggregate, in an amount equal to or greater than the annual minimum revenues under such Material Charter.

            (c)   The Borrowers shall not take any action which is precluded by the terms of any Third Party Consent or which would violate any requirements or conditions under any insurance policy required to be maintained under the Mortgage.

          SECTION 7.2.13.    Transactions with Affiliates.    The Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates other than (i) the Management Agreement (subject to the restrictions of Section 7.2.15), (ii) the USS Chartering Leases, (iii) the employment agreements executed between USS Vessel Management Inc. and Paul Gridley, Calvin G. Chew, Jeffrey M. Miller, Alan Colleti, Albert E. Bergeron, and Joseph P. Gehegan, (iv) management agreements pursuant to which USS Chartering LLC will engage USS Vessel Management Inc. to manage certain Vessels, Chemical Chartering will engage USS Vessel Management Inc. to manage

61

  certain Vessels, USS Chartering LLC will engage USS Transport LLC to provide the personnel for the operation of certain Vessels, and Chemical Chartering will engage Chemical Transport to provide the personnel for operation of certain Vessels, (v) the Registration Rights Agreement, (vi) the Chemical Chartering Leases, (vii) agreements among the Borrowers and (viii) an arrangement by the Borrowers to pay management bonuses in an aggregate amount not to exceed $400,000 upon the consummation of the Acquisition, unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates.

          SECTION 7.2.14.    Negative Pledges, Restrictive Agreements, etc.    The Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (c) of Section 7.2.2 as in effect on the Effective Date, or by clause (c) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness which in each case do not prohibit the execution, delivery and performance by the Borrowers under the Transaction Documents) prohibiting

            (a)   the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of any Borrower to amend or otherwise modify this Agreement or any other Transaction Document; or

            (b)   the ability of any Borrower or any other Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Borrower or Subsidiary to make any payment, directly or indirectly, to any Borrower.

          SECTION 7.2.15.    Limitation on Management Fees.    The Borrowers shall not make any payments with respect to any management fee or deferred investment banking fee, except that the Parent may pay the Management Fee so long as such Management Fees shall be paid no more frequently than semi-annually on January 1 and July 1 in an annual amount not to exceed $800,000 without the prior written consent of the Administrative Agent and the Majority Lenders; provided that (i) no Management Fee shall be paid if an Event of Default or Default, in each case, of the type described in Section 8.1.1 or 8.1.9 shall have occurred and be continuing and (ii) such fee shall be expressly subordinated to the Indebtedness hereunder and under the Hedge Agreements with the Secured Hedge Counterparties, it being understood, however, that if the Borrowers make any payment of the Management Fee in good faith and without knowledge of the occurrence and continuance of an event which would preclude the payment of such management fee hereunder then Sterling Advisors shall not be required to return such payment; and provided further that (x) the Parent may pay on the Closing Date the transaction fee pursuant to the Management Agreement in an amount equal to $1,050,000.

          SECTION 7.2.16.    Limitation on Funds Disbursement for Construction of the ATB.    The Borrowers shall not make the initial disbursement of funds to Atlantic Marine, Inc. for the construction of the ATB unless prior to such disbursement each of the following conditions shall have been satisfied:

            (a)   One or more of the Borrowers shall have entered into a fixed price construction contract with Atlantic Marine, Inc. for the construction of the ATB at a total cost not in excess of $45,000,000, with a construction period of no longer than 24 months and which is otherwise in form and substance reasonably satisfactory to the Administrative Agent (the "ATB Construction Contract"). The Borrowers shall have obtained a completion bond for the

62

    timely completion and certification of the ATB in a form, in an amount and from an issuer reasonably satisfactory to the Administrative Agent with such completion bond to be maintained throughout the construction period.

            (b)   The Administrative Agent shall have received a consent and agreement to the assignment and creation of a security interest in the construction contract with Atlantic Marine, Inc. for the construction of the ATB by the Borrowers to the Collateral Agent for the benefit of the Secured Parties of all of the Borrowers' rights, title and interests in, to and under the construction contract as security for the Obligations hereunder, in substantially the form of Exhibit J hereto duly executed and delivered by Atlantic Marine, Inc.

            (c)   Chemical Chartering, or any other Borrower, shall have entered into one or more Charters providing for revenues that on average over the first three years of operation of the ATB following certification of the ATB account for at least 75% of the revenues (including demurrage and net of voyage expenses) projected to be generated by the ATB in the Projections as set forth in Exhibit R over the first three years of operation of the ATB following certification of the ATB upon terms and with charter parties reasonably acceptable to the Administrative Agent.

ARTICLE VIII

EVENTS OF DEFAULT

        SECTION 8.1.    Listing of Events of Default.    Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

          SECTION 8.1.1.    Non-Payment of Obligations.    The Borrowers shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrowers shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

          SECTION 8.1.2.    Breach of Warranty.    Any representation or warranty of any Borrower made or deemed to be made hereunder or in any other Transaction Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Transaction Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

          SECTION 8.1.3.    Non-Performance of Certain Covenants and Obligations.    The Borrowers shall default in the due performance and observance of any of its obligations under Section 7.2 or Section 7.1.1(d), 7.1.4, or 7.1.7.

63

          SECTION 8.1.4.    Non-Performance of Other Covenants and Obligations.    (a) Any Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Transaction Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or (b) at any time during the Support Period, Hess shall fail to make a payment when due under the Support Agreement, and (i) such failure shall continue unremedied for a period of 30 days immediately following a period not in excess of 45 days commencing on the day on which such failure occurred during which USS Chartering LLC is diligently and in good faith pursuing its rights and remedies against Hess in accordance with the Support Agreement, and (ii) following the expiration of such 30 day period, the Majority Lenders declare the occurrence of an Event of Default as a result thereof; provided that (x) at the request of the Borrowers the Lenders agree to meet with the Borrowers during such 30 day cure period if so requested by the Borrowers to provide a forum for the Borrowers to present evidence to the effect that such Default is not material.

          SECTION 8.1.5.    Default on Other Indebtedness.    A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Borrower having a principal amount, individually or in the aggregate for all Indebtedness of all Borrowers, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or Administrative Agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

          SECTION 8.1.6.    Judgments.    One or more judgments or orders for the payment of money where the uninsured portion of such claim (excluding permitted deductibles) is in excess of $1,000,000 individually or in the aggregate shall be rendered against the Borrowers or any of them and either

            (a)   enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

            (b)   a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect within 60 days from the entry thereof.

          SECTION 8.1.7.    Pension Plans.    Any of the following events shall occur with respect to any Pension Plan

            (a)   the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrowers or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $500,000; or

            (b)   a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

          SECTION 8.1.8.    Control of the Borrowers.    Any Change in Control shall occur.

          SECTION 8.1.9.    Bankruptcy, Insolvency, etc.    Any Borrower shall

            (a)   become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

64

            (b)   apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any Borrower or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c)   in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Borrower or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d)   permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Borrower or any of their respective Subsidiaries, and, if any such case or proceeding is not commenced by such Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Borrower and each Subsidiary hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Transaction Documents; or

            (e)   take any action authorizing, or in furtherance of, any of the foregoing.

          SECTION 8.1.10.    Impairment of Security, etc.    (a) The Support Agreement, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Hess at any time during the Support Period and the Majority Lenders declare an Event of Default as a result thereof at any time but not earlier than thirty days after the occurrence and during the continuance of such event; or (b) Hess shall, directly or indirectly, at any time during the Support Period contest in any manner such effectiveness, validity, binding nature or enforceability, and the Majority Lenders declare an Event of Default as a result thereof at any time but not earlier than thirty days after the occurrence and during the continuance of such event; or (c) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Transaction Document; or (d) any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Borrower party thereto.

          SECTION 8.1.11.    [Intentionally Blank]

          SECTION 8.1.12.    Material Adverse Change.    The occurrence of any event which could reasonably be anticipated to have a material adverse effect in the financial condition operations, assets, business properties or prospects of the Borrowers taken as a whole or in the Borrowers' ability to perform their respective obligations under this Agreement or any of the other Loan Documents.

        SECTION 8.2.    Action if Bankruptcy.    If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to any of the Borrowers, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 8.3.    Action if Other Event of Default.    If any Event of Default (other than any Event of Default described in clauses (a)through (d) of Section 8.1.9 with respect to any Borrower) shall occur

65

for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Majority Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE IX

THE ADMINISTRATIVE AGENT, LETTER OF CREDIT ISSUER,
ARRANGER AND COLLATERAL AGENT

        SECTION 9.1.    Actions.    (a) Each Lender hereby appoints CIBC as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Majority Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its reasonable satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        (a)   Each Lender hereby appoints the Collateral Agent to act as trustee on their behalf solely for the purpose of acting as mortgagee under Mortgages and holding the first preferred mortgage interest in each Vessel granted to the Collateral Agent as trustee pursuant to the respective Mortgages. The Collateral Agent hereby accepts such trust and declares that, as trustee, it will hold each Mortgage for the sole use and benefit of the Lenders. The Collateral Agent shall, on behalf of the trust created hereby, perform its obligations hereunder, but only upon the terms and conditions of this Agreement.

        (b)   The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Majority Lenders to act for the Letter of Credit Issuer with respect thereto; provided, however, that the Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit

66

pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Letter of Credit Issuer.

        (c)   The term "Administrative Agent" as used in this Article IX shall also include the Arranger and the Collateral Agent and the Arranger and the Collateral Agent shall have all of the benefits and immunities provided to the Administrative Agent in this Article IX with respect to any acts or omissions suffered by the Arranger or the Collateral Agent with respect to its activities as arranger of the facilities described in this Agreement and the other Transaction Documents, and with respect to its activities as Collateral Agent under the Loan Documents, as the case may be, and as additionally provided in the other Loan Documents with respect to the Collateral Agent.

        SECTION 9.2.    Funding Reliance, etc.    Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender (i) by 5:00 p.m., New York time, on the day prior to a Borrowing in the case of any Borrowing consisting of a LIBO Loan, or (ii) by noon New York time on the day of the Borrowing, in the case of any other Borrowing, that such Lender will not make available the amount which would constitute its Revolver Percentage or Term Percentage, as applicable, of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender on the one hand and the Borrowers on the other severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Base Rate Loans (including the Applicable Margin applicable thereto); it being understood that all obligations of the Borrowers hereunder shall be joint and several.

        SECTION 9.3.    Exculpation.    Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

        SECTION 9.4.    Successor.    The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Majority Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor

67

Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

          (a)   this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

          (b)   Section 10.3 and Section 10.4 shall continue to inure to its benefit.

In addition and not by way of limitation of the foregoing, the Collateral Agent may be replaced with cause by the Administrative Agent or the Majority Lenders with 30 days prior notice but only upon appointing pursuant to such notice a new Collateral Agent meeting the requirements to serve as Administrative Agent hereunder and acceptance of such appointment by the replacement Collateral Agent. All the provisions relating to the replacement of the Administrative Agent upon resignation shall also apply to the replacement of the Collateral Agent whether upon resignation by the Collateral Agent or upon replacement by the Collateral Agent, the Administrative Agent or the Majority Lenders.

        SECTION 9.5.    Credit Extensions by CIBC and National City Bank.    Each of CIBC and National City Bank shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent, Arranger, Letter of Credit Issuer or Collateral Agent, as the case may be. Each of CIBC and National City Bank and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if CIBC or National City Bank, respectively, were not the Administrative Agent, Arranger, Letter of Credit Issuer or Collateral Agent, as the case may be hereunder.

        SECTION 9.6.    Credit Decisions.    Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Transaction Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Transaction Document.

        SECTION 9.7.    Copies, etc.    The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

        SECTION 9.8.    Arranger; Bookrunner.    None of the Lenders or other Persons or the Arranger identified on the facing page, in this Agreement, or signature pages of this Agreement as an "arranger," "lead arranger," "sole lead arranger" or "bookrunner" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such and only to the extent it is a Lender. Without limiting the foregoing, none of the

68

Lenders or other Persons so identified as an "arranger," "lead arranger," "sole lead arranger" or "bookrunner" shall have, or be deemed to have, any fiduciary relationship with any Lender or any other Person. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or the Arranger so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X

MISCELLANEOUS PROVISIONS

        SECTION 10.1.    Waivers, Amendments, etc.    The provisions of this Agreement and of each other Transaction Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Majority Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a)   modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender;

          (b)   modify this Section 10.1, change the definition of "Majority Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the schedule of reductions to the Commitments provided for in Section 3.1, release any collateral security, except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date shall be made without the consent of each Lender, the Letter of Credit Issuer and each holder of a Note;

          (c)   extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Credit Extension (or reduce the principal amount of or rate of interest on any Credit Extension), or any fees or any other amount payable hereunder or under any Loan Document or change the definition of Applicable Margin or Letter of Credit Commitment Fee shall be made without the consent of all the Lenders;

          (d)   postpone any date fixed under the Support Agreement for the payment of any obligation payable by Hess thereunder, decrease any amount payable by Hess under any Transaction Agreement, increase any of the obligations of any of the Borrowers under the Support Agreement or the Acquisition Agreement, or release or otherwise diminish, impair or decrease any obligation of Hess under the Support Agreement; or

          (e)   affect adversely the interests, rights or obligations of the Administrative Agent (as defined in Article IX) or the Letter of Credit Issuer qua the Administrative Agent (as defined in Article IX) or the Letter of Credit Issuer respectively shall be made without consent of the Administrative Agent (as defined in Article IX) or the Letter of Credit Issuer, as the case may be and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Letter of Credit Issuer under this Agreement or under any Letter of Credit Confirmation relating to any Letter of Credit issued or to be issued by it.

No failure or delay on the part of the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent, any Lender or the holder of any Note under this Agreement or any other Transaction Document shall, except as may be otherwise stated in such waiver

69

or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 10.2.    Notices.    All notices and other communications provided to any party hereto under this Agreement or any other Transaction Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Addendum Agreement or the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and receipt electronically confirmed).

        SECTION 10.3.    Payment of Costs and Expenses.    The Borrowers agree to pay on demand all expenses of the Administrative Agent, the Letter of Credit Issuer and the Collateral Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, the Letter of Credit Issuer and the Collateral Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent, the Letter of Credit Issuer and the Collateral Agent) in connection with

          (a)   the negotiation, preparation, execution and delivery of this Agreement and of each other Transaction Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Transaction Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b)   the filing, recording, refiling or rerecording of the Mortgages, the Pledge Agreements and the Security Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any Mortgage, any Pledge Agreement or any Security Agreement, and

          (c)   the preparation and review of the form of any document or instrument relevant to this Agreement or any other Transaction Document.

The Borrowers further agree to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Transaction Documents. The Borrowers also agree to reimburse the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

        SECTION 10.4.    Indemnification.    In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, each of the Borrowers hereby jointly and severally indemnifies, exonerates and holds the Administrative Agent, the Letter of Credit Issuer, the Arranger, the Collateral Agent, and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and

70

disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a)   any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b)   the entering into and performance of this Agreement and any other Transaction Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrowers as the result of any determination by the Majority Lenders pursuant to Article V not to fund any Borrowing);

          (c)   any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of their respective Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent or such Lender is party thereto;

          (d)   any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of their respective Subsidiaries of any Hazardous Material; or

          (e)   the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 10.5.    Survival.    The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

71

        SECTION 10.6.    Severability.    Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 10.7.    Headings.    The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 10.8.    Execution in Counterparts, Effectiveness, etc.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrowers and the Administrative Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Administrative Agent, the Letter of Credit Issuer, the Collateral Agent, and each Borrower and Lender Addendum Agreements executed on behalf of Lenders having Commitments aggregating to the Term Loan Commitment Amount and the Revolving Commitment Amount (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Letter of Credit Issuer, the Collateral Agent, the Borrowers and each Lender.

        SECTION 10.9.    Governing Law; Entire Agreement.    THIS AGREEMENT, THE NOTES AND EACH OTHER TRANSACTION DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). This Agreement, the Notes and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 10.10.    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a)   No Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Letter of Credit Agent and all Lenders; and

          (b)   the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

        SECTION 10.11.    Sale and Transfer of Loans and Notes; Participations in Loans and Notes.    Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

          SECTION 10.11.1.    Assignments.    Any Lender,

            (a)   with the written consents of the Administrative Agent and (in the case of an assignment of any portion of the Revolving Commitment) the Letter of Credit Issuer, and, as long as no Default or Event of Default shall have occurred and be continuing, with the consent of the Borrowers (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrowers, shall be deemed to have been given in the absence of a written notice delivered by the Borrowers to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrowers of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrowers propose to withhold such consent) may at any time assign and delegate to one or more Eligible Assignee, and

            (b)   with notice to the Borrowers, the Letter of Credit Issuer and the Administrative Agent, but without the consent of the Borrowers, the Letter of Credit Issuer or the

72

    Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender, any Affiliate of a Lender, or to any Affiliated Fund

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Term Loans and Term Commitments, in the case of an assignment by a Term Lender and of a constant, and not a varying, percentage of all of the assigning Lender's Revolving Loans, and Revolving Commitments, in the case of an assignment by a Revolver Lender, it being understood that if a Lender is both a Revolver Lender and a Term Lender it is not obligated to assign constant percentages in both Commitments and both Loans) in a minimum aggregate amount of $1,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6(c) and further, provided, however, that, each Borrower, the Letter of Credit Issuer, and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c)   written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to such Borrower, the Letter of Credit Issuer, and the Administrative Agent by such Lender and such Assignee Lender,

            (d)   such Assignee Lender shall have executed and delivered to such Borrower, the Letter of Credit Issuer and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and (in the case of an assignment of any portion of the Resolving Commitment) the Letter of Credit Issuer, and

            (e)   the processing fees described below shall have been paid.

From and after the date that the Administrative Agent and, if applicable, the Letter of Credit Issuer, accept such Lender Assignment Agreement and the Administrative Agent records such transfer in the Register, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrowers shall, if requested, execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes, if any, then held by such assignor Lender). Each such Note shall be dated as of the Closing Date. If the assignor or Lender had requested and been provided with Notes, the assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the relevant Borrower. Accrued interest on that part of the Loans so assigned, and accrued fees on the assigned Commitments, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the Loans not so assigned and accrued fees on the Commitments not so assigned shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to and for the account of the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500 (except, in the case of an assignment to an

73

Affiliate of the assigning Lender, the processing and recordation fee shall be $1,000). Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

          SECTION 10.11.2.    Participations.    Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

            (a)   no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

            (b)   such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

            (c)   each Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

            (d)   no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and

            (e)   the Borrowers shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank or (ii) any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Loans or Letter of Credit Loans) hereunder to any trustee or any other representative of holders of obligations owed or securities issued by such Lender as security for such obligations or securities, in either case without notice to or consent of the Borrowers, the Letter of Credit Issuer or the Administrative Agent; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        SECTION 10.12.    Confidentiality.    The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or any bona fide prospective transferee, participant or assignee as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

          (a)   unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

74

          (b)   prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

              (i)  to be bound by this Section 10.12; and

             (ii)  to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

          (c)   except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Borrower or any Subsidiary.

        SECTION 10.13.    Other Transactions.    Nothing contained herein shall preclude the Administrative Agent, the Letter of Credit Issuer, the Arranger, the Collateral Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with any Borrower, Hess or any of their respective Affiliates in which such Borrower, Hess or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 10.14.    Forum Selection and Consent to Jurisdiction.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LETTER OF CREDIT ISSUER, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        SECTION 10.15.    Waiver of Jury Trial.    THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LETTER OF CREDIT ISSUER, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT,

75

OR TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LETTER OF CREDIT ISSUER, THE LENDERS OR THE BORROWERS. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LETTER OF CREDIT ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

        SECTION 10.16.    Joint and Several Obligations.

          (a)   It is understood by the parties hereto, and the Borrowers hereby acknowledge and affirm, that all of the Obligations of the Borrowers hereunder and under the other Transaction Documents (including, without limitation, all of the obligations of the Borrowers under and in connection with each of the Letters of Credit and each of the applications and confirmations therefor made by any Borrower to the Letter of Credit Issuer, and all of the obligations of the Borrowers under the Notes) shall be joint and several. Except as expressly set forth in Article 8, each Borrower waives presentation to, demand of payment from and protest to the Lenders of any of the obligations and liabilities of the other Borrowers hereunder and also waives notice of protest for nonpayment and notice of acceleration and notice of intent to accelerate, and all other notices of any kind. Except as expressly set forth in Article 8, each Borrower waives notice of any default by the other Borrowers hereunder. The obligations and liabilities of each Borrower hereunder shall not be affected by (i) the failure of any Lender, the Administrative Agent, the Letter of Credit Issuer or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the other Borrowers or any other Person under this Agreement or any other Transaction Document; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other Transaction Document; (iv) the release of any obligation or liability of the other Borrowers by any Lender, the Administrative Agent, the Letter of Credit Issuer or the Collateral Agent; (v) the failure of any Lender to exercise any right or remedy against any Borrower; (vi) any change in the ownership of any of the Borrowers; or (vii) any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers, any Lender, the Letter of Credit Issuer, the Collateral Agent or the Administrative Agent.

          (b)   If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation.

          (c)   The obligations of each Borrower under the provisions of this Section 10.16 constitute full recourse obligations of such Borrowers, enforceable in accordance with the terms of this Agreement.

          (d)   The provisions of this Section 10.16 are made for the benefit of the Lenders, the Administrative Agent, the Collateral Agent and the Letter of Credit Issuer and their successors and assigns, and may be enforced by the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of their claims or to exercise any of their rights against the other Borrowers or to exhaust any remedies available to them against the other Borrowers or to resort to any other source or means of obtaining payment of all or any part of the obligations hereunder or to elect any other remedy. The provisions of this Section 10.16 shall remain in effect until all of the obligations hereunder

76

  shall have been paid in full or otherwise fully satisfied and all of the Commitments and Letters of Credit shall have terminated or expired. If at any time, any payment, or any part thereof, made in respect of all or any part of the Obligations hereunder, is rescinded or must otherwise be restored or returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of a Borrower, or otherwise, the provisions of this Section 10.16 will forthwith be reinstated in effect, as though such payment had not been made.

          (e)   Any action by one Borrower under this Agreement or any of the other Loan Documents shall conclusively bind all of the other Borrowers.

        SECTION 10.17.    Delivery of Lender Addenda.    Each Person which becomes a Lender hereunder on the date hereof shall become a party to this Agreement by delivering to the Administrative Agent, a Lender Addendum Agreement duly executed by such Person, the Borrowers and the Administrative Agent.

        SECTION 10.18.    Renewal and Continuation of Existing Indebtedness.    Upon the effectiveness of this Agreement, all of the Existing Indebtedness outstanding on such date shall hereby be restructured, rearranged, renewed, extended and continued as provided in this Agreement and all Loans outstanding under the Existing Credit Facility shall become Loans outstanding hereunder. In connection herewith, the Existing Lenders have sold, assigned, transferred and conveyed, and Lenders party to this Agreement have purchased and accepted, and hereby purchase and accept, so much of the Existing Indebtedness such that each Lender's percentage of the loans and obligations outstanding pursuant to the Existing Credit Facility, as restructured, rearranged, renewed, extended and continued pursuant to this Agreement, shall be equal to such Lender's Percentage of the Commitments upon the effectiveness of this Agreement. The Lenders acknowledge and agree that the assignment, transfer and conveyance of the Existing Indebtedness is without recourse to the Existing Lenders and without any warranties whatsoever by the Collateral Agent, the Administrative Agent, the Letter of Credit Issuer or any Existing Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests. Following the effectiveness of this Agreement, the Administration Agent shall request that each Existing Lender return any and all promissory notes issued by the Original Borrowers in connection with the Existing Credit Facility. All such notes received by the Administration Agent shall be marked "Restructured, Rearranged, Renewed, Extended and Continued" and returned to the Original Borrowers.

77

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNITED STATES SHIPPING MASTER LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-1

UNITED STATES SHIPPING LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-2

UNITED STATES CHEMICAL SHIPPING LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-3

ITB BALTIMORE LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-4

ITB GROTON LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-5

ITB JACKSONVILLE LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-6

ITB MOBILE LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-7

ITB NEW YORK LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-8

ITB PHILADELPHIA LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-9

USS CHARTERING LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-10

USS VESSEL MANAGEMENT INC.

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-11

USS TRANSPORT LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-12

USCS CHEMICAL CHARTERING LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-13

USCS CHEMICAL TRANSPORT LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-14

USCS CHEMICAL PIONEER LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-15

USCS CHARLESTON LLC

By:	/s/ PAUL B. GRIDLEY
Title:	Chairman and Chief Executive Officer
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone: 212-318-3000 Facsimile No. 212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

S-16

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Letter of Credit Issuer

By:	/s/ WILLIAM J. KOSLO
Title:	Managing Director
Address:	CIBC 425 Lexington Ave New York, NY
Facsimile No.:
Attention:	Gerry Girardi

S-17

NATIONAL CITY BANK, as Collateral Agent

By:	/s/ SUSAN M. TOEWE
Title:	Susan M. Toewe Assistant Vice President
Address:	1900 East Ninth Street Locator 01-2077 Cleveland, Ohio 44114
Facsimile No.:	216-222-0129
Attention:	Timothy G. Healy Senior Vice President

S-18

SCHEDULE I

DISCLOSURE SCHEDULE

        ITEM 6.3    Governmental Approval, Regulation, etc.

        Mortgages for the M/V Charleston and S.S. Chemical Pioneer and First Amendment to Mortgages on Vessels owned by Original Owners must be filed. UCC-1s and UCC-3s must also be filed.

        ITEM 6.6    Material Adverse Effect

        None.

        ITEM 6.7    Litigation

        None.

        ITEM 6.8    Existing Subsidiaries

        A.    United States Shipping Master LLC

Name of Subsidiary	State of Formation/ Incorporation	Ownership %	Business Description
United States Shipping LLC	Delaware	100%	Owner of Subsidiaries listed under Part B below
United States Chemical Shipping LLC	Delaware	100%	Owner of Subsidiaries listed under Part C below

        B.    United States Shipping LLC

Name of Subsidiary	State of Formation/ Incorporation	Ownership %	Business Description
USS Chartering LLC	Delaware	100%	Charterer and operator of Vessels
USS Transport LLC	Delaware	100%	Provider of crews for Vessels
ITB Baltimore LLC	Delaware	100%	Owner of Baltimore
ITB Groton LLC	Delaware	100%	Owner of Groton
ITB Jacksonville LLC	Delaware	100%	Owner of Jacksonville
ITB Mobile LLC	Delaware	100%	Owner of Mobile
ITB New York LLC	Delaware	100%	Owner of New York
ITB Philadelphia LLC	Delaware	100%	Owner of Philadelphia
USS Vessel Management Inc.	Delaware	100%	Manage operations of USS Chartering LLC and USCS Chemical Chartering LLC

Schedule I-1

        C.    United States Chemical Shipping LLC

Name of Subsidiary	State of Formation/ Incorporation	Ownership %	Business Description
USCS Chemical Chartering LLC	Delaware	100%	Charterer and operator of Vessels
USCS Chemical Transport LLC	Delaware	100%	Provider of crews for Vessels
USCS Chemical Pioneer LLC	Delaware	100%	Owner of S.S. Chemical Pioneer
USCS Charleston LLC	Delaware	100%	Owner of M/V Charleston following closing under the Acquisition Agreement

        USS Chartering LLC and USCS Chemical Chartering LLC may merge following the Closing Date.

        USS Transport LLC and USCS Chemical Transport LLC may merge following the Closing Date.

        ITEM 6.11    Employee Benefit Plans

        None.

        ITEM 6.12    Environmental Matters

        None.

        ITEM 6.18    Labor Relations

        None.

        ITEM 7.2.2(b)    Ongoing Indebtedness

        None, following the payment of the Subordinated Note to Hess with a portion of the proceeds from the Loans.

        ITEM 7.2.5(a)    Ongoing Investments

Schedule I-2

Page

SCHEDULE II

DESCRIPTION OF VESSELS

Name of Vessel	Official Number	Port of Registry	Primary Service	Endorsements
Baltimore	654191	Wilmington, DE	Towing Vessel	Coastwise & Registry
Baltimore	654194	Wilmington, DE	Tank Barge	Coastwise & Registry
Charleston	658493	Wilmington, DE	Tank Ship	Coastwise & Registry
Chemical Pioneer	661060	New York, NY	Tank Ship	Coastwise & Registry
Groton	647320	Wilmington, DE	Towing Vessel	Coastwise & Registry
Groton	632268	Wilmington, DE	Tank Barge	Coastwise & Registry
Jacksonville	631787	Wilmington, DE	Towing Vessel	Coastwise & Registry
Jacksonville	631788	Philadelphia, PA	Tank Barge	Coastwise & Registry
Mobile	654193	New York, NY	Towing Vessel	Coastwise & Registry
Mobile	654196	New York, NY	Tank Barge	Coastwise & Registry
New York	648935	Wilmington, DE	Towing Vessel	Coastwise & Registry
New York	648934	Wilmington, DE	Tank Barge	Coastwise & Registry
Philadelphia	654192	Wilmington, DE	Towing Vessel	Coastwise & Registry
Philadelphia	654195	Wilmington, DE	Tank Barge	Coastwise & Registry

1

EXHIBIT A

FORM OF REVOLVING NOTE

$	April 13, 2004

        FOR VALUE RECEIVED, the undersigned, United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (the "Borrowers"), jointly and severally promise to pay to the order of [REVOLVING LENDER FULL NAME ALL CAPS], a                        (the "Revolving Lender"), on April 13, 2009 the principal sum of                        DOLLARS ($                        ) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made by the Revolving Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation, the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as letter of credit issuer, CIBC, as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and National City Bank, as collateral agent for the Secured Parties (as defined in the Credit Agreement).

        The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

        This Revolving Note is an extension, renewal, and replacement of (but not an extinguishment or novation of), and is given in partial substitution and exchange for, amounts outstanding under those certain Revolving Notes, dated September 13, 2002, executed by United States Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc. in the principal amounts of $5,000,000 each and payable to the order of CIBC Inc. and LaSalle Bank National Association (the "Prior Notes"), and the indebtedness evidenced hereby and thereby is a continuing indebtedness and nothing herein contained or implied shall be construed to deem such indebtedness or any accrued and unpaid interest thereon paid, satisfied, novated or terminated. All liens and security interests that exist to secure the indebtedness evidenced by the Prior Notes shall continue in full force and effect to secure the indebtedness as evidenced by this Revolving Note.

        This Revolving Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Revolving Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS REVOLVING NOTE HAS BEEN DELIVERED IN THE CITY OF NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation, jointly and severally
By:

Name: Title:

2

REVOLVING LOANS AND PRINCIPAL PAYMENTS

	Amount of Revolving Loan Made			Amount of Principal Repaid		Unpaid Principal Balance
Date	Alternate Base Rate	LIBO Rate	Interest Period (if applicable)	Alternate Base Rate	LIBO Rate	Alternate Base Rate	LIBO Rate	Total	Notation Made By

3

EXHIBIT B

FORM OF TERM NOTE

$	April 13, 2004

        FOR VALUE RECEIVED, the undersigned, United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (the "Borrowers"), jointly and severally promise to pay to the order of [TERM LENDER FULL NAME ALL CAPS], a                        (the "Term Lender"), the principal sum of                        DOLLARS ($                        ) or, if less, the aggregate unpaid principal amount of all Term Loans shown on the schedule attached hereto (and any continuation thereof) made by the Term Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation, the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as letter of credit issuer, CIBC, as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and National City Bank, as collateral agent for the Secured Parties (as defined in the Credit Agreement), payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on April 13, 2010.

        The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

        This Term Note is an extension, renewal, and replacement of (but not an extinguishment or novation of), and is given in partial substitution and exchange for, amounts outstanding under those certain Term Notes, dated September 13, 2002, executed by United States Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc. and payable to the order of CIBC Inc., Bank of Tokyo-Mitsubishi Trust Company, PB Capital Corporation, LaSalle Bank National Association, Fortis Capital Corp., National City Bank, Landesbank Schleswig-Holstein Girozentrale, and Lombard US Equipment Finance Corporation, or their predecessors-in-interest, in the aggregate principal amount of $130,000,000 (the "Prior Notes"), and the indebtedness evidenced hereby and thereby is a continuing indebtedness and nothing herein contained or implied shall be construed to deem such indebtedness or any accrued and unpaid interest thereon paid, satisfied, novated or terminated. All liens and security interests that exist to secure the indebtedness evidenced by the Prior Notes shall continue in full force and effect to secure the indebtedness as evidenced by this Term Note.

        This Term Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term Note and on which such Indebtedness maybe declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

        THIS TERM NOTE HAS BEEN DELIVERED IN THE CITY OF NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

United States Shipping Master LLC United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation, a Delaware corporation, jointly and severally
By:

Name: Title:

2

TERM LOANS AND PRINCIPAL PAYMENTS

	Amount of Term Loan Made			Amount of Principal Repaid		Unpaid Principal Balance
Date	Alternate Base Rate	LIBO Rate	Interest Period (if applicable)	Alternate Base Rate	LIBO Rate	Alternate Base Rate	LIBO Rate	Total	Notation Made By

3

EXHIBIT C

FORM OF BORROWING REQUEST

Canadian Imperial Bank of Commerce, as Administrative Agent
[Address]

Attention:	[Name] [Title]

UNITED STATES SHIPPING MASTER LLC
UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC,
ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC,
ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC,
USS CHARTERING LLC, USS TRANSPORT LLC,
USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC,
USCS CHEMICAL PIONEER LLC, AND USCS CHARLESTON LLC,
each a Delaware limited liability company,
and USS VESSEL MANAGEMENT INC., a Delaware Corporation

Gentlemen and Ladies:

        This Borrowing Request is delivered to you pursuant to Section 2.3.1 of the Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as letter of credit issuer, CIBC, as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and National City Bank, as collateral agent for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrowers hereby request that a [Revolving Loan] [Term Loan] be made in the aggregate principal amount of $                        on                         , 20    as a [LIBO Rate Loan having an Interest Period of            months] [Base Rate Loan].

        The Borrowers hereby acknowledge that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrowers that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct.

        The Borrowers agree that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

        Please wire transfer the proceeds of the Borrowing to the accounts of the following Persons at the financial institutions indicated respectively:

Person to be Paid
Amount to be Transferred			Name, Address, etc. of Transferee Lender
	Name	Account No.
$
Attention:
$
Attention:
Balance of such proceeds	The Borrower
Attention:

        The Borrowers have caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this     day of                        , 20    .

UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USS TRANSPORT LLC, USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL PIONEER LLC, and USCS CHARLESTON LLC, each a Delaware limited liability company, and USS VESSEL MANAGEMENT INC., a Delaware corporation
By:

Name: Title:

2

EXHIBIT D

FORM OF CONTINUATION/CONVERSION NOTICE

Canadian Imperial Bank of Commerce, as Administrative Agent
[Address]

Attention:	[Name] [Title]

UNITED STATES SHIPPING MASTER LLC
UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC,
ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC,
ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC,
USS CHARTERING LLC, USS TRANSPORT LLC,
USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC,
USCS CHEMICAL PIONEER LLC, and USCS CHARLESTON LLC,
each a Delaware limited liability company,
and USS VESSEL MANAGEMENT INC., a Delaware corporation

Gentlemen and Ladies:

        This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as letter of credit issuer, CIBC, as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and National City Bank, as collateral agent for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        The Borrowers hereby request that on                        , 20    ,

  1.
  $                        of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on                        , 20    [and $                        of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on                        , 20    ],

  2.
  which are presently being maintained as (1)[Base Rate Loans] [LIBO Rate Loans],

(1)
Select appropriate interest rate option.

3.
be [converted into] [continued as],

4.
(2)[LIBO Rate Loans having an Interest Period of            months] [Base Rate Loans].

(2)
Insert appropriate interest rate option.

The Borrowers hereby:

  (a)
  certify and warrant that no Default has occurred and is continuing; and

  (b)
  agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrowers, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

        The Borrowers have caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this    day of                        , 20    .

UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USS TRANSPORT LLC, USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL PIONEER LLC, and USCS CHARLESTON LLC, each a Delaware limited liability company, and USS VESSEL MANAGEMENT INC., a Delaware corporation
By:

Name: Title:

2

EXHIBIT E

LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Assignment and Assumption Agreement (the "Assignment") is dated as of the Effective Date set forth below and is entered into by and between <Assignor> (the "Assignor") and <Assignee> (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and the percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swingline loans) (the "Assigned

Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	<Assignor>
2.	Assignee:	<Assignee>, an Eligible Assignee
3.	Borrowers:
United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation
4.	Administrative Agent:	Canadian Imperial Bank of Commerce, as the administrative agent under the Credit Agreement
5.	Credit Agreement:
The Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto), among the Borrowers, the Lender parties thereto, the Administrative Agent, and the other agent parties thereto.
6.	Assigned Interest:
Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders		Amount of Commitments/Loans Assigned		Percentage Assigned of Commitments/Loans
Revolving Commitment	$	<25,000,000>	$	<Revolver>	< >	%
Term Commitment	$	<202,500,000>	$	<Term>	<TermPerc>	%
7.	Effective Date:	, 20
The terms set forth in this Assignment are hereby agreed to:
ASSIGNEE <ASSIGNEE>
By:

Name: Title:
ASSIGNOR <ASSIGNOR>
By:

Name: Title:

2

Accepted and Acknowledged:

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:

Name: Title:

3

[CANADIAN IMPERIAL BANK OF COMMERCE,
as Letter of Credit Issuer Agent](3)

By:

Name: Title:

(3)
If Applicable

4

UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USS TRANSPORT LLC, USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL PIONEER LLC, USCS CHARLESTON LLC, and USS VESSEL MANAGEMENT INC., as Borrowers(4)
By:

Name: Title:

(4)
If required

5

ANNEX 1

UNITED STATES SHIPPING MASTER LLC
AMENDED AND RESTATED CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

        1.    Representations and Warranties.

        1.1    Assignor.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Credit Documents"), or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

        1.2.    Assignee.    The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and of the other Credit Documents, including, without limitation, the Mortgages, the Pledge Agreement, the Security Agreements and the Cash Collateral Control Agreement, and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder, including, without limitation, the Mortgages, the Pledge Agreement, the Cash Collateral Control Agreement, the Security Agreements and copies of the financial statements delivered pursuant to Section 5.1.16 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

        2.    Payments.    From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

        3.    General Provisions.    This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to any conflict of laws principles which would require the application of the law of any other jurisdiction).

Annex 1-1

EXHIBIT G-1

PREFERRED SHIP MORTGAGE ON THE WHOLE OF THE

[NAME OF TANK SHIP ALL CAPS]

(OFFICIAL NUMBER                        )

$317,500,000

[NAME OF MORTGAGOR ALL CAPS]
c/o USS Vessel Management, Inc.
399 Thornall Street
Edison, NJ 08837

OWNER AND MORTGAGOR

IN FAVOR OF

NATIONAL CITY BANK,
in its capacity as Collateral Agent, as Trustee, under
that certain Amended and Restated Credit Agreement, dated as of April 13, 2004,
1900 East Ninth Street
Cleveland, OH 44114

MORTGAGEE

Dated: as of April 13, 2004

Discharge Amount:
$317,500,000 Together
With Interest, Expenses, Fees,
Performance of Mortgage and Credit Agreement and
Hedge Agreement Covenants and
Termination Payments under the Hedge Agreements

FIRST PREFERRED SHIP MORTGAGE

        THIS FIRST PREFERRED SHIP MORTGAGE (hereinafter called the "Mortgage") on the whole of the Vessel (as hereinafter defined), which is dated as of April 13, 2004, is provided and made by [NAME OF MORTGAGOR ALL CAPS] , a Delaware limited liability company whose mailing address is c/o USS Vessel Management, Inc., 399 Thornall Street, Edison, NJ 08837 (hereinafter called "Mortgagor") to NATIONAL CITY BANK, not in its individual capacity, but solely as collateral agent, as trustee on behalf of itself, the Administrative Agent (as hereinafter defined), the Lenders (as hereinafter defined), the Letter of Credit Issuer (as hereinafter defined) and the Secured Hedge Counterparties (as hereinafter defined), whose mailing address is 1900 East Ninth Street, Cleveland, OH 44114 (hereinafter called "Mortgagee"). Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, pursuant to an Amended and Restated Credit Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among United States Shipping Master LLC (the "Parent"), United States Shipping LLC and each of its subsidiaries, United States Chemical Shipping LLC (USCS), Mortgagor and all other subsidiaries of USCS, as borrowers (individually, including their respective successors and assigns, the "Borrower" and collectively, the "Borrowers"), the financial institutions listed on the signature pages thereof (the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), CIBC, as issuer of letters of credit thereunder (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer"), and Mortgagee, as collateral agent, as trustee on behalf of the Lenders, a copy of such Credit Agreement, without exhibits or schedules (other than Exhibit "L" thereto which is the form of amendment to that certain Cash Collateral Control Agreement dated as of September 13, 2002 by and among United States Shipping LLC and each of its subsidiaries and Mortgagee, attached hereto as Exhibit "C", and such Cash Collateral Control Agreement, as amended, herein being referred to as the "Cash Collateral Control Agreement"), being attached hereto as Exhibit "A" and incorporated herein by reference, the Lenders will make available to the Borrowers term loans, revolving loans, and letters of credit, which loans and obligations with respect to such letters of credit may, at the request of any Lender, be evidenced by certain promissory notes in favor of such of the Lender (the "Notes"), a copy of the form of the Notes is attached hereto as Exhibit "B" and incorporated herein by reference; and

        WHEREAS, the principal of and interest on loans are due and payable upon the terms and conditions recited in the Credit Agreement; and

        WHEREAS, loans made pursuant to the Credit Agreement in the principal amount of $202,500,000 have been advanced by the Lenders on the date hereof; and

        WHEREAS, one or more Lenders or Affiliates of a Lender (together with their respective successors and assigns, the "Secured Hedge Counterparties") may from time to time enter into Hedge Agreements (as defined in the Credit Agreement) with one or more of the Borrowers, and the Mortgagor has agreed in the Credit Agreement to execute, deliver and cause to be recorded such amendments hereto as may reasonably be requested by the Mortgagee to secure obligations under the Hedge Agreements; and

        WHEREAS, the total principal amount of sums advanced and to be advanced under the Credit Agreement is Two Hundred Twenty-Seven Million Five Hundred Thousand Dollars ($227,500,000), which amount could, under certain circumstances, be increased up to Three Hundred Seventeen Million Five Hundred Thousand Dollars ($317,500,000); and

        WHEREAS, Mortgagor, as a Subsidiary of the Parent and as a Borrower, will benefit, either directly or indirectly, from the credit extensions to be made under the Credit Agreement and under the Hedge Agreements with the Secured Hedge Counterparties; and

        WHEREAS, Mortgagor is the sole owner of the whole of the Vessel (as hereinafter defined); and

        WHEREAS, the Vessel has been documented in the name of the Mortgagor under the laws and the flag of the United States with the National Vessel Documentation Center; and

        WHEREAS, it is a condition to the funding of the loans under the Credit Agreement by the Lenders that Mortgagor shall have executed and delivered this Mortgage to the Mortgagee, for its benefit and the benefit of the Lenders, the Administrative Agent, the Letter of Credit Issuer and the Secured Hedge Counterparties (each of the Mortgagee, Lenders, Administrative Agent, Letter of Credit Issuer and Secured Hedge Counterparties individually being a "Secured Party" and collectively, the "Secured Parties"); and

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the due and punctual payment and performance of any and all present and future obligations and liabilities of Mortgagor of every type or description to Mortgagee: (i) arising under or in connection with the Credit Agreement, the Notes, the Letters of Credit and/or the Hedge Agreements, whether for principal, premium (if any), interest, expenses, indemnities, termination payments or other amounts (including attorneys' fees and expenses); or (ii) arising under or in connection with this Mortgage or any other Loan Document, including for reimbursement of amounts that may be advanced or expended by the Mortgagee (a) to satisfy amounts required to be paid by Mortgagor under this Mortgage or any other Loan Document for claims and Liens, together with interest thereon to the extent provided or (b) to maintain or preserve any collateral, including the Vessel or to create, perfect, continue or protect any collateral or the security interest therein, including the Vessel, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Federal Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described herein are collectively referred to as the "Secured Obligations"), Mortgagor does by these presents bargain, sell, transfer, assign, remise, release, set over, confirm, mortgage, convey and grant a continuing security interest in, unto Mortgagee, for itself and the ratable benefit of the Lenders, the Administrative Agent and the Letter of Credit Issuer and the Secured Hedge Counterparties and to Mortgagee's successors and assigns in its capacity as Collateral Agent, as trustee, the whole of the following named and described vessel (hereinafter the "Vessel"), to wit:

VESSEL NAME	OFFICIAL NUMBER	GROSS TONS (RTG)	PORT OF REGISTRY
[ALL CAPS]

together with all materials, machinery, equipment and accessories now or from time to time installed thereon, and substitutions therefor, whether now existing or hereafter acquired, including without limitation all of its boilers, engines, machinery, masts, spars, boats, pumps, anchors, cables, chains, motors, navigation and radar equipment, tools, anchors, chains, booms, cranes, rigs, pipes, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings, communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel (excluding any fuel paid by a charterer under a Charter), all financial equipment, computer equipment, calculators, adding machines and any other electronic equipment of every nature used in connection with the operation of the Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of

2

vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiter, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, showers, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, and all maintenance supplies used in connection with the Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by the Mortgagor or in which the Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereinafter be appropriated for use on or in connection with the operation of the Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessel, and all other appurtenances to the Vessel appertaining or belonging thereto, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel.

        TO HAVE AND TO HOLD ALL and singular the above-described Vessel unto Mortgagee, its successors and assigns forever.

        Provided, however, that if the Secured Obligations are paid and performed in full in accordance with the terms of the Credit Agreement, the Hedge Agreements, this Mortgage and the other Loan Documents, and the termination or expiration of all Commitments and all other commitments of the Secured Parties to any Borrower pursuant to any Loan Document, then this Mortgage shall cease and, in such event, at the expense of the Mortgagor, the Mortgagee agrees to execute all documents as the Mortgagor may reasonably require to discharge this Mortgage under the laws of the United States; otherwise, it shall remain in full force and effect. Mortgagor agrees to perform and to observe the terms, covenants and agreements contained in this Mortgage, the Credit Agreement, and in the other Loan Documents to which it is a party, and to hold the Vessel subject thereto.

        Nothing herein shall be deemed or construed to subject to the Lien hereof any property other than the whole of the vessel or the Vessel as the term is used in Chapter 313 of Subtitle III of Title 46 U.S.C. § 31301 et seq. ("Chapter 313").

        The terms and conditions of this Mortgage are as follows:

ARTICLE I

Particular Representations, Warranties and Covenants of Mortgagor

        The Mortgagor hereby represents, warrants, covenants and agrees with the Mortgagee as follows:

          1.     Mortgagor is and shall continue to be a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (46 App. U.S.C. § 802), entitled to own and operate the Vessel in the coastwise trade under its marine documents, which marine documents shall be maintained in full force and effect by the Mortgagor; the Vessel is duly documented in the name of the Mortgagor under the United States flag with the National Vessel Documentation Center and Mortgagor will at its own expense cause the Vessel to remain so documented. All limited liability company action necessary for the execution, delivery, validity and performance of this Mortgage and the other Loan Documents to which Mortgagor is a party have been duly taken and this Mortgage constitutes the legal, valid and binding obligation of Mortgagor enforceable in

3

  accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Mortgagor is a limited liability company duly organized and is and shall continue to be validly existing and in good standing under the laws of the State of Delaware and is authorized to do business and is in good standing in any other state wherein Mortgagor is required to be qualified to do business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. This Mortgage is given in good faith and with no intent to hinder or defraud any existing or future creditor of the Mortgagor or lienor of the Vessel.

          2.     Mortgagor lawfully owns and possesses the Vessel free of all Liens, whatsoever, except for (i) Liens which secure Mortgagee, its successors or assigns, and (ii) Liens specifically permitted in accordance with Section 7.2.3 of the Credit Agreement. Mortgagor shall warrant and defend title to and possession of all and every part of the Vessel for the benefit of Mortgagee against all Persons whomsoever.

          3.     Mortgagor shall comply in all material respects with, and not permit the Vessel to be operated in any material respect contrary to, any provision of any law, treaty, convention, rule, regulation or order of the United States, any State, and/or of any department or agency thereof, and shall not operate the Vessel outside of the navigation limits of the insurance carried pursuant to Section 11 of this Article I, will cause this Mortgage immediately to be duly filed and recorded in accordance with Chapter 313, and will comply with and satisfy all of the other provisions of Chapter 313. Mortgagor shall do every thing necessary to establish and maintain this Mortgage as a valid and enforceable first preferred mortgage (within the meaning of Chapter 313) on the Vessel, prior to all other Liens and encumbrances (including, but not limited to, paying and discharging all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens on or claims enforceable against such Vessel). Mortgagor will not do, or suffer or permit to be done, anything which could reasonably be expected to injuriously affect the documentation of the Vessel under the laws and regulations of the United States.

          4.     Neither Mortgagor nor the master of the Vessel, or anyone acting in its or their behalf, has or shall have any right, power of authority to create, incur or permit to be placed or imposed or continued upon the Vessel any Lien whatsoever, except as specifically permitted by Section 7.2.3 of the Credit Agreement, and in no event shall any Lien be imposed or placed or continued upon the Vessel which would be prior to or on a parity with or which could reasonably be expected to impair the Lien of this Mortgage; provided that the right of Mortgagor to create or permit the existence of any Lien pursuant to Section 7.2.3 of the Credit Agreement shall in no event be construed as permitting any libel, attachment, or other seizure of the Vessel under process or color of legal authority to remain undissolved or undischarged, or in any respect modify or alter any obligation of Mortgagor under Section 7 of this Article I.

          5.     Mortgagor shall pay and discharge before the same shall become delinquent, all taxes, assessments, governmental charges, fines and penalties lawfully imposed upon the Vessel and upon any income therefrom; provided that Mortgagor may omit to pay any such taxes, assessments, governmental charges, fines or penalties that are being contested in good faith and with due diligence and by appropriate legal proceedings; provided that the nonpayment thereof will not subject the Vessel to arrest, detention, attachment, forfeiture or loss; and provided further, however, that Mortgagor will pay or cause to be paid all such taxes, assessments, or charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor. Mortgagor shall indemnify and save Mortgagee and the Administrative Agent, the Letter of Credit Issuer and each Lender harmless from and against any liability, loss, damage, cost or expense of any kind that may be imposed upon Mortgagee or such Lender in connection with any such

4

  contest and any determination resulting therefrom, and the right of Mortgagor to contest the validity of any claim contemplated by this Section 5 shall in no event be construed as permitting any libel, attachment, or other seizure of the Vessel under process or color of legal authority to remain undissolved or undischarged, or in any respect modify or alter any obligation of Mortgagor under Section 7 of this Article I.

          6.     Mortgagor will cause a properly certified copy of this Mortgage to be exhibited to any and all Persons having business with the Vessel which could reasonably be expected to give rise to any Lien thereon other than Liens for stevedores' and crews wages, salvage and general average, and to any representative of the Mortgagee on demand. A notice of this Mortgage shall be prominently displayed aboard the Vessel in the pilot house, and in the chart room, and in the Master's cabin of the Vessel, printed in plain type of such size that it shall cover a space not less than six (6) inches wide by nine (9) inches high, which said notice shall read as follows:

Notice of Mortgage

      This vessel is owned by [NAME OF MORTGAGOR ALL CAPS], a Delaware limited liability company, and is covered by a First Preferred Ship Mortgage in favor of NATIONAL CITY BANK, as Collateral Agent, as trustee, for the Lenders under an Amended and Restated Credit Agreement dated as of April 13, 2004 among UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, [NAME OF MORTGAGOR ALL CAPS], and others, said First Preferred Ship Mortgage having been executed under authority of the Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. § 31301 et seq. Under the terms of said First Preferred Ship Mortgage, neither the Mortgagor nor the Master, nor any agent of this Vessel nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than those liens specifically permitted pursuant to Section 7.2.3 of such Amended and Restated Credit Agreement.

          7.     Subject to the provisions of Section 23, if the Vessel shall be libeled, arrested, attached, detained, seized or levied upon or taken into custody under process or under color of any authority, Mortgagor shall forthwith notify Mortgagee by telecopy, confirmed by letter, and forthwith discharge or release such Vessel therefrom, and in any event within fifteen (15) days after such libel, attachment, detention, seizure, levy or taking into custody; provided, however, that if the Mortgagor or any charterer of such Vessel shall invoke the benefits of 46 App. U.S.C. § 181 to § 186, inclusive, as amended, providing for the limitation of the liability of ship owners, then and in that event, the release and discharge of such Vessel shall be effected within five (5) days from the date of the order of the district court for the payment into the registry of the court of the amount of the value of petitioner's interest in such Vessel and its pending freight, if any, or an equivalent as accepted by the court; and provided, further, that in any such proceeding to limit liability, such Vessel shall not be surrendered or offered to be surrendered to a trustee as provided in 46 App. U.S.C. § 185(b), without the written consent of Mortgagee first had and obtained. If Mortgagor shall fail or neglect to release such Vessel from libel, arrest, attachment, detainment, seizure or levy, Mortgagee or any Person acting on behalf of Mortgagee may, but shall not be obligated to, furnish security to release such Vessel and by so doing shall not be deemed to have cured the default of Mortgagor and the cost of same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at a rate equal to the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2% upon any overdue principal amount of the indebtedness outstanding under the Credit Agreement and with costs and the interest thereon shall constitute a debt secured by the Lien of this Mortgage.

5

          8.     Mortgagor shall (i) at all reasonable times and (unless an Event of Default shall have occurred and is continuing in which case no notice is required) upon reasonable notice to Mortgagor afford Mortgagee or its representatives complete opportunity to inspect or survey the Vessel and its cargoes and papers (including the Vessel's logs), (ii) at the reasonable request of Mortgagee, deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not, and (iii) certify upon Mortgagee's request, but not more often than quarterly, that all wages and other claims whatsoever, which might have given rise to a Lien upon the Vessel, have been paid or are not overdue.

          9.     (a) Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease, demise, charter (except as permitted by the Credit Agreement), or further mortgage the Vessel or any interest therein; provided that Mortgagor may demise or bareboat charter the Vessel to USS Chemical Chartering LLC or another Borrower pursuant to a Bareboat Charter in substantially the form of a Chemical Chartering Lease. Any such written consent to any one sale, lease, demise, charter or mortgage shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, lease, demise, charter or mortgage of the Vessel (or any interest therein). Any such sale, mortgage, charter or transfer of such Vessel or any interest therein shall be subject to the provisions of this Mortgage and the Lien hereof.

            (a)   Mortgagor shall not, except as herein expressly permitted, change the name or flag of the Vessel or make any substantial change in the Vessel's structure without the written consent of Mortgagee first had and obtained in its sole and absolute discretion, and any such written consent to any change of name, flag or structure shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of name, flag or structure. In the event of Mortgagee's consent to any change of name or flag of the Vessel, such change shall not be undertaken unless and until all filings, recordations or other actions necessary to perfect and protect the Lien created by this Mortgage and to enable the Mortgagee to exercise and enforce its rights and remedies hereunder with respect to such Vessel after giving effect to such change of name or flag shall have been completed (including, without limitation, opinions of counsel as to the perfected status of the Mortgagee after giving effect to such change of name or flag, if required by Mortgagee).

          10.   From time to time Mortgagor shall execute and deliver such other and further instruments and assurances as: (i) may be required to effect the purposes of this Mortgage and to secure from time to time obligations of the Mortgagor under any Hedge Agreement with a Secured Hedge Counterparty; (ii) necessary to maintain and effectuate this Mortgage as a valid and enforceable first preferred mortgage (within the meaning of Chapter 313) on each Vessel, prior to all other Liens and encumbrances; (iii) necessary for operation of each Vessel by Mortgagee; and (iv) necessary to effectuate sales as hereinafter provided in paragraph (c) of Section 7 of Article II.

          11.   (a) So long as any of the Secured Obligations secured hereby remain outstanding or any Commitment or any other commitment of the Secured Parties to any Borrower pursuant to any Loan Document remains outstanding, Mortgagor, at its expense and at no expense to the Mortgagee, shall keep the Vessel insured against (i) risks of fire, explosion and marine perils, and against all other risks insured under the form of policy known as "American Institute Hull Clauses (June 2, 1977)," or equivalent including, but not limited to, strikes, riots, and civil commotion coverage, (ii) risks covered by protection and indemnity insurance (including, without limitation, coverage against third party claims for pollution liability including statutory and governmental clean-up liabilities) and (iii) such other risks and liabilities, including employees' compensation, from time to time reasonably specified by Mortgagee. The Mortgagor will keep the Vessel insured, in lawful money of the United States and in markets reasonably acceptable to the Mortgagee, for not less than (A) in the case of the insurance referred to in clause (i) above, the higher of

6

  (x) [$35,000,000](1) [$50,000,000](2) for the first 12-month period occurring after the date hereof, reducing by $4,000,000 on each of the next five (5) anniversary dates thereafter, and (y) the full insurable value of such Vessel, and (B) in the case of the insurance referred to in clause (ii) above, in an amount customarily carried by a vessel engaged in the same or similar trade, but not less that $3,000,000,000 per incident with a $900,000,000 pollution sublimit per incident; provided, however, that any protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss. Policy deductibles shall not exceed $150,000 for the first 12-month period occurring after the date hereof and $250,000 thereafter.

(1)
Use for the Chemical Pioneer.

(2)
Use for the Charleston.

            (a)   The policy or policies of insurance shall be issued by underwriters or associations having an A.M. Best & Company, Inc. rating of A- or higher, or if such underwriter or association is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by a reputable insurance broker, and shall contain terms customarily imposed on vessels engaged in the same or similar type of trade. The Mortgagor shall furnish to the Mortgagee, annually, not later than ninety (90) days after the end of Mortgagor's fiscal year, a detailed certificate or opinion signed by a firm of marine insurance brokers reasonably satisfactory to the Mortgagee that the insurance coverages in place and the amounts thereof are prudent and reasonable taking into account existing industry practices, and the risks associated with the trade of the Vessel and comply with Mortgagor's obligations under this Section 11. Cover notes and/or certificates for all insurance coverages provided for herein shall be furnished to the Mortgagee upon execution of this Mortgage and delivered to Mortgagee whenever requested but, in all events, no less than annually on or before January 15 of each year and at the time such insurance coverages are renewed, extended or a new insurance policy substituted therefor. All policies required hereunder shall contain provisions that the same may not be cancelable or materially modified until thirty (30) days following delivery to Mortgagee of written notice of intent to cancel (except for war risk, in which case notice shall be given to the extent required by the policies). Any language contained in the printed policy or insurance certificate which relieves the insurance carrier from responsibility to the Mortgagee in the event such carrier fails to provide such notice must be deleted.

            (b)   All insurance and the policies, except protection and indemnity insurances, evidencing the same shall by their terms be taken out in the joint names of Mortgagor and Mortgagee, and shall by their terms be payable to them as their respective interests may appear. The interest of Mortgagee is hereby declared to be the outstanding amount of the Secured Obligations, whether contingent or absolute, due or to be become due. The Mortgagor shall not declare or agree with the underwriters that the Vessel is a constructive or compromised, agreed or arranged total loss without the prior written consent of the Mortgagee. The proceeds of all insurance, except protection and indemnity insurances, shall be paid to Mortgagor and Mortgagee jointly and shall be deposited in the Restricted Loss Proceeds Account as provided in the Cash Collateral Control Agreement. All proceeds arising as a result of a total loss, actual or constructive, as constructive total loss is defined in the policy or policies of hull insurance procured hereunder, or as a result of a requisition, condemnation, or taking shall be paid to the Mortgagee for application to the payment of the Secured Obligations as provided in Section 3(h)(i) of the Cash Collateral Control Agreement.

            (c)   Mortgagor agrees to renew all insurance policies or cause or procure the same to be renewed before the relevant policies or contracts expire and to procure that the insurers or a firm of independent marine insurance brokers shall promptly confirm in writing to the

7

    Mortgagee as and when each such renewal is effected. The Mortgagor agrees to cause such insurers or independent marine insurance brokers to agree (x) to advise the Mortgagee promptly of any failure to renew or other event which could reasonably be expected to cause a lapse in coverage and of any default in payment of any premium and of any other act or omission on the part of the Mortgagor of which they have knowledge and which could reasonably be anticipated to, in their opinion, invalidate or render unenforceable, or cause the lapse of, or prevent the renewal or extension of, in whole or in part, the insurance on the Vessel and (y) to mark their records and advise the Mortgagee at least thirty days prior to the expiration date of any of the insurance policies, that such insurance policies have been renewed or replaced with new insurance which complies with the provisions hereof.

            (d)   Mortgagor warrants that it will maintain all such insurance unimpaired by any act, breach of warranty or otherwise, and that it will not be guilty of or permit any act of omission or commission which will in any way invalidate, void or suspend any insurance herein provided to be maintained. Mortgagor shall also procure and maintain breach of warranty or Mortgagee's interest insurance in favor of Mortgagee on each of the above policies unless the Administrative Agent shall otherwise agree in writing with the Mortgagor. Mortgagor shall pay for or defend against with appropriate proceedings diligently pursued if reasonably disputed any loss of or damage to the Vessel by any cause whatsoever and any third-party claims whatsoever which would constitute a Lien against the Vessel not covered by insurance or for which no reimbursement or incomplete reimbursement is secured from the insurance.

          12.   Mortgagor shall, at its own expense, at all times keep the Vessel tight, strong, in good seaworthy condition working order and in a good and efficient state of repair and fit for its intended use and perform all ordinary maintenance on the Vessel and make all reasonably proper renewals and replacements necessitated by wear, tear, normal depreciation and casualty so as to comply in all material respects with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the United States and engaged in the service in which the Vessel is engaged. In the event of damage to the Vessel less than a total loss, actual or constructive, as constructive total loss is defined in the policy or policies of hull insurance procured hereunder, the Mortgagor shall make and pay for the repairs necessitated thereby, and in that event Mortgagor shall pay the amount of the deductible average provided in the insurance, and if Mortgagor has paid for such repairs, Mortgagor shall be entitled to receive the proceeds of insurance applicable to the repaired damage in the manner and to the extent provided in the Cash Collateral Control Agreement; and if Mortgagor does not make such repairs, Mortgagor nevertheless shall remain bound for the amount of the deductible average provided in such insurance. Mortgagor will keep the Vessel in such condition as would entitle it to the highest classification and rating for vessels of the same age and type in the American Bureau of Shipping, or another classification society of like standing approved by the Mortgagee. Mortgagor covenants that the Vessel shall, at all times comply in all material respects with all laws, treaties and conventions, and rules and regulations issued thereunder, applicable to such Vessel, its operation and trade, and shall have on board as and when required thereby, valid certificates showing compliance therewith. Mortgagor will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel or change its rig without the prior written approval of Mortgagee.

          13.   Without limiting the generality of any other provision contained herein or in any other Loan Document, Mortgagor will comply in all material respects with and satisfy in all material respects all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Vessel with respect to pollution by any applicable state or nation or political subdivision thereof, including, without being limited to, the United States Oil Pollution Act of 1990, as at any time amended, or by any applicable

8

  international treaty or convention, and will maintain all certificates or other evidence of financial responsibility as may be required by any such applicable law, regulation, proclamation, order, treaty or convention with respect to the Vessel's cargo or the trade in which the Vessel is from time to time engaged.

          14.   The Mortgagor agrees to keep books of record and account in accordance with generally accepted accounting principles and to make said books of record and account available to Mortgagee during normal business hours and (unless an Event of Default shall have occurred and is continuing in which case no notice is required) upon reasonable notice to Mortgagor when requested to do so by Mortgagee and to furnish Mortgagee with any and all information and statements as Mortgagee may reasonably request.

          15.   The entry into and performance by the Mortgagor of each of this Mortgage and the other Loan Documents to which Mortgagor is a party, does not, and will not violate in any respect (i) any applicable law or regulation of any governmental or official authority or body, or (ii) any agreement, contract or other undertaking to which the Mortgagor is a party or which is binding on the Mortgagor or any of its assets.

          16.   All consents, licenses, approvals and authorizations (including any approvals of the U.S. Maritime Administration) required for the entry into, performance, validity and enforceability of this Mortgage and the other Loan Documents to which Mortgagor is a party have been obtained and are in full force and effect, except for those consents, licenses, approvals and authorizations the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

9

          17.   Except for the filing with the National Vessel Documentation Center, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it, or any document relating hereto, be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that, except for the recording fee payable to the U.S. Coast Guard, any stamp, registration or similar taxes or fee be paid on or in relation to this Mortgage and the Loan Documents.

          18.   The Mortgagor will cause the Vessel, upon documentation with the National Vessel Documentation Center and at all times thereafter, to be operationally seaworthy; provided, that the Mortgagor shall not be deemed to be in violation of the foregoing with respect to the Vessel during such time as such Vessel is in drydock or is undergoing necessary repairs as permitted or required by the Credit Agreement.

          19.   The Mortgagor will submit or cause the Vessel to be submitted to such periodic surveys as may be required for inspection purposes and to supply or to cause to be supplied to the Mortgagee at its request, copies of all survey reports concerning such Vessel.

          20.   The Mortgagor will promptly furnish and cause to be furnished to the Mortgagee all such information as it may from time to time reasonably request regarding the Vessel, its employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for its employment or otherwise concerning the matters addressed by this Mortgage.

          21.   The Mortgagor agrees to notify the Mortgagee in writing of:

    (i)
    any accident to the Vessel involving repairs the cost of which will or is likely to exceed ONE MILLION DOLLARS ($1,000,000);

    (ii)
    any occurrence which has or is likely to render the Vessel a total loss or a constructive total loss;

    (iii)
    any requirement or recommendation made by any insurer or classification society or by any competent authority with which there is not prompt compliance with the reasons therefor;

    (iv)
    any arrest of the Vessel or the exercise or purported exercise of any Lien on the Vessel or its earnings; and

    (v)
    any occurrence of an event of default specified in Article II hereof or an event which with notice, lapse of time or both will constitute an event of default specified therein.

          22.   In the event that at any time and from time to time this Mortgage, any other Loan Document or any provisions hereof or thereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by Mortgagee shall be reasonably deemed by Mortgagee insufficient to carry out the true intent and spirit of this Mortgage and each other Loan Document, then Mortgagor, forthwith upon the reasonable request of Mortgagee, will execute and deliver, on its own behalf, such other and further assurances and documents as may be reasonably necessary to more effectively subject the Vessel to the payment of the Secured Obligations, as provided in this Mortgage and each other Loan Document and the performance of the terms and provisions of this Mortgage and each other Loan Document and do such things as Mortgagee in its sole discretion may reasonably deem to be necessary to carry out the true intent of this Mortgage.

          23.   In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of the Vessel by any governmental or purported authority or by anyone else, the Lien of this Mortgage shall be deemed to attach to, and to Mortgagor's claim for, any

10

  compensation, purchase price, reimbursement or award therefor payable from any source (including any insurance proceeds in respect thereof), and any payments in respect thereof shall be paid to Mortgagee and applied in accordance with the terms of the Credit Agreement. Mortgagor shall promptly execute and deliver to Mortgagee such documents and do and perform such acts as in the opinion of Mortgagee acting reasonably may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

          24.    Further Assurances.    If this Mortgage, or any provisions hereof, shall be deemed invalid in whole or in part for any reason, or if the documents at any time held by Mortgagee shall be deemed by Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then from time to time Mortgagor will duly execute and deliver, on its own behalf, any and all such other and further assurances and documents as in the judgment of Mortgagee acting reasonably may be necessary, useful or desirable more effectually to subject the Vessel to the Lien of this Mortgage or to obtain or maintain the full benefits of this Mortgage. Upon the failure of Mortgagor so to do, Mortgagee may execute any and all such other and further assurances and documents for and in the name and stead of Mortgagor.

ARTICLE II

Events of Default and Remedies of Mortgage

        1.     In the event that Mortgagor fails to procure and/or maintain insurance, as provided in Section 11 of Article I above, Mortgagee may, at its option, without any obligations so to do, and without waiver of any of its rights hereunder, procure such insurance as it deems necessary to protect its security and the cost of the same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2%, and such insurance costs and the interest thereon shall constitute a debt secured by the Lien of this Mortgage.

        2.     In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity, or admiralty jurisdiction, or by any governmental or other authority, on a claim for which Mortgagor is alleged to be liable, and shall not be released from arrest or detention as and within the time prescribed by the provisions of Section 7 of Article I above, Mortgagor hereby authorizes and empowers Mortgagee, as its duly appointed representative, in the name of Mortgagor, or its successors or assigns, to apply for, claim and receive, or take possession of such Vessel with all rights and powers Mortgagor, its successors or assigns may have, possess, and exercise in any such event. The power hereby granted shall be irrevocable and may be exercised not only by said representatives of Mortgagee, but also by an appointee or appointees of such representatives, with full power of substitution, to the same extent as if such appointee or appointees had been named as one of the attorneys above named by express designation. Mortgagor also authorizes and empowers any Person duly acting under the provisions of this Section 2 of Article II to appear in the name of Mortgagor, its successors or assigns, in any court where a suit may be pending against Mortgagor, or against the Vessel because of or on account of any alleged Lien against such Vessel and from which it has not been released, and to take such proceedings as such Person may deem proper for the defense of such suit and for the release of such Vessel therefrom. All expenditures or liabilities made or incurred by them, or any of them, in the premises, in good faith, shall be debts due from Mortgagor to Mortgagee, and shall be promptly repaid by Mortgagor to Mortgagee with interest thereon at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2%, and shall be secured by the Lien of this Mortgage.

        3.     In the event Mortgagor fails properly to comply with the provisions of Section 12 of Article I above, Mortgagee may, at its option, without any obligation so to do and without waiver of any of its rights hereunder, perform such maintenance and make such repairs, renewals and replacements and the

11

cost of the same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2%, and all such expenditures and the interest thereon shall constitute a debt from Mortgagor to Mortgagee secured by the Lien of this Mortgage.

        4.     In the event that Mortgagee, though without any obligation so to do, employs an attorney to protect the Vessel or to prevent the impairment of Mortgagee's security represented by the Vessel and/or makes any reasonable expenditure for any other matter in any instance where Mortgagor is obligated by this Mortgage to employ such attorney and/or make such expenditure shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2%, and all such expenditures and the interest thereon shall constitute a debt from Mortgagor to Mortgagee secured by the Lien of this Mortgage.

        5.     In the event that Mortgagee should make any expenditure or incur any costs which Mortgagor is obligated by this Mortgage so to do, such expenditure or costs shall be charged against Mortgagor and be repaid promptly to Mortgagee with interest thereon at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2% and shall constitute a debt from Mortgagor to Mortgagee secured by the Lien of this Mortgage.

        6.     The following events are events of default ("Events of Default"):

          (a)   An Event of Default under and as defined in the Credit Agreement shall occur and be continuing; or

          (b)   Failure by Mortgagor in the performance or observance of any of its obligations hereunder if such failure shall continue unremedied for a period of thirty (30) days following the date of written notice thereof to Mortgagor from the Mortgagee; or

          (c)   an event of actual or constructive total loss or an agreed, or arranged, or compromised total loss of the Vessel shall occur; provided, that it shall not be an Event of Default under this clause (c) so long as Mortgagor (i) has insurance on the Vessel with respect to such event, (ii) shall promptly file a claim for such insurance with respect to such event and (iii) shall diligently continue to pursue such insurance claim in good faith using appropriate proceedings.

        7.     In case of the occurrence of any Event of Default specified in Section 6 of this Article II and its continuance for the period, if any, specified with reference thereto in said section, then, and in each and every case, such default subsisting, in addition to the remedies specified in the Credit Agreement, Mortgagee:

          (a)   May retake any or all of the Vessel without legal process at any time wherever it may be, and, without being responsible in any manner for loss or damage to Mortgagor or any other Person, and Mortgagor, or other Person in possession, shall forthwith surrender possession of such Vessel to Mortgagee, upon demand; Mortgagee then shall retake or may hold, lay up, lease, operate, manage and control or otherwise use such Vessel in any service as Mortgagee may elect and may insure such Vessel and make all necessary or proper repairs and useful alterations, additions, betterments and improvements thereto as to it may seem judicious and shall be entitled to collect and receive all tolls, earnings, income, rents, issues and profits of or arising out of the operation or management of such Vessel, and after deducting all expenses of operation and/or repairs, maintenance, alterations, additions, betterments and improvements and all payments for taxes, insurance, as well as just and reasonable compensation for its own services, and for all its agents, attorneys and employees, Mortgagee shall apply the net money arising, as aforesaid, as provided by Section 9 of this Article II;

12

          (b)   May retake any or all of the Vessel without legal process wherever it may be and without being responsible in any manner for loss or damage to Mortgagor or to any other Person, and Mortgagor or any other Person in possession shall forthwith, surrender possession of such Vessel upon demand of Mortgagee, and Mortgagee may sell such Vessel at public auction free from any and all claims of or by Mortgagor in law, in equity, in admiralty or by statute, which said auction shall be made at a time and place and upon such notice as may be required by law; if not governed by any applicable provisions of law, such auction shall be made at such time and place as Mortgagee may fix, after notice of the time, place and terms of said auction, together with a description of the property to be auctioned, has been published for six (6) consecutive days (except Sunday) preceding the date for such auction in a newspaper printed in the English language and customarily published on each business day and of general circulation in the County of New York, State of New York, and in a newspaper published in the county or counties in which the place of auction is located if other than the said county. Mortgagee and its successors or assigns hereby are appointed the true and lawful attorneys irrevocable of Mortgagor in its name and stead to make all necessary transfers of property thus sold, and for that purpose it or they will execute all necessary instruments of assignment and transfer, Mortgagor hereby ratifying and confirming all that its said attorneys shall lawfully do by virtue hereof; and Mortgagee shall have the right to become the purchaser hereunder if the Mortgagee is the high bidder at the public auction;

          (c)   May proceed to protect and enforce its rights under this Mortgage, including all rights and remedies arising by reason of the provisions of Chapter 313, and all acts amendatory thereof and supplement thereto, by suit or suits in equity or actions at law, or by suit in admiralty in rem or in personam, whether for specific performance of any covenant or agreement contained herein or for any foreclosure hereunder or for the enforcement of any proper legal or equitable remedy or remedy in admiralty as Mortgagee, being advised by counsel, shall deem most effectual to protect and enforce the rights aforesaid; in connection with any such proceeding, Mortgagee shall be entitled, as a matter of right, to the appointment of a receiver of the mortgaged property and of tolls, rents, income, revenues, profits and earnings thereof; and shall be entitled as a matter of right and not as a matter of discretion to:

    (i)
    the appointment of a receiver or receivers of Mortgagor's interest in the Vessel and Mortgagor's interest in the hire, earnings, issues, revenues, freights, incomes and profits due or to become due and arising from the operation thereof; and

    (ii)
    a decree ordering and directing the sale and disposal of the Vessel after the appropriate admiralty proceeding; and

          (d)   May proceed personally against Mortgagor in any court of competent jurisdiction to recover, with interest thereon at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2%, any damages which Mortgagee may sustain by reason of any infraction by Mortgagor of any Secured Obligations contained in Sections 1 through 20, inclusive, of Article 1 above.

        Mortgagee, as a condition precedent to exercising the power of sale hereby granted or seeking to sell pursuant to judicial proceedings, shall be required to give the notice required under the Credit Agreement. Each and every power or remedy herein conferred on Mortgagee shall be cumulative and in addition to all other powers or remedies now or hereinafter existing in admiralty, in equity, in law or by statute (including the Delaware Uniform Commercial Code) and may be exercised as often as may be deemed expedient by Mortgagee. No delay or omission by Mortgagee shall impair any right, power or remedy and no waiver of any default shall waive any other default.

        8.     If at any time after one or more Events of Default enumerated in Section 6 of this Article II shall have occurred and before the Vessel shall have been sold pursuant to any provision of this Article II (whether or not proceedings for foreclosure shall have been commenced and/or prosecuted in

13

any court), Mortgagor shall make good such default or defaults, including without limitation, payment of any past due installment of principal and interest of the Secured Obligations secured by the Lien of this Mortgage, and reimbursement of any advances and expenditures made by Mortgagee in accordance with the provisions of Sections 1, 2, 3, 4 and 5 of this Article II, with interest thereon, together with attorneys' fees and costs, then, and in every such case, Mortgagee shall waive such default or defaults and its or their consequences and shall rescind any action theretofore taken by it, including without limitation, the acceleration of payment of the Secured Obligations secured by this Mortgage; but no waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

        9.     The net proceeds of any judicial or other sale, of any charter, management or other use of the Vessel by Mortgagee, of any claim for damages to the Vessel and of any insurance received by Mortgagee (except to the extent that such insurance proceeds are to be paid to Mortgagor in accordance with any provisions of this Mortgage or the Cash Collateral Control Agreement) shall be held and applied by Mortgagee from time to time as follows:

    (i)
    first: to the payment and satisfaction of all costs and expenses including, without limitation, attorneys' fees, incurred by the Mortgagee and by the Administrative Agent in the enforcement and administration of this Mortgage and of any of the other Transaction Documents;

    (ii)
    second: to the payment and satisfaction of all the other Secured Obligations consisting of costs, expenses, interest or fees on a pro rata basis;

    (iii)
    third: to the payment and satisfaction of all other Secured Obligations on a pro rata basis; and

    (iv)
    fourth: to the Mortgagor or such other Person as may be legally entitled thereto.

        Should there not be any funds or insufficient funds to liquidate all valid claims of Mortgagee, then Mortgagor shall remain bound to Mortgagee for any unpaid amount or balance due and shall be liable to pay said amount to Mortgagee with interest thereon as provided in this Mortgage, but, if after payment in full, any amount remains, it shall be paid to the Person or entity entitled thereto.

        10.   If an Event of Default has occurred, which has not been cured pursuant to provisions hereof, Mortgagor shall not at any time insist upon, plead in any manner whatever, claim or take the benefit or advantage of, any stay or extension, valuation or appraisement law for the purpose of preventing or hindering the enforcement or foreclosure of this Mortgage, and it covenants that it will not hinder, delay or impede the execution of any power herein granted and declared to Mortgagee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted, nor after any sale or sales will it claim or exercise any right under any statute or otherwise to redeem the property so sold or any part thereof.

        11.   Without prejudice to any other rights and remedies of Mortgagee arising under this Mortgage or the other Loan Documents, Mortgagor hereby agrees and undertakes to indemnify Mortgagee against all obligations and liabilities whatsoever and whensoever incurred by Mortgagee in good faith in the enforcement of its rights hereunder or under any other Loan Documents.

        12.   (a) Mortgagor hereby irrevocably appoints Mortgagee its attorney-in-fact until the termination of this Mortgage as herein provided to do in its name all acts which Mortgagor, or its successors or assigns, could do in relation to the Vessel, including, without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as Mortgagee lawfully may), all freights, hire, earnings, issues, revenues, income and profits of such Vessel, and all amounts due from underwriters under the insurance as payment for losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to Mortgagor or arising from such Vessel, and to make, give and execute in the name of Mortgagor, acquittances,

14

receipts, releases, or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ such Vessel, to execute and deliver charters and a bill of sale for such Vessel, and to endorse and accept in the name of Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing and execute any necessary instruments for the U.S. Department of Homeland Security necessary to consummate such sale or transfer; provided, that Mortgagee shall take no action under the power of attorney granted hereby, unless an Event of Default has occurred and Mortgagor has received prompt written notice of such Event of Default.

          (a)   The exercise by or on behalf of Mortgagee of the power granted in this Section 12 shall not require any Person dealing with Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred and is not continuing, and the exercise by Mortgagee of such power shall, with regard to such Person, be conclusive evidence of the Mortgagee's right to exercise the same.

          (b)   Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such lawful agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee hereunder.

        13.   The powers conferred on Mortgagee by this Mortgage are solely to protect its interest and the interests of the Secured Parties in the Vessel and shall not impose any duty upon it to exercise such powers. The exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No notice to or demand on Mortgagor in any instance shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances. No delay or omission by Mortgagee in the exercise of any right or power or in the pursuance of any remedy occurring upon an Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Mortgagor or to be an acquiescence therein, nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any past Event of Default or any advances after any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. Except for the safe custody of any part of the Vessel in its possession (subject to standards of care governing the Mortgage hereunder) and the accounting for moneys actually received by it hereunder, Mortgagee shall have no duty as to any part of the Vessel whether or not Mortgagee or any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Vessel.

ARTICLE III

Possession Until Default

        Until an Event of Default shall have occurred and shall have continued for the time, if any, specified with reference thereto in Article II above, Mortgagee shall permit Mortgagor and Mortgagor shall have the right to possess, use, manage, operate and enjoy the Vessel.

ARTICLE IV

Miscellaneous Provisions

        1.     All covenants and agreements of Mortgagor herein contained shall bind Mortgagor, its successors and assigns forever, and shall inure to the benefit of Mortgagee and its successors and

15

assigns forever. Following any assignment of this Mortgage by Mortgagee, any reference herein to "Mortgagee" shall be deemed to refer to the assignee.

        2.     The total amount of this Mortgage is Three Hundred Seventeen Million Five Hundred Thousand Dollars ($317,500,000), plus interest, expenses and costs as provided herein, and in the other Loan Documents, and performance of the Mortgage, Credit Agreement and Hedge Agreements covenants and termination payments under the Hedge Agreements. The discharge amount of this Mortgage is the same as the total amount. Notwithstanding the foregoing or any other statement contained herein regarding the maturity of this Mortgage, this Mortgage shall remain in full force and effect until the payment in full of the Secured Obligations and the termination or expiration of all Commitments and all other commitments of the Secured Parties to any Borrowers pursuant to any Loan Document and until the full and final performance by Mortgagor of all of its covenants contained in this Mortgage and the other Loan Documents.

        3.     The interest of the Mortgagor in the Vessel and the interest mortgaged by this Mortgage is that of one-hundred percent (100%) absolute and sole ownership.

        4.     Any notice or demand which by any provision of this Mortgage is required or permitted to be given, delivered or served on Mortgagor may be given, delivered or served by being deposited, first class postage prepaid, in a post office letter box addressed (until another address is filed by Mortgagor in writing with Mortgagee for the purpose of this section), or may be delivered by pre-paid courier or by facsimile as follows: [NAME OF MORTGAGOR ALL CAPS], c/o USS Vessel Management Inc., 399 Thornall Street, Edison, NJ 08837, Attention: Paul Gridley, telephone: 732-635-2700; facsimile: 732-635-1940. Any notice or demand which by any provision of this Mortgage is required or permitted to be given, delivered or served on Mortgagee may be given, delivered or served by being deposited, postage prepaid, in a post office box addressed (until another address is filed by Mortgagee in writing with Mortgagor for the purposes of this section) or may be delivered by courier or by facsimile as follows: National City Bank, as Collateral Agent under the Credit Agreement, 1900 East Ninth Street, Locator 01-2077, Cleveland, OH 44114, Attention: Timothy Healy, telephone: 216-222-9440; facsimile: 216-222-0129. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and receipt electronically confirmed.

        5.     In the event of any casualty, accident, loss or other occurrence which gives rise to a preferred maritime lien against the Vessel within the meaning of 46 U.S.C. § 31301, et seq., and § 31341 et seq., or any other claim against the Vessel which primes the preferred ship mortgage herein granted, except for Liens arising and accruing in the ordinary course of business but not yet due, or in the event that Mortgagor receives notice that any third party claims or contends that he or some other party holds a preferred maritime lien or a claim against the Vessel which primes the Lien of the Mortgage herein granted, and if any such Lien or claim is not covered in full by insurance maintained by the Mortgagor or the Mortgagor's insurance company has issued a reservation of rights with respect to any such Lien or claim, then, and in any such events, Mortgagor will give Mortgagee immediate notice thereof.

        6.     If any provision of this Mortgage, or any obligation, right or remedy created by this Mortgage be declared invalid in any legal proceeding, no other valid obligation, right or remedy created by this Mortgage shall be affected thereby.

        7.     Nothing in this Mortgage, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors, permitted assigns and other transferees any rights or remedies under or by reason of this Mortgage.

        8.     This instrument may, for convenience, be executed in any number of original counterparts, each of which shall be deemed an original and all of which taken together shall be and constitute one

16

instrument. Any word importing the singular shall as well include the plural and any pronoun importing gender shall include the masculine, feminine or neuter.

        9.     Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion of this Mortgage shall be construed to waive its preferred status, then such provision or portion to such extent shall be void and of no effect without affecting the remaining provisions, which shall remain in full force and effect.

        10.   The provisions of the Credit Agreement regarding amendments are specifically incorporated in this Mortgage by reference, with the same force and effect as if the same were set out in this Mortgage in full. All references in such incorporated provisions to "Borrower" or "Borrowers" shall without further reference mean and refer to Mortgagor and all references in such incorporated provisions to "this Credit Agreement" shall without further reference mean and refer to this Mortgage.

        11.   Mortgagor hereby indemnifies Mortgagee, its agents, if any, and each Secured Party and saves each of them harmless from and against all liability, loss, damages, judgments and expenses, including reasonable attorneys' fees, disbursements, bond expenses, printing and automated document preparation and retention expenses and other ordinary litigation expenses, incurred in connection with any action or proceeding to foreclose this Mortgage or in or to which Mortgagee or any Secured Party may be made a party due to the existence of this Mortgage or to which action or proceeding Mortgagee or any Secured Party may become a party for the purpose of protecting the Lien of this Mortgage, except to the extent any such liability, loss, damages, judgments and expenses arises from any gross negligence or willful misconduct on the part, or on behalf, of Mortgagee or such Secured Party. All sums paid by Mortgagee or any Secured Party to prosecute or defend the rights herein set forth shall be deemed a part of the Secured Obligations and shall be paid by Mortgagor to Mortgagee or such Secured Party within ten (10) days after written demand, and if not paid within that period, shall accrue interest from and including the date of disbursement or advance by Mortgagee or such Secured Party to and including the date of payment by Mortgagor at the Alternate Base Rate plus the Applicable Margin for Base Rate Loans plus a margin of 2%.

        12.   This Mortgage shall be governed by and construed in accordance with the provisions of Chapter 313, and where Chapter 313 is silent, by the General Maritime Law of the United States, and only to the extent not addressed thereby, by the laws of the State of New York.

        13.   To the extent of any inconsistency between any representation, warranty or covenant herein and in the Credit Agreement, the representation, warranty or covenant in the Credit Agreement shall prevail.

        14.    Survival of Representations and Warranties.    All representations and warranties made in any certificate furnished in connection herewith shall be considered representations and warranties by Mortgagor and shall survive the execution and delivery of this Mortgage.

17

        IN WITNESS WHEREOF, the Mortgagor has caused to be executed by its duly authorized officer this instrument which is effective as of the day and year first above written.

[NAME OF MORTGAGOR ALL CAPS]
By:	Paul Gridley Chairman and Chief Executive Officer

18

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

        BE IT REMEMBERED, that on the        day of                        , 2004, before me, the undersigned, a Notary Public, duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, personally appeared Paul Gridley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the foregoing First Preferred Ship Mortgage and acknowledged to me that he executed the same in his capacity as Chairman and Chief Executive Officer for [NAME OF MORTGAGOR ALL CAPS], the limited liability company described in the foregoing First Preferred Ship Mortgage, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

        Witness my hand and official seal.

NOTARY PUBLIC

19

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT G-2

FIRST AMENDMENT TO
PREFERRED FLEET MORTGAGE ON THE WHOLE OF THE

[NAME OF TUG ALL CAPS] (TUG)

(OFFICIAL NUMBER                  )

[NAME OF BARGE ALL CAPS] (BARGE)

(OFFICIAL NUMBER                  )

$317,500,000

[NAME OF MORTGAGOR ALL CAPS]
c/o USS Vessel Management, Inc.
399 Thornall Street
Edison, NJ 08837

OWNER AND MORTGAGOR

IN FAVOR OF

NATIONAL CITY BANK,
in its capacity as Collateral Agent, as Trustee, under
that certain Amended and Restated Credit Agreement, dated as of April 13, 2004,
1900 East Ninth Street
Cleveland, OH 44114

MORTGAGEE

Dated: as of April 13, 2004

Discharge Amount:
$317,500,000 Together
With Interest, Expenses, Fees,
Performance of Mortgage and Credit Agreement and
Hedge Agreement Covenants and
Termination Payments under the Hedge Agreements

FIRST AMENDMENT TO FIRST PREFERRED FLEET MORTGAGE

        THIS FIRST AMENDMENT TO FIRST PREFERRED FLEET MORTGAGE (hereinafter called the "First Amendment"), dated as of April 13, 2004, is from [NAME OF MORTGAGOR ALL CAPS], a Delaware limited liability company whose mailing address is c/o USS Vessel Management, Inc., 399 Thornall Street, Edison, NJ 08837 (hereinafter called "Mortgagor" ) to NATIONAL CITY BANK, not in its individual capacity, but solely as collateral agent, as trustee on behalf of itself, the Administrative Agent (as hereinafter defined), the Lenders (as hereinafter defined), the Letter of Credit Issuer (as hereinafter defined) and the Secured Hedge Counterparties (as hereinafter defined), whose mailing address is 1900 East Ninth Street, Cleveland, OH 44114 (hereinafter called "Mortgagee"). Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Amended and Restated Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

        WHEREAS, Mortgagor, United States Shipping LLC ("USS"), and each of the other subsidiaries of USS (collectively, the "Original Borrowers" and individually, an "Original Borrower"), have heretofore entered into that certain Credit Agreement, dated as of September 13, 2002 (the "Existing Credit Facility"), by and among the Original Borrowers, the commercial lending institutions parties thereto (the "Existing Lenders"), Canadian Imperial Bank of Commerce, as administrative agent and letter of credit issuer, National City Bank as collateral agent, and CIBC World Markets as sole lead arranger and sole bookrunner, pursuant to which the Original Borrowers have obtained commitments from the Existing Lenders pursuant to which loans were made from time to time;

        WHEREAS, in connection with the Existing Credit Facility, the Mortgagor has heretofore executed and delivered that certain First Preferred Fleet Mortgage dated as of September 13, 2002 (the "Mortgage") under which the Mortgagor granted Liens to the favor of the Mortgagee for the "Secured Parties" on the whole of the vessels owned by Mortgagor as named therein and identified as follows (hereinafter referred to individually as a "Vessel" and collectively as the "Vessels"):

VESSEL NAME	OFFICIAL NUMBER	GROSS TONS (RTG)	PORT OF REGISTRY
[TUG NAME ALL CAPS] (TUG)

[BARGE NAME ALL CAPS] (BARGE)

together with all materials, machinery, equipment and accessories now or from time to time installed thereon, and substitutions therefor, whether now existing or hereafter acquired, including without limitation all of its boilers, engines, machinery, masts, spars, boats, pumps, anchors, cables, chains, motors, navigation and radar equipment, tools, anchors, chains, booms, cranes, rigs, pipes, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings, communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel (excluding any fuel paid by a charterer under a Charter), all financial equipment, computer equipment, calculators, adding machines and any other electronic equipment of every nature used in connection with the operation of each Vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiter, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets,

1

mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, showers, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, and all maintenance supplies used in connection with each Vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by the Mortgagor or in which the Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereinafter be appropriated for use on or in connection with the operation of each Vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to each Vessel, and all other appurtenances to each Vessel appertaining or belonging thereto, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to each Vessel;

        WHEREAS, the Mortgage was received at [            ] on September    , 2002 in the office of the United States Coast Guard at Falling Waters, West Virginia and recorded in Book No.    , Instrument No.    , at            ;

        WHEREAS, pursuant to an Amended and Restated Credit Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"), among United States Shipping Master LLC (the "Parent"), Mortgagor and all other subsidiaries of Parent, as borrowers (individually, including their respective successors and assigns, the "Borrower" and collectively, the "Borrowers"), the financial institutions listed on the signature pages thereof (the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), CIBC, as issuer of letters of credit thereunder (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer"), and Mortgagee, as collateral agent, as trustee on behalf of the Lenders, a copy of such Amended and Restated Credit Agreement, without exhibits or schedules (other than Exhibit "L" thereto which is the form of amendment to that certain Cash Collateral Control Agreement dated as of September 13, 2002 by and among USS, Mortgagor and all other subsidiaries of USS, and Mortgagee), being attached hereto as Exhibit "A" and incorporated herein by reference, the Lenders will make available to the Borrowers term loans, revolving loans, and letters of credit, which loans and obligations with respect to such letters of credit may, at the request of any Lender, be evidenced by certain promissory notes in favor of such of the Lender (the "Notes") a copy of the form of the Notes is attached hereto as Exhibit "B" and incorporated herein by reference;

        WHEREAS, the principal of and interest on loans are due and payable upon the terms and conditions recited in the Amended and Restated Credit Agreement;

        WHEREAS, one or more Lenders or Affiliates of a Lender (together with their respective successors and assigns, the "Secured Hedge Counterparties") may from time to time enter into Hedge Agreements (as defined in the Amended and Restated Credit Agreement) with one or more of the Borrowers, and the Mortgagor has agreed in the Amended and Restated Credit Agreement to execute, deliver and cause to be recorded such amendments hereto as may reasonably be requested by the Mortgagee to secure obligations under the Hedge Agreements;

        WHEREAS, the total principal amount of sums advanced and to be advanced under the Amended and Restated Credit Agreement is Two Hundred Twenty-Seven Million Five Hundred Thousand Dollars ($227,500,000), which amount could, under certain circumstances, be increased up to Three Hundred Seventeen Million Five Hundred Thousand Dollars ($317,500,000);

2

        WHEREAS, the Mortgagor has duly authorized the execution, delivery and performance of this First Amendment;

        WHEREAS, Mortgagor, as a Subsidiary of the Parent and as a Borrower, will benefit, either directly or indirectly, from the credit extensions to be made under the Amended and Restated Credit Agreement and under the Hedge Agreements with the Secured Hedge Counterparties;

        WHEREAS, Mortgagor is the sole owner of the whole of each Vessel;

        WHEREAS, each Vessel has been documented in the name of the Mortgagor under the laws and the flag of the United States with the National Vessel Documentation Center;

        WHEREAS, it is a condition precedent to the funding of the Loans and the issuance of the Letters of Credit under the Amended and Restated Credit Agreement for the purpose of extending, renewing and continuing loans under the Existing Credit Facility, and to the extension of financial accommodations under the Hedge Agreements referred to above, that the Mortgagor has executed and delivered this First Amendment to the Mortgagee, for its benefit and the benefit of the Lenders, the Administrative Agent, the Letter of Credit Issuer and the Secured Hedge Counterparties (each of the Mortgagee, Lenders, Administrative Agent, Letter of Credit Issuer and Secured Hedge Counterparties individually being a "Secured Party" and collectively, the "Secured Parties"); and

        WHEREAS, Mortgagor desires to amend the Mortgage to reflect the foregoing and to reflect that the amount secured by the Mortgage may be increased to the sum of $317,500,000 to secure further loans that may be made to Mortgagor by the Secured Parties.

        NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby represents, warrants, covenants and agrees with the Mortgagee as follows:

          1.     The amount of the Mortgage is increased to $317,500,000 to secure the due and punctual payment and performance of any and all present and future obligations and liabilities of Mortgagor of every type or description to Mortgagee: (i) arising under or in connection with the Amended and Restated Credit Agreement, the Notes, the Letters of Credit and/or the Hedge Agreements, whether for principal, premium (if any), interest, expenses, indemnities, termination payments or other amounts (including attorneys' fees and expenses); or (ii) arising under or in connection with this Mortgage or any other Loan Documents (a) to satisfy amounts required to be paid by Mortgagor under this Mortgage or any other Loan Document for claims and Liens, together with interest thereon to the extent provided or (b) to maintain or preserve any collateral, including each Vessel or to create, perfect, continue or protect any collateral or the security interest therein, including each Vessel, or its priority; in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Federal Bankruptcy Code (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable (all obligations and liabilities described herein are collectively referred to as the "Secured Obligations").

          2.     Reaffirmance of the Mortgage.    To secure the Secured Obligations (as defined herein), the Mortgagor has bargained, sold, transferred, assigned, remised, released, set over, confirmed, mortgaged, conveyed and granted, and by these presents does bargain, sell, transfer, assign, remise, release, set over, confirm, mortgage, convey and grant a continuing security interest in, unto Mortgagee, for itself and the ratable benefit of the Lenders, the Administrative Agent and the

3

  Letter of Credit Issuer and the Secured Hedge Counterparties and to Mortgagee's successors and assigns in its capacity as Collateral Agent, as trustee, the whole of the Vessels.

          TO HAVE AND TO HOLD ALL and singular the above-described Vessels unto Mortgagee, its successors and assigns forever, together with the rights, privileges and appurtenances now or hereafter at any time before the release hereof in anywise belonging or appertaining thereto, unto the Collateral Agent forever to secure the payment of the Secured Obligations and the performance of the obligations of the Mortgagor contained herein and in the Mortgage.

          3.     The Mortgagor hereby represents, warrants and covenants that it lawfully owns and possesses each Vessel free of all Liens, whatsoever, except for (i) Liens which secure Mortgagee, its successors or assigns, and (ii) Liens specifically permitted in accordance with Section 7.2.3 of the Amended and Restated Credit Agreement.

          4.     Each reference in the Mortgage to the amount "$140,000,000" or "One Hundred Forty Million Dollars" shall be deleted and replaced with the amount "$317,500,000" or "Three Hundred Seventeen Million Five Hundred Thousand Dollars".

          5.     The Secured Obligations are hereby deemed to include the Notes (as defined in the Amended and Restated Credit Agreement and used herein with the same meaning) and each reference in the Mortgage to "Secured Party," "Secured Parties," or "Secured Obligations" shall be deemed to be a reference to "Secured Party," "Secured Parties," or "Secured Obligations" as defined herein.

          6.     Each reference in the Mortgage to the "Cash Collateral Control Agreement" shall mean that certain Cash Collateral Control Agreement dated as of September 13, 2002 by and among each Original Borrower, the Mortgagee and the Administrative Agent, as amended by that certain First Amendment to Cash Collateral Control Agreement dated as of even date herewith by and among each Borrower, the Mortgagee and the Administrative Agent, as further amended, supplemented, restated or otherwise modified from time to time.

          7.     The first recital of the Mortgage is hereby deleted in its entirety and replaced with the following:

            "WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as April 13, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among United States Shipping Master LLC (the "Parent"), Mortgagor, United States Shipping LLC ("USS") and each of the other subsidiaries of USS, United States Chemical Shipping ("USCS"), and all other subsidiaries of USCS, as borrowers (individually, including their respective successors and assigns, the "Borrower" and collectively, the "Borrowers"), the financial institutions listed on the signature pages thereof (the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), CIBC, as issuer of letters of credit thereunder (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer"), and Mortgagee, as collateral agent, as trustee on behalf of the Lenders, the Lenders will make available to the Borrowers term loans, revolving loans, and letters of credit, which loans and obligations with respect to such letters of credit may, at the request of any Lender, be evidenced by certain promissory notes in favor of such of the Lender (the "Notes"), in an aggregate principal amount of $227,500,000, which amount could, under certain circumstances, increase to $317,500,000."

          8.     The third recital of the Mortgage is hereby deleted in its entirety and replaced with the following: "WHEREAS, loans made pursuant to the Credit Agreement in the principal amount of $202,500,000 have been advanced by the Lenders as of April 13, 2004."

4

          9.     Section 6 of Article I of the Mortgage is hereby amended by deleting the existing Notice of Mortgage and inserting in lieu thereof the following:

"Notice of Mortgage

      This vessel is owned by [NAME OF MORTGAGOR ALL CAPS], a Delaware limited liability company, and is covered by a First Preferred Fleet Mortgage, as amended, in favor of NATIONAL CITY BANK, as Collateral Agent, as trustee, for the Lenders under an Amended and Restated Credit Agreement dated as of April 13, 2004 among UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, [NAME OF MORTGAGOR ALL CAPS], and others, said First Preferred Fleet Mortgage having been executed under authority of the Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. § 31301 et seq. Under the terms of said First Preferred Fleet Mortgage, as amended, neither the Mortgagor nor the Master, nor any agent of this Vessel nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any Lien whatsoever other than those liens specifically permitted pursuant to Section 7.2.3 of such Amended and Restated Credit Agreement."

          10.   Section 9 of Article I of the Mortgage is hereby amended by deleting the first sentence of existing clause (a) and replacing it with the following:

    "Mortgagor shall not, without the prior written consent of Mortgagee, sell, lease, demise, charter (except as permitted by the Credit Agreement), or further mortgage any Vessel or any interest therein; provided that Mortgagor may demise or bareboat charter any Vessel to USS Chartering LLC or another Borrower pursuant to a Bareboat Charter in substantially the form of a USS Chartering Lease."

          11.   Section 10 of Article I of the Mortgage is hereby amended by deleting the text "Section 313" and replacing it with the text "Chapter 313".

          12.   Section 4 of Article IV of the Mortgage is hereby amended (a) by deleting the text "One Hess Plaza, Woodbridge, NJ 07095-0961, Attention: Paul Gridley, telephone: 732-750-7110; facsimile: 732-750-7101" and replacing it with the text "399 Thornall Street, Edison, NJ 08837, Attention: Paul Gridley, telephone: 732-635-2700; facsimile: 732-635-1940"; and (b) by deleting the text "629 Euclid Ave., 2nd Floor, Locator 01-3026" and replacing it with the text "1900 East Ninth Street, Locator 01-2077".

          13.   The Grantor hereby represents and warrants unto the Collateral Agent and each Lender that all of its representations and warranties contained in Article I of the Mortgage are true and correct.

          14.   This First Amendment shall be deemed to be an amendment to the Mortgage, and the Mortgage, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Mortgage in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Mortgage as amended hereby and as from time to time hereafter amended, restated, supplemented or otherwise modified.

          15.   All representations, warranties, covenants and agreements of Mortgagor herein contained shall bind Mortgagor, its successors and assigns forever, and shall inure to the benefit of Mortgagee and its successors and assigns forever. Following any assignment of this First Amendment by Mortgagee, any reference herein to "Mortgagee" shall be deemed to refer to the assignee.

5

          16.   If any provision of this First Amendment, or any obligation, right or remedy created by this First Amendment be declared invalid in any legal proceeding, no other valid obligation, right or remedy created by this First Amendment shall be affected thereby.

          17.   Nothing in this First Amendment, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors, permitted assigns and other transferees any rights or remedies under or by reason of this First Amendment.

          18.   This instrument may, for convenience, be executed in any number of original counterparts, each of which shall be deemed an original and all of which taken together shall be and constitute one instrument. Any word importing the singular shall as well include the plural and any pronoun importing gender shall include the masculine, feminine or neuter.

          19.   Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of the Mortgage and that, if any provision or portion of this First Amendment shall be construed to waive the Mortgage's preferred status, then such provision or portion to such extent shall be void and of no effect without affecting the remaining provisions, which shall remain in full force and effect.

          20.   The provisions of the Amended and Restated Credit Agreement regarding amendments are specifically incorporated in this First Amendment by reference, with the same force and effect as if the same were set out in this First Amendment in full. All references in such incorporated provisions to "Borrower" or "Borrowers" shall without further reference mean and refer to Mortgagor and all references in such incorporated provisions to "this Credit Agreement" shall without further reference mean and refer to this First Amendment.

          21.   This First Amendment shall be governed by and construed in accordance with the provisions of Chapter 313, and where Chapter 313 is silent, by the General Maritime Law of the United States, and only to the extent not addressed thereby, by the laws of the State of New York.

          22.   To the extent of any inconsistency between any representation, warranty or covenant herein and in the Amended and Restated Credit Agreement, the representation, warranty or covenant in the Amended and Restated Credit Agreement shall prevail.

          23.    Survival of Representations and Warranties.    All representations and warranties made in any certificate furnished in connection herewith shall be considered representations and warranties by Mortgagor and shall survive the execution and delivery of this First Amendment.

6

        IN WITNESS WHEREOF, the Mortgagor has caused to be executed by its duly authorized officer this instrument which is effective as of the day and year first above written.

[NAME OF MORTGAGOR ALL CAPS]
By:	Paul Gridley Chairman and Chief Executive Officer

S-1

COLLATERAL AGENT:
NATIONAL CITY BANK
By:
Name: Title:

S-2

ACKNOWLEDGMENT

STATE OF NEW YORK

COUNTY OF NEW YORK

        BE IT REMEMBERED, that on the    day of                        , 2004, before me, the undersigned, a Notary Public, duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, personally appeared Paul Gridley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the foregoing First Amendment to First Preferred Fleet Mortgage and acknowledged to me that he executed the same in his capacity as Chairman and Chief Executive Officer for [NAME OF MORTGAGOR ALL CAPS], the limited liability company described in the foregoing First Amendment to First Preferred Fleet Mortgage, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

        Witness my hand and official seal.

NOTARY PUBLIC
My Commission expires:
, 20

ACKNOWLEDGMENT

STATE OF OHIO

COUNTY OF CUYAHOGA

        BE IT REMEMBERED, that on the    day of                        , 2004, before me, the undersigned, a Notary Public, duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, personally appeared                        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the foregoing First Amendment to First Preferred Fleet Mortgage and acknowledged to me that she executed the same in her capacity as                        for NATIONAL CITY BANK, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

        Witness my hand and official seal.

NOTARY PUBLIC
My Commission expires:
, 20

2

EXHIBIT A

EXHIBIT B

EXHIBIT H-1

FORM OF PLEDGE AGREEMENT AND IRREVOCABLE PROXY

        THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of April 13, 2004, made by [UNITED STATES SHIPPING MASTER LLC] [UNITED STATES CHEMICAL SHIPPING LLC], a Delaware limited liability company (the "Pledgor"), in favor of NATIONAL CITY BANK,acting in its capacity as collateral agent (in such capacity including in its capacity as a securities intermediary, as defined in the U.C.C. (as defined below), and together with its successors and assigns in such capacities, the "Collateral Agent") under the Credit Agreement referenced below for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

        WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Pledgor, [United States Shipping Master LLC,] United States Shipping LLC, [United States Chemical Shipping LLC,] ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, as letter of credit issuer (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer") and as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and the Collateral Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrowers;

        WHEREAS, the Borrowers have entered into or may enter into certain Hedge Agreements with Secured Hedge Counterparties, pursuant to the terms of the Credit Agreement;

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement, and to the extension of financial accommodations under the Hedge Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement;

        WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

        WHEREAS, it is in the best interests of the Pledgor to execute this Pledge Agreement inasmuch as the Pledgor will derive substantial direct and indirect benefits from the Loans made from time to time to, and the Letters of Credit issued on behalf of, the Borrowers by the Lenders and/or the Letter of Credit Issuer pursuant to the Credit Agreement and the financial accommodations made from time to time to the Borrowers by Secured Hedge Counterparties pursuant to the Hedge Agreements; and

        WHEREAS, the Pledgor is the sole member of each of the Pledged Interests Issuers (as defined below).

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders and the Letter of Credit Issuer to make Loans to, and/or issue or participate in Letters of Credit for the account of, the Borrowers pursuant to the Credit Agreement and to induce the Secured Hedge Counterparties to extend financial accommodations pursuant to the Secured Hedge Agreements, the Pledgor hereby agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.1    Certain Terms.    The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Administrative Agent" is defined in the first recital.

          "Collateral" is defined in Section 2.1.

          "Collateral Agent" is defined in the preamble.

          "Credit Agreement" is defined in the first recital.

          "Distributions" means all cash distributions made in respect of the Pledged Interests, whether or not income, return of capital or otherwise, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other rights or interests constituting Collateral.

          "Indemnified Parties" is defined in Section 6.5(a).

          "Lender" is defined in the first recital.

          "Letter of Credit Issuer" is defined in the first recital.

          "Pledge Agreement" is defined in the preamble.

          "Pledged Interests Issuer" and "Pledged Interests Issuers" means each Person identified in Item B of Attachment 1 hereto as the issuer of the Pledged Interests identified opposite the name of such Person.

          "Pledged Interests" means all member interests, general or limited partnership interests, stock or other ownership interests of any Pledged Interests Issuer; all member interests, general or limited partnership interests, stock or other ownership interests issued by Pledgor's subsidiaries; all registrations, certificates, articles or agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests; and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests.

          "Pledged Note Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Notes identified opposite the name of such Person.

          "Pledged Notes" means all promissory notes of any Pledged Note Issuer in the form or substantially in the form of Exhibit A hereto which are delivered by the Pledgor to the Collateral Agent as Pledged Property hereunder, as such promissory notes, in accordance with Section 7.2, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

          "Pledged Property" means all Pledged Interests, all Pledged Notes, and all other pledged partnership or membership interests or promissory notes, all other securities, all assignments of any amounts due or to become due, and all other instruments which are now being delivered by the Pledgor to the Collateral Agent or may from time to time hereafter be delivered by the

2

  Pledgor to the Collateral Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document or Hedge Agreement; and all proceeds of any of the foregoing.

          "Pledgor" is defined in the preamble.

          "Secured Hedge Agreements" means each Hedge Agreement entered into by a Borrower with a Secured Hedge Counterparty.

          "Secured Obligations" is defined in Section 2.2.

          "Secured Party" means, as the context may require, any and all of the Administrative Agent, the Collateral Agent, any Secured Hedge Counterparty, the Letter of Credit Issuer, and any Lender, and each of their respective successors, transferees and assigns.

          "Securities Act" is defined in Section 6.2.

          "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

        SECTION 1.2    Credit Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

        SECTION 1.3    U.C.C. Definitions.    Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

PLEDGE

        SECTION 2.1    Grant of Security Interest.    The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the Pledgor's right, title and interest, whether now owned or hereafter arising or acquired, in and to the following property (the "Collateral"): (a) all Pledged Notes; (b) all other Pledged Notes issued from time to time; (c) all Pledged Interests; (d) all other Pledged Interests issued from time to time; (e) all other Pledged Property, whether now or hereafter delivered to the Collateral Agent in connection with this Pledge Agreement, including, without limitation, all rights in any organic documents of the Pledged Interests Issuers (including, without limitation, any voting and management rights arising thereunder or at law), all rights to profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Pledged Interests Issuers (including upon dissolution) in respect of all stock, membership or other equity interests now owned or hereafter acquired by the Pledgor in the Pledged Interests Issuers and in respect of the Pledgor's accounts, general intangibles and other rights to payment or reimbursement now existing or hereafter acquired from the Pledged Interests Issuers existing or arising from loans, advances or other extensions of credit or services rendered by the Pledgor to or for the account of the Pledged Interests Issuers; (f) all Distributions, interest, and other payments and rights with respect to any Pledged Property; and (g) all proceeds of any of the foregoing.

        SECTION 2.2    Security for Obligations.    This Pledge Agreement secures the indefeasible payment and performance in full of all Obligations now or hereafter existing under the Credit Agreement, the Notes, the Secured Hedge Agreements and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and all other obligations of any Borrower to any Secured Party pursuant to any of the Transaction Documents, now or hereafter owing, howsoever created, arising or

3

evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including, without limitation, all Hedging Obligations arising under any Hedge Agreement between any Borrower and any Affiliate of any Borrower, on the one hand, and any Secured Hedged Counterparty, on the other hand, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and such other obligations of the Borrowers being collectively referred to as the "Secured Obligations").

        SECTION 2.3    Delivery of Pledged Property.

        (a)   All certificates or instruments representing or evidencing any Collateral, including all Pledged Interests and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

        (b)   To the extent any of the Collateral constitutes a "certificated security" (as defined in Section 8-102(a)(4) of the U.C.C.), an "uncertificated security" (as defined in Section 8-102(a)(18) of the U.C.C.) or a "security entitlement" (as defined in Section 8-102(a)(17) of the U.C.C.), the Pledgor shall cause the issuer thereof or the securities intermediary thereof to take all actions necessary or as requested by the Collateral Agent to grant "control" (as defined in Section 8-106 of the U.C.C.) of such Collateral to the Collateral Agent over such Collateral.

        SECTION 2.4    Distributions on Pledged Interests.    In the event that any Distribution is to be paid on any Pledged Interests at a time when no Event of Default has occurred and is continuing, such Distribution or payment may be paid directly to the Pledgor. If any such Event of Default has occurred and is continuing, then any such Distribution or payment shall be paid directly to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties; provided that the Collateral Agent shall release upon request by the Parent any Distribution paid directly to the Collateral Agent pursuant hereto that is required by the Parent to permit the Parent to make (and solely for the purpose of making) distributions to the Parent's unitholders for Estimated Tax Amounts to the extent such distributions are permitted to be made by the Parent on the date of such release pursuant to Section 7.2.6(a) of the Credit Agreement.

        SECTION 2.5    Continuing Security Interest.    This Pledge Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until indefeasible payment in full in cash of all Secured Obligations and the termination or expiration of all Commitments and all other commitments of the Secured Parties to the Borrowers under the Loan Documents, including, without limitation, the Secured Hedge Agreements, and the termination or expiration of all Letters of Credit; (b) be binding upon the Pledgor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any Note or any Loan held by it as provided in Section 10.11.1 of the Credit Agreement and any Secured Hedge Counterparty may assign or otherwise transfer (in whole or in part) its interest pursuant to any Secured Hedge Agreement, and any successor or assignee thereof shall thereupon become vested with all of the rights and benefits in respect thereof granted to such Secured Party under any such Loan Document including any Secured Hedge Agreement (including this Pledge Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 10.11.1 and Article IX of the Credit Agreement. Upon the indefeasible payment in full of all Secured Obligations and the termination or expiration of all Commitments and any other commitments of any Secured Party to any Borrower under the Loan Documents, including, without limitation, the Secured Hedge

4

Agreements and the termination or expiration of all Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such payment and termination or expiration, the Collateral Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Interests and all Pledged Notes, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

        SECTION 2.6    Security Interest Absolute.    All rights of the Collateral Agent and the other Secured Parties and the security interests granted to the Collateral Agent and the other Secured Parties hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Transaction Document; (b) the failure of any Secured Party or any other holder of any Note, (i) to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person under the provisions of the Credit Agreement, any other Transaction Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation; (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Transaction Document; (f) any addition, exchange, release, surrender, or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.

        SECTION 2.7    Waiver of Subrogation.    Until one year and one day after the indefeasible payment in full of all Obligations and the termination or expiration of all Commitments and all other commitments of the Secured Parties under the Loan Documents, including, without limitation, the Secured Hedge Agreements, and the termination or expiration of all Letters of Credit, the Pledgor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any other Borrower that arise from the existence, payment, performance or enforcement of the Pledgor's obligations under this Pledge Agreement or any other Loan Document or Secured Hedge Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any Borrower or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Pledgor in violation of the preceding sentence and the Secured Obligations shall not have been indefeasibly paid in full in cash and all Commitments and all other commitments by any Secured Party to any Borrower under the Loan Documents, including, without limitation, the Secured Hedge Agreements, have not expired or terminated and all Letters of Credit have not expired or terminated, then such amount shall be deemed to have been paid to the Pledgor for the benefit of, and held in trust for, the Collateral Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. The Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements

5

contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        SECTION 3.1    Warranties, etc.    The Pledgor represents and warrants unto each Secured Party, as of the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Interests and each pledge and delivery of Pledged Notes) by the Pledgor to the Collateral Agent of any Collateral, as set forth in this Article III.

        SECTION 3.2    Ownership, No Liens, etc.    The Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Collateral Agent and except as permitted by the Credit Agreement.

        SECTION 3.3    Valid Security Interest.    The delivery of the Collateral to the Collateral Agent is effective to create a valid, perfected security interest in the Collateral and subject to the limitations contained in Section 9-315 of the UCC, all proceeds thereof and securing the Secured Obligations and such security interest shall be a first priority security interest in the Collateral. No filing or other action will be necessary to perfect or protect such security interest. The Pledgor owns no real property.

        SECTION 3.4    As to Pledged Interests.    The Pledged Interests constitute one hundred percent (100%) of the Pledgor's interest in the Pledged Interests Issuer and one hundred percent (100%) of the total membership and/or other equity interests in the Pledged Interests Issuer. The Pledgor has no Subsidiaries other than the Pledged Interests Issuers. The Pledged Interests are duly registered in the permanent ownership records of the Pledged Interests Issuer maintained in the principal office of such issuer. Such registration continues valid and genuine and has not been altered. All Pledged Interests have been duly authorized and validly issued and registered, are fully paid and non-assessable, and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which the Pledgor or any Pledged Interest Issuer is bound. All documentary, stamp or other taxes or fees owing in connection with the registration, issuance, transfer or pledge of Collateral have been paid. No restrictions or conditions exist with respect to the registration, transfer, voting or capital of any Pledged Interests. The Pledgor has no outstanding rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to acquire any member interests or other equity interests of any Pledged Interests Issuer. All requisite formalities for the granting of a security interest in the Pledged Interests required pursuant to the organic documents of the Pledgor or the Pledged Interests Issuers have been complied with on or prior to the execution and delivery of this Pledge Agreement.

        SECTION 3.5    As to Pledged Notes.    Each Pledged Note has been duly authorized, executed, endorsed, issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, and is not in default.

        SECTION 3.6    Authorization, Approval, etc.    No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor; or (b) for the perfection of or for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, or for the remedies in respect of the Collateral pursuant to this Pledge Agreement, except

6

as may be required in connection with a disposition of such Pledged Interests by laws and regulations affecting the offering and sale of securities generally.

        SECTION 3.7    Delivery of Certificates.    All membership or other equity interests in each Pledged Interests Issuer that are represented by certificates have been delivered to the Collateral Agent, together with transfer documents as required in this Pledge Agreement, and the Pledgor hereby covenants and agrees that any certificates or instruments evidencing any membership or other equity interests in each Pledged Interests Issuer hereafter received by the Pledgor will be held in trust for the Collateral Agent and promptly delivered to the Collateral Agent.

        SECTION 3.8    State of Organization, Formation or Incorporation; Location, Name.    (a) The first paragraph of this Pledge Agreement lists the true legal name of the Pledgor as registered in the jurisdiction in which the Pledgor is formed, (b) the Pledgor's state of formation, its identification number as designated by the state of its formation, and its place(s) of business (or, if it has more than one place of business, its chief executive office) are as set forth on Attachment 2 hereto, (c) the Pledgor's location within the meaning of Section 9-307 of the U.C.C. is the State of Delaware and (d) the Pledgor is not now and has not been known by any trade name.

ARTICLE IV

COVENANTS

        SECTION 4.1    Certain Covenants.    The Pledgor hereby covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any Secured Party shall have any outstanding Commitment or any other commitment to any Borrower under any Loan Document, including, without limitation, any Secured Hedge Agreement, or any Letter of Credit shall remain outstanding, the Pledgor will perform the obligations set forth in this Article IV.

        SECTION 4.2    Protect Collateral; Further Assurances, etc.    Except as permitted by Sections 7.2.10 and 7.2.11 of the Credit Agreement, the Pledgor will not sell, assign (by operation of law or otherwise), transfer, pledge, or encumber in any other manner or otherwise dispose of the Collateral. The Pledgor will warrant and defend the right and title herein granted to the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor agrees that without the prior written consent of the Collateral Agent, in its sole and absolute discretion, it will not permit the Pledged Interests Issuer, or vote its interest in the Pledged Interests in a way that allows any Pledged Interests Issuer, except as permitted by Section 4.7(a), to make any amendments to the articles of organization or operating agreement, limited liability company agreement or other organic agreement of any Pledged Interests Issuer. The Pledgor agrees that, upon the acquisition after the date hereof by the Pledgor of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, the Pledgor will take such actions with respect to such Collateral or any part thereof as required by the Loan Documents.

        SECTION 4.3    Certificates, etc.

          (a)   The Pledgor agrees that all certificates or other instruments evidencing Pledged Interests delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank transfer powers, in substantially the form attached hereto as Attachment 3, or other equivalent instruments of transfer acceptable to the Collateral Agent acting reasonably. The

7

  Pledgor will, from time to time upon the reasonable request of the Collateral Agent, promptly deliver to the Collateral Agent duly executed undated blank transfer powers in substantially the form attached hereto as Attachment 3, instruments, and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Default or Event of Default, promptly transfer any Pledged Interests into the name of any nominee designated by the Collateral Agent.

          (b)   The Pledgor agrees that (i) the Collateral Agent may notify any Pledged Interests Issuer of the existence of this Pledge Agreement by having such Pledged Interests Issuer acknowledge the Notice of Pledge Agreement attached hereto as Attachment 4 immediately after the execution and delivery of this Pledge Agreement and (ii) it will keep, at its address so indicated below its signature hereto, all of its records concerning the Collateral, which records will be of such character as will enable the Collateral Agent or its designees to determine at any time the status thereof.

        SECTION 4.4    Continuous Pledge.    Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Interests and all other Collateral, all Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Collateral Agent and except as permitted by the Credit Agreement.

        SECTION 4.5    Voting Rights; Distributions, Irrevocable Proxy, etc.    The Pledgor agrees:

          (a)   if any Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor upon the request of the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4; provided that the Collateral Agent shall release upon request by the Parent any Distribution paid directly to the Collateral Agent pursuant hereto that is required by the Parent to permit the Parent to make (and solely for the purpose of making) distributions to the Parent's members for Estimated Tax Amounts to the extent such distributions are permitted to be made by the Parent on the date of such release pursuant to Section 7.2.6(a) of the Credit Agreement; and

          (b)   if any Event of Default shall have occurred and be continuing and the Collateral Agent has notified the Pledgor of the Collateral Agent's intention to exercise its voting power under this Section 4.5, (i) the Collateral Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of capital stock constituting Collateral, AND THE PLEDGOR HEREBY GRANTS THE COLLATERAL AGENT AN IRREVOCABLE PROXY, EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED INTERESTS AND SUCH OTHER COLLATERAL, WITH SUCH PROXY TO REMAIN VALID UNTIL THE INDEFEASIBLE PAYMENT IN FULL OF ALL SECURED OBLIGATIONS, THE TERMINATION OR EXPIRATION OF ALL COMMITMENTS AND THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT, and (ii) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power and other incidental rights.

8

        All Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.5(b), the Pledgor shall have the exclusive right to vote and exercise all other incidental rights of ownership with respect to all of the Pledged Interests, and the Collateral Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise such voting power and incidental rights; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause a Default or an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

        SECTION 4.6    Status of Pledged Interests.    The registration of the Pledged Interests on the permanent ownership records of the Pledged Interests Issuers shall at all times be valid and genuine and shall not be altered. The Pledged Interests at all times shall be duly authorized, validly registered, fully paid, and non-assessable, and shall not be registered in violation of the organic documents of the Pledgor or the preemptive rights of any Person, if any, or of any agreement by which Pledgor or any Pledged Interests Issuer is bound.

        SECTION 4.7    Additional Undertakings.    The Pledgor will not, without the prior written consent of the Collateral Agent:

          (a)   enter into any agreement amending, supplementing, or waiving any provision of any Pledged Interests or Pledged Notes (including any Organic Document or regulations to which such Pledged Interests relate or the underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof, provided that the foregoing shall not be deemed to prohibit any amendment to an Organic Document which would not result in impairment of any Collateral or which would not have a Material Adverse Effect;

          (b)   take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of any Borrower in respect of any Pledged Interests constituting Collateral or of the maker of any Pledged Note or other instrument constituting Collateral;

          (c)   cause or permit any change to be made in its name, identity, corporate structure or state of incorporation or formation, or any change to be made to a jurisdiction other than as represented in (i) the location of any Collateral, (ii) the location of any records concerning any Collateral or (iii) in the location of its place of business (or, if it has more than one place of business, its chief executive office), unless Pledgor shall have notified the Collateral Agent of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action, if any, reasonably required by the Collateral Agent for the purpose of further perfecting or protecting the security interest in favor of the Collateral Agent in the Collateral;

          (d)   permit the issuance of (i) any additional membership or other equity interests or units of any class of member interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to the Collateral Agent pursuant to the terms hereof), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any membership or other equity interests or units of any Pledged Interests Issuer (unless immediately upon such issuance the same are pledged and delivered to the Collateral Agent pursuant to the terms

9

  hereof), or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such interests or units; or

          (e)   enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Interests, except as contained in the Organic Documents in effect as of the date hereof and restrictions on transfers imposed by Federal and state securities laws;

provided, however, to the extent that the same is undertaken in connection with a merger of USS Chartering LLC and USCS Chemical Chartering LLC or a merger of USS Transport LLC and USCS Chemical Transport LLC (each a "Merger"), as permitted under and in accordance with the terms of Section 7.2.10 of the Credit Agreement, the Pledgor may take the actions described in clauses (a), (b), (c) (subject to the notice requirement thereof), (d) and (e) above without the prior written consent of the Collateral Agent so long as: (i) within 30 days following the Merger, Pledgor delivers to the Collateral Agent all Organic Documents of the surviving entity following the consummation of the Merger; (ii) contemporaneously with the Merger, Pledgor pledges and delivers to the Collateral Agent any and all membership or other equity interests of any class of member interests or units issued to the Pledgor by the surviving entity following the consummation of the Merger; (iii) Pledgor takes all actions necessary, or as reasonably requested, by the Collateral Agent, in order to perfect, or maintain perfection of, or protect the security interest in favor of the Collateral Agent in the Collateral, including without limitation, the filing of U.C.C. financing statements or continuations or amendments thereto; and (iv) the consummation of the Merger would not impair the Collateral Agent's rights in the Collateral.

        The Pledgor shall provide, or cause the relevant Pledged Interests Issuer to provide, the Collateral Agent with a copy of any amendment or supplement to, or modification or waiver of, any term or provision of any of the by-laws and other Organic Documents of the Pledged Interests Issuers, provided that the Pledgor shall not enter into any such amendment, supplement, modification or waiver other than any amendment, modification, supplement, or waiver which would not result in impairment of any Collateral or which would not have a Material Adverse Effect without the prior written consent of the Collateral Agent.

        SECTION 4.8    Filings.    The Pledgor hereby authorizes the Collateral Agent to file U.C.C. financing statements, continuations and amendments with respect to the Collateral describing the collateral property as "all personal property" or words of similar import, and to file U.C.C. financing statements, and continuations and amendments thereto, and other similar documents with respect to the Collateral without its signature (to the extent permitted by applicable law).

ARTICLE V

THE COLLATERAL AGENT

        SECTION 5.1    Collateral Agent Appointed Attorney-in-Fact.    The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent acting reasonably may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings which the Collateral Agent acting reasonably may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and (d) to perform the affirmative obligations of the Pledgor

10

hereunder (including all obligations of the Pledgor under Section 4.7). The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

        SECTION 5.2    Collateral Agent May Perform.    If the Pledgor fails to perform any agreement contained herein, then the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5, and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

        SECTION 5.3    Collateral Agent Has No Duty.    The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the exercise of reasonable care over any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        SECTION 5.4    Reasonable Care.    The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuation of any Default or Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

        SECTION 5.5    Collateral Agent.    Notwithstanding any right, power or remedy granted to the Collateral Agent herein, or at law, in equity, admiralty or otherwise, the Collateral Agent will not take any action that causes a violation of Section 2 or Section 9 of the Shipping Act of 1916, as amended (the "Shipping Act"). The Collateral Agent represents and warrants unto each Secured Party that as of the date hereof it is a United States Citizen within the meaning of Section 2 of the Shipping Act. The Collateral Agent agrees that if to the actual knowledge of its officers directly involved in the transactions the subject of this Agreement the Collateral Agent is not or ceases to be a United States citizen within the meaning of Section 2 of the Shipping Act, it will resign as Collateral Agent in accordance with the provisions of the Loan Documents.

ARTICLE VI

REMEDIES

        SECTION 6.1    Certain Remedies.    If any Event of Default shall have occurred and be continuing:

          (a)   The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below or, as required to be provided by the U.C.C., sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to the Pledgor of the time and place of any public sale or the time after which any

11

  private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)   The Collateral Agent may (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral, (v) take control of any proceeds of the Collateral, and (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

        SECTION 6.2    Securities Laws.    (a) If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, then the Pledgor agrees that, upon the reasonable request of the Collateral Agent, the Pledgor will, at its own expense:

              (i)  execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the members, partners and shareholders thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent (acting reasonably), prudent to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent (acting reasonably), are necessary or prudent, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; and

             (ii)  use its commercially reasonable best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;

          (b)   cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

          (c)   do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or any Secured Party by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 6.2 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, then it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by an independent appraiser reasonably acceptable to the Pledgor and the Administrative Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.

        SECTION 6.3    Compliance with Restrictions.    The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be

12

advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

        SECTION 6.4    Application of Proceeds.    All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to the Credit Agreement or Section 6.5 hereof) in whole or in part by the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, against all or any part of the Secured Obligations in the following order:

              (i)  first: to the payment and satisfaction of all costs and expenses including, without limitation, attorneys' fees, incurred by the Collateral Agent and by the Administrative Agent in the enforcement and administration of this Pledge Agreement and of any of the other Transaction Documents;

             (ii)  second: to the payment and satisfaction of all the other Secured Obligations consisting of costs, expenses, interest or fees on a pro rata basis; and

            (iii)  third: to the payment and satisfaction of all other Secured Obligations on a pro rata basis.

Any surplus of such cash or cash proceeds held by the Collateral Agent remaining after payment in full of all of the Secured Obligations, and the termination or expiration of all Commitments and all other commitments of any Secured Party to any Borrower under any Loan Document, including, without limitation, any Secured Hedge Agreement, and the termination or expiration of all Letters of Credit, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

        SECTION 6.5    Expenses.    Upon demand, the Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and any local counsel may incur in connection herewith, including, without limitation, (i) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document; (ii) the custody, preservation, use, or operation of, or sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any of the other Secured Party hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

        SECTION 6.6    Warranties.    In any sale conducted pursuant hereto, the Collateral Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Collateral Agent may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

13

ARTICLE VII

MISCELLANEOUS PROVISIONS

        SECTION 7.1    Loan Document.    This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

        SECTION 7.2    Amendments, etc.    No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (with the consent of the requisite Lenders prior to the payment in full of the Credit Extensions and the termination or expiration of the Commitments and the Letters of Credit and thereafter with the consent of all the Secured Hedge Counterparties), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

        SECTION 7.3    Notices.    All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth in the Credit Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted, with receipt electronically confirmed.

        SECTION 7.4    Headings.    The various headings of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

        SECTION 7.5    Severability.    Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 7.6    Execution in Counterparts, Effectiveness, etc.    This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Pledgor and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective when counterparts hereof executed on behalf of the Pledgor and the Collateral Agent shall have been received by the Collateral Agent.

        SECTION 7.7    Collateral Agent; Exculpation.    By accepting the benefits of this Pledge Agreement, each Secured Party hereby appoints National City Bank as its collateral agent under and for purposes of this Pledge Agreement. Each Secured Party authorizes National City Bank to act on behalf of such Secured Party under this Pledge Agreement, to exercise such powers hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof, together with such powers as may be reasonably incidental thereto. Without limiting the provisions of the Credit Agreement, neither the Collateral Agent nor the directors, officers, employees or agents thereof shall be liable to any Secured Party (and each Secured Party will hold the Collateral Agent harmless) for any action taken or omitted to be taken by it under this Pledge Agreement, or in connection herewith or therewith, except for the willful misconduct or gross negligence of the Collateral Agent, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Pledge Agreement, or for the creation, perfection or priority of any Liens purported to be created by this Pledge Agreement, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Pledgor of its obligations hereunder.

14

        SECTION 7.8    GOVERNING LAW.    THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). This Pledge Agreement, the Notes and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 7.9    FORUM SELECTION AND CONSENT TO JURISDICTION.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR THE PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

        SECTION 7.10    WAIVER OF JURY TRIAL.    EACH SECURED PARTY BY ACCEPTING THE BENEFITS OF THIS PLEDGE AGREEMENT AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS PLEDGE AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT.

15

        SECTION 7.11    NO ORAL AGREEMENTS.    THIS WRITTEN PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        SECTION 7.12    Filing as a Financing Statement.    At the option of the Collateral Agent, this Pledge Agreement, or a carbon, photographic or other reproduction of this Pledge Agreement or of any U.C.C. financing statement, continuations and amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a U.C.C. financing statement and may be filed as such without the signature of the Pledgor where and to the full extent permitted by applicable law.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

16

        IN WITNESS WHEREOF, each of the parties hereto have caused this Pledge Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

PLEDGOR:
[UNITED STATES SHIPPING MASTER LLC] UNITED STATES CHEMICAL SHIPPING LLC]
By:

Name: Title:
399 Thornall Street Edison, NJ 08837

S-1

COLLATERAL AGENT:
NATIONAL CITY BANK
By:

Name: Title:

S-2

EXHIBIT A

PROMISSORY NOTE

$	, 2004

        FOR VALUE RECEIVED, the undersigned,                        , a                        (the "Maker"), promises to pay to the order of                        , a                         (the "Payee"), [in equal            installments, commencing                        , 20    to and including                         , 20    ,] the principal sum of                        UNITED STATES DOLLARS (U.S.$                        ), representing the aggregate principal amount of an intercompany loan made by the Payee to the Maker.

        The unpaid principal amount of this promissory note (this "Note") from time to time outstanding shall bear interest at a rate of interest equal to                        , which the Maker represents to be a lawful and commercially reasonable rate, payable                        , and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at                        and shall be recorded on the grid attached hereto by the holder hereof (including the Collateral Agent as pledgee). Upon notice from the Collateral Agent (hereinafter defined) that a Default (as defined in the Credit Agreement, hereinafter defined) or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Collateral Agent shall direct in such notice.

        This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to Section 7.2.2 of the Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, as letter of credit issuer and as administrative agent for the Lenders, and National City Bank, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement). Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Collateral Agent to the Maker, the Collateral Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

        Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Collateral Agent as security for the Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

        In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Collateral Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW

Exhibit A-1

PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

        THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

[Name of Maker]
By

Name: Title:
Pay to the order of National City Bank
By

Name: Title:

Exhibit A-2

GRID

        Intercompany Loans made by                        to            and payments of principal of such Loans.

Date	Amount of Intercompany Loan	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Exhibit A-3

Attachment 1
to
Pledge Agreement

ITEM A. PLEDGED NOTES

        Pledged Note Issuer Description

        [None.]

ITEM B. PLEDGED INTERESTS

Membership Interest
Pledged Interest Issuer	Authorized Interests	Outstanding Interests	Pledged Interests
[United States Shipping LLC](1)	100 membership units		100% of all of the membership interests owned by the Pledgor, being 100% of the membership units of United States Shipping LLC
[United States Chemical Shipping LLC](2)	100 membership units		100% of all of the membership interests owned by the Pledgor, being 100% of the membership units of United States Chemical Shipping LLC
[USCS Chemical Transport LLC](3)	100 membership units		100% of all of the membership interests owned by the Pledgor, being 100% of the membership units of USCS Chemical Transport LLC

(1)
For Pledge by United States Shipping Master LLC.

(2)
For Pledge by United States Shipping Master LLC.

(3)
For Pledge by United States Chemical Shipping LLC.

Attachment 1-1

Membership Interest
Pledged Interest Issuer	Authorized Interests	Outstanding Interests	% of Interests Pledged
[USCS Chemical Chartering LLC](4)	100 membership units		100% of all of the membership interests owned by the Pledgor, being 100% of the membership units of USCS Chemical Chartering LLC
[USCS Chemical PioneerLLC](5)	100 membership units		100% of all of the membership interests owned by the Pledgor, being 100% of the membership units of USCS Chemical Pioneer LLC
[USCS Charleston LLC](6)	100 membership units		100% of all of the membership interests owned by the Pledgor, being 100% of the membership units of USCS Charleston LLC

(4)
For Pledge by United States Chemical Shipping LLC.

(5)
For Pledge by United States Chemical Shipping LLC.

(6)
For Pledge by United States Chemical Shipping LLC.

Attachment 1-2

Attachment 2
to
Pledge Agreement

State of Organization, Formation or Incorporation, Etc.

PLEDGOR: [UNITED STATES SHIPPING MASTER LLC] [UNITED STATES CHEMICAL SHIPPING LLC]

STATE OF FORMATION: Delaware

STATE IDENTIFICATION NUMBER: [                        ]

CHIEF EXECUTIVE OFFICE: 399 Thornall Street, Edison, NJ 08837

TRADE NAMES: [None]

Attachment 2-1

Attachment
3
to Pledge Agreement

FORM OF TRANSFER POWER

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                         (                        ) membership interests in [                        ], a Delaware limited liability company (the "Issuer"), represented by the attached Certificate No.                         herewith and do hereby irrevocably constitute and appoint                        as attorney to transfer the said membership interests on the books of the Issuer with full power of substitution in the premises.

DATED:

By:

Name: Title:
IN PRESENCE OF:

Attachment 3 - 1

Attachment 4
to
Pledge Agreement

FORM OF NOTICE OF PLEDGE AGREEMENT

TO:
[United States Shipping LLC]
[United States Chemical Shipping LLC]
[USCS Chemical Transport LLC]
[USCS Chemical Chartering LLC]
[USCS Chemical Pioneer LLC]
[USCS Charleston LLC]

        Notice is hereby given that, pursuant to a Pledge Agreement, dated as of April 13, 2004 (the "Pledge Agreement"), between [UNITED STATES SHIPPING MASTER LLC][UNITED STATES CHEMICAL SHIPPING LLC], a Delaware limited liability company (the "Pledgor"), in favor of NATIONAL CITY BANK, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Pledge Agreement), the Pledgor has pledged and assigned to the Collateral Agent, and granted to the Collateral Agent a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, in, to and under that certain                        , dated as of                        ,            (the "Operating Agreement"), of                        , a Delaware limited liability company (the "Pledged Interests Issuer"), including, without limitation:

    The Pledgor's rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Pledged Interests Issuer (including, without limitation, specific properties of the Pledged Interests Issuer upon dissolution and otherwise), in respect of any and all of the following:

            (1)   All membership and other equity interests now owned or hereafter acquired by the Pledgor in the Pledged Interests Issuer as a result of exchange offers, direct investments or contributions or otherwise;

            (2)   The Pledgor's accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from the Pledged Interests Issuer, existing or arising from loans, advances or other extensions of credit by the Pledgor from time to time to or for the account of the Pledged Interests Issuer, or from services rendered by the Pledgor from time to time to or for the account of the Pledged Interests Issuer; and

            (3)   The proceeds of and from any and all of the foregoing.

        Pursuant to and subject to the terms of the Pledge Agreement, the Pledged Interests Issuer is hereby authorized and directed to (a) register the Pledgor's pledge to the Collateral Agent of the Pledgor's membership and other equity interests on the Pledged Interests Issuer's books, (b) to make direct payment to the Collateral Agent of any amounts due or to become due the Pledgor under the Operating Agreement, if so notified by the Collateral Agent, and (c) permit the Collateral Agent to exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to such membership or other equity interests in accordance with the terms of the Pledge Agreement.

Attachment 4-1

        The Collateral Agent hereby requests the Pledged Interests Issuer to indicate the Pledged Interests Issuer's acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof and returning the same to the Collateral Agent.

Dated: , 2004	NATIONAL CITY BANK
By:
Name:
Title:
Address:
Attention:
Telephone:
Facsimile:
with a copy to:
Attention:
Telephone:
Facsimile:

Attachment 4-2

ACKNOWLEDGMENT

        [NAME OF PLEDGED INTERESTS ISSUER], a Delaware limited liability company (the "Pledged Interests Issuer"), hereby (a) acknowledges and consents to the assignment by [UNITED STATES SHIPPING MASTER LLC] [UNITED STATES CHEMICAL SHIPPING LLC], a Delaware limited liability company (the "Pledgor"), of its right, title and interest in, to and under that certain                        , dated as of                        ,            (the "Operating Agreement"), of the Pledged Interests Issuer pursuant to the terms of the Pledge Agreement, dated as of April 13, 2004 (the "Pledge Agreement"), made by the Pledgor for NATIONAL CITY BANK, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Pledge Agreement), (b) confirms that the Pledged Interests Issuer has reviewed the Pledge Agreement and this notice of assignment, (c) has registered the Pledgor's pledge to the Collateral Agent of the Pledgor's membership interests on the Pledged Interests Issuer's books, (d) upon notice from the Collateral Agent, the Pledged Interests Issuer agrees to make direct payment to the Collateral Agent of any amounts due or to become due the Pledgor under the Operating Agreement, (e) agrees to recognize the Collateral Agent (to the exclusion of the Pledgor) as the sole Person entitled to exercise the voting power and all other incidental rights of ownership with respect to such membership or other equity interests in accordance with the terms of the Pledge Agreement, and (f) agrees to comply with instructions provided by the Collateral Agent without further consent by the Pledgor.

Dated: , 2004
[NAME OF PLEDGED INTERESTS ISSUER]
By:
Name:
Title:
Address:
Attention:
Telephone:
	Telecopy:	]

Attachment 4-3

EXHIBIT H-2

FORM OF FIRST AMENDMENT TO PLEDGE AGREEMENT

        THIS FIRST AMENDMENT TO PLEDGE AGREEMENT, dated as of April 13, 2004 (this "First Amendment"), is entered into by and among UNITED STATES SHIPPING LLC, a Delaware limited liability company (the "Pledgor"), and NATIONAL CITY BANK, acting in its capacity as collateral agent (in such capacity including in its capacity as a securities intermediary, as defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "U.C.C."), and together with its successors and assigns in such capacities, the "Collateral Agent") under the Amended and Restated Credit Agreement referenced below for the benefit of the Secured Parties (as defined in the Amended and Restated Credit Agreement). Unless otherwise defined herein, defined terms used herein have the same meanings as assigned to such terms in the Amended and Restated Credit Agreement.

W I T N E S S:

        WHEREAS, Pledgor, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc. (collectively, the "Original Borrowers" and individually, an "Original Borrower") have heretofore entered into that certain Credit Agreement, dated as of September 13, 2002 (the "Existing Credit Facility"), by and among the Original Borrowers, the commercial lending institutions parties thereto (the "Existing Lenders"), CIBC, as administrative agent and letter of credit issuer, National City Bank as collateral agent, and CIBC World Markets as sole lead arranger and sole bookrunner, pursuant to which the Original Borrowers have obtained commitments from the Existing Lenders pursuant to which loans were made from time to time;

        WHEREAS, in connection with the Existing Credit Facility, the Pledgor has heretofore executed and delivered that certain Pledge Agreement dated as of September 13, 2002 in favor of the Collateral Agent for the "Secured Parties" therein identified (the "Pledge Agreement");

        WHEREAS, the Existing Credit Facility is being amended and restated contemporaneously herewith pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Amended and Restated Credit Agreement"), by and among Pledgor, United States Shipping Master LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various commercial lending institutions as are, or may from time to time become parties thereto (individually, a "Lender" and collectively, the "Lenders"), CIBC, as letter of credit issuer (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer") and as administrative agent for the Lenders, the Collateral Agent, and CIBC World Markets, as sole lead arranger and sole bookrunner;

        WHEREAS, the Borrowers have entered into or may from time to time enter into Hedge Agreements with certain Hedge Counterparties as permitted under the terms of the Amended and Restated Credit Agreement; and

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Amended and Restated Credit Agreement for the purpose of extending, renewing and continuing loans under the Existing Credit Facility, and to the extension of financial accommodations under the Hedge Agreements referred to above, the Pledgor is required to execute and deliver this First Amendment;

        WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this First Amendment;

        WHEREAS, it is in the best interests of the Pledgor to execute this First Amendment inasmuch as the Pledgor will derive substantial direct and indirect benefits from the extension, renewal and continuation of the corresponding loans under the Existing Credit Facility and from Loans made from time to time to, and the Letters of Credit issued on behalf of, the Borrowers by the Lenders and/or the Letter of Credit Issuer pursuant to the Amended and Restated Credit Agreement and the financial accommodations made from time to time to the Borrowers by Secured Hedge Counterparties pursuant to the Hedge Agreements.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders and the Letter of Credit Issuer to make Loans (including for the purpose of extending, renewing and continuing loans under the Existing Credit Facility) to, and/or issue or participate in Letters of Credit for the account of, the Borrowers pursuant to the Amended and Restated Credit Agreement and to induce the Secured Hedge Counterparties to extend financial accommodations pursuant to the Secured Hedge Agreements, the Pledgor and the Collateral Agent hereby agree, for the benefit of each Secured Party, to amend the Pledge Agreement as follows:

        SECTION 1.    Amendment of Title.    The Title of the Pledge Agreement is hereby amended by deleting the title in its entirety and inserting "PLEDGE AGREEMENT AND IRREVOCABLE PROXY" in lieu thereof.

        SECTION 2.    Amendment of Recitals.    The First Recital of the Pledge Agreement is hereby amended by deleting its text in its entirety and inserting the following text in lieu thereof:

    "WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Pledgor, United States Shipping Master LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, as letter of credit issuer (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer") and as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and the Collateral Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrowers;"

        SECTION 3.    Amendment of Section 1.1.    Section 1.1 of the Pledge Agreement is hereby amended by deleting the definitions for "Pledged Interests Issuer" and "Pledged Interests Issuers" in their entirety and inserting the following text in lieu thereof:

    "Pledged Interests Issuer" means each of ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc. (and all such entities collectively, the "Pledged Interests Issuers").".

        SECTION 4.    Amendment of Section 3.8.    The text of Section 3.8 of the Pledge Agreement is hereby amended by inserting the text "is the State of Delaware" immediately following the text "U.C.C.".

        SECTION 5.    Amendment of Section 4.5.    (a) The heading of Section 4.5 is hereby amended by inserting the text ", Irrevocable Proxy" immediately after the word "Distributions". (b) The text of

2

Section 4.5 of the Pledge Agreement is hereby amended by deleting the text "and the Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledge Interests and such other Collateral" and inserting the following text in lieu thereof:

    "AND THE PLEDGOR HEREBY GRANTS THE COLLATERAL AGENT AN IRREVOCABLE PROXY, EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE THE PLEDGED INTERESTS AND SUCH OTHER COLLATERAL, WITH SUCH PROXY TO REMAIN VALID UNTIL THE INDEFEASIBLE PAYMENT IN FULL OF ALL SECURED OBLIGATIONS, THE TERMINATION OR EXPIRATION OF ALL COMMITMENTS AND THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT".

        SECTION 6.    Amendment of Section 4.7.    The text of Section 4.7 of the Pledge Agreement is hereby amended by deleting the period at the end of clause (e) and inserting the following text in lieu thereof:

    ";

    provided, however, to the extent that the same is undertaken in connection with a merger of USS Chartering LLC and USCS Chemical Chartering LLC or a merger of USS Transport LLC and USCS Chemical Transport LLC (each a "Merger"), as permitted under and in accordance with the terms of Section 7.2.10 of the Credit Agreement, the Pledgor may take the actions described in clauses (a), (b), (c) (subject to the notice requirement thereof), (d) and (e) above without the prior written consent of the Collateral Agent so long as: (i) within 30 days following the Merger, Pledgor delivers to the Collateral Agent all Organic Documents of the surviving entity following the consummation of the Merger; (ii) contemporaneously with the Merger, Pledgor pledges and delivers to the Collateral Agent any and all membership or other equity interests of any class of member interests or units issued to the Pledgor by the surviving entity following the consummation of the Merger; (iii) Pledgor takes all actions necessary, or as reasonably requested, by the Collateral Agent, in order to perfect, or maintain perfection of, or protect the security interest in favor of the Collateral Agent in the Collateral, including without limitation, the filing of U.C.C. financing statements or continuations or amendments thereto; and (iv) the consummation of the Merger would not impair the Collateral Agent's rights in the Collateral."

        SECTION 7.    Amendment of Section 7.8.    The text of Section 7.8 of the Pledge Agreement is hereby amended by inserting the text "(WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION)" immediately before the period at the end of the first sentence.

        SECTION 8.    Amendment of Pledgor's Signature Page.    The Pledgor's signature page is amended by adding the following text under the signature block:

    399 Thornall Street
    Edison, NJ 08837

        SECTION 9.    Amendment to Exhibit A.    Exhibit A of the Pledge Agreement is hereby amended (a) by deleting the first sentence of the third paragraph in its entirety and inserting in lieu thereof the following:

    "This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to Section 7.2.2 of the Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, restatements, supplements and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB

3

    Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation (collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, as letter of credit issuer and as administrative agent for the Lenders, and National City Bank, as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement)."; and

          (b)   by inserting the following text immediately before the period in the sixth paragraph: "(WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION)".

        SECTION 10.    Amendment to Attachment 2.    Attachment 2 of the Pledge Agreement is hereby amended by deleting the text "One Hess Plaza, Woodbridge, NJ 07095" and inserting the text "399 Thornall Street, Edison, NJ 08837" in lieu thereof.

        SECTION 11.    Amendment to Attachment 4.    Attachment 4 of the Pledge Agreement is hereby amended by amending the Acknowledgment (a) by deleting the text "of the Company pursuant" and inserting "of the Pledge Interests Issuer pursuant"; (b) by inserting the text "has registered the Pledgor's pledge to the Collateral Agent of the Pledgor's membership interests on the Pledge Interests Issuer's books, (d)" immediately after the text "(c)"; (c) by deleting the text "(d)" and inserting the text "(e)" in lieu thereof; and (d) by deleting the text "(e)" and inserting the text "(f)" in lieu thereof.

        SECTION 12.    Renewal of Irrevocable Proxy.    THE IRREVOCABLE PROXY GRANTED BY THE PLEDGOR TO THE COLLATERAL AGENT UNDER SECTION 4.5 OF THE PLEDGE AGREEMENT IS HEREBY RENEWED, WITH SUCH PROXY TO REMAIN VALID UNTIL THE INDEFEASIBLE PAYMENT IN FULL OF ALL SECURED OBLIGATIONS, THE TERMINATION OR EXPIRATION OF ALL COMMITMENTS AND THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT.

        SECTION 13.    Reaffirmation of Representations and Warranties.    The Pledgor hereby represents and warrants unto the Collateral Agent and each Lender that all of its representations and warranties contained in Article III of the Pledge Agreement are true and correct.

        SECTION 14.    Reaffirmation of Pledge Agreement.    This First Amendment shall be deemed to be an amendment to the Pledge Agreement, and the Pledge Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Pledge Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Pledge Agreement as amended hereby and as from time to time hereafter amended, restated, supplemented or otherwise modified.

        SECTION 15.    Re-Grant of Security Interest.    The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the Pledgor's right, title and interest, whether now owned or hereafter arising or acquired, in and to all of the Collateral described in the Pledge Agreement (as amended hereby).

        SECTION 16.    Governing Law; Severability.    THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). Any provision of this First Amendment or the Pledge Agreement (as amended by this First Amendment)

4

which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this First Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 17.    NO ORAL AGREEMENTS.    THIS WRITTEN FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        SECTION 18.    Execution and Counterparts, Effectiveness.    This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Pledgor and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This First Amendment shall become effective when counterparts hereof executed on behalf of the Pledgor and the Collateral Agent shall have been received by the Collateral Agent.

        SECTION 19.    Successors and Assigns.    This terms of this First Amendment shall (a) be binding upon the Pledgor and its successors, transferees and assigns; and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer (in whole or in part) any Note or any Loan held by it as provided in Section 10.11.1 of the Amended and Restated Credit Agreement and any Secured Hedge Counterparty may assign or otherwise transfer (in whole or in part) its interest pursuant to any Secured Hedge Agreement, and any successor or assignee thereof shall thereupon become vested with all of the rights and benefits in respect thereof granted to such Secured Party under any such Loan Document including any Secured Hedge Agreement (including this Amendment), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 10.11.1 and Article IX of the Amended and Restated Credit Agreement.

[Signatures on following pages]

5

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNITED STATES SHIPPING LLC
By:
Name: Title:

S-1

COLLATERAL AGENT:
NATIONAL CITY BANK
By:
Name: Title:

S-2

EXHIBIT I-1

FORM OF SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this "Security Agreement"), dated as of April 13, 2004, made by [UNITED STATES SHIPPING MASTER LLC] [UNITED STATES CHEMICAL SHIPPING LLC] [USCS CHEMICAL TRANSPORT LLC] [USCS CHEMICAL CHARTERING LLC] [USCS CHEMICAL PIONEER LLC] [USCS CHARLESTON LLC], a Delaware limited liability company (the "Grantor"), in favor of NATIONAL CITY BANK, acting in its capacity as collateral agent (in such capacity including in its capacity as a securities intermediary, as defined in the U.C.C. (as defined below), and together with its successors and assigns in such capacities, the "Collateral Agent") under the Credit Agreement referenced below for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

        WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Grantor, [United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation](1) (each of the foregoing entities, a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, as letter of credit issuer (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer") and as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and the Collateral Agent, the Lenders and the Letter of Credit Issuer have extended Commitments to make Credit Extensions to the Borrowers;

(1)
Use appropriate combination of entities.

        WHEREAS, the Borrowers have entered into or may enter into certain Hedge Agreements with Secured Hedge Counterparties, pursuant to the terms of the Credit Agreement;

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement, and to the extension of financial accommodations under the Hedge Agreements referred to above, the Grantor is required to execute and deliver this Security Agreement;

        WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

        WHEREAS, it is in the best interests of the Grantor to execute this Security Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Loans made from time to time to, and the Letters of Credit issued on behalf of, the Borrowers by the Lenders and/or the Letter of Credit Issuer pursuant to the Credit Agreement and the financial accommodations made from time to time to the Borrowers by Secured Hedge Counterparties pursuant to the Secured Hedge Agreements.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders and the Letter of Credit Issuer to make Loans (including the initial Loans) to, and/or issue or participate in Letters of Credit for the account of, the Borrowers pursuant to the Credit Agreement and to induce the Secured Hedge Counterparties

Exhibit I-1-1

to extend financial accommodations pursuant to the Secured Hedge Agreements, the Grantor hereby agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.1    Certain Terms.    The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Administrative Agent" is defined in the first recital.

          "Borrower" and "Borrowers" are defined in the first recital.

          "Collateral" is defined in Section 2.1.

          "Collateral Account" is defined in Section 4.1.2(b).

          "Collateral Agent" is defined in the preamble.

          "Computer Hardware and Software Collateral" means: (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, in each case, whether now owned or leased or hereafter acquired by the Grantor; (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on any of the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (d) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

          "Copyright Collateral" means all copyrights of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of the Grantor's right, title and interest in and to all copyrights registered in the United States Library of Congress or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "Credit Agreement" is defined in the first recital.

          "Equipment" is defined in clause (a) of Section 2.1.

          "Grantor" is defined in the preamble.

          "Indemnified Parties" is defined in Section 6.2(a).

          "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

Exhibit I-1-2

          "Inventory" is defined in clause (b) of Section 2.1.

          "Lenders" is defined in the first recital.

          "Letter of Credit Issuer" is defined in the first recital.

          "Patent Collateral" means: (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world, in each case, of the Grantor; (b) all patent licenses of the Grantor; (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license, and all rights corresponding thereto throughout the world.

          "Receivables" is defined in clause (c) of Section 2.1.

          "Related Contracts" is defined in clause (c) of Section 2.1.

          "Secured Hedge Agreements" means each Hedge Agreement entered into by a Borrower and a Secured Hedge Counterparty.

          "Secured Obligations" is defined in Section 2.2.

          "Secured Party" means, as the context may require, any and all of the Administrative Agent, the Collateral Agent, any Secured Hedge Counterparty, the Letter of Credit Issuer and any Lender, and each of their respective successors, transferees and assigns.

          "Security Agreement" is defined in the preamble.

          "Trade Secrets Collateral" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively referred to as a "Trade Secret"), whether or not any Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to any Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any Trade Secret license.

          "Trademark Collateral" means: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature, in each case, of the Grantor (all of the foregoing items in this clause (a) being collectively referred to as a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country; (b) all Trademark licenses of the Grantor; (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b); (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any Trademark or for breach or enforcement of any Trademark license.

Exhibit I-1-3

          "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York, as the same may be amended from time to time.

        SECTION 1.2    Credit Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

        SECTION 1.3    U.C.C. Definitions.    Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

        SECTION 2.1    Grant of Security.    The Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the Grantor's right, title and interest, whether now existing or hereafter arising or acquired, in and to the following property (the "Collateral"):

          (a)   all equipment[, other than all items of equipment described in Schedule IV attached hereto,](2) in all of its forms of the Grantor, wherever located (including, without limitation, all equipment, instruments, devices and machinery located on or associated with or used in connection with the Vessels), and all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefore (any and all of the foregoing being referred to as the "Equipment");

(2)
Use for USCS Charleston LLC only.

          (b)   all inventory in all of its forms of the Grantor, wherever located (including, without limitation, all items used in connection with the Vessels constituting inventory and all food products, restaurant dinnerware and tableware, kitchen supplies and utensils, restaurant supplies, and all raw materials and materials used or consumed in the operation or maintenance of the Vessels, including fuel and oil used therefore), including (i) all oil, gas, fuel, and other hydrocarbons and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefore (any and all such inventory, materials, goods, accessions, products and documents being referred to as the "Inventory");

          (c)   all accounts, money, payment intangibles, deposit accounts, bank accounts, securities accounts (including, without limitation, the Collateral Accounts and the Restricted Loss Proceeds Account (as defined in the Cash Collateral Control Agreement) and all amounts on deposit therein and all Cash Equivalent Investments carried therein and all proceeds thereof), contracts (including, without limitation, [the Acquisition Agreement,](3) each Charter and each other Transaction Document to which it is a party), contract rights, all rights constituting a right to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and general intangibles of the Grantor, whether or not earned by performance or arising out of or in connection with the sale or lease of goods or the rendering of services, including all moneys due or to become due in repayment of any loans or advances, and

Exhibit I-1-4

  all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases, agreements and other contracts securing or otherwise relating to any such accounts, money, payment intangibles, deposit accounts, bank accounts, securities accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights, investment property and general intangibles (any and all such accounts, money, payment intangibles, deposit accounts, contracts, contract rights, rights to the payment of money, chattel paper, documents, documents of title, instruments, letters of credit, letter-of-credit rights and general intangibles being referred to as the "Receivables", and any and all such security agreements, guaranties, leases, agreements and other contracts being referred to as the "Related Contracts"); provided that a Related Contract that by its terms requires consent of the other parties thereto to the mortgage, pledge, assignment or grant of security interest contained herein with respect to such Related Contract is expressly excepted and excluded from such mortgage, pledge, assignment or grant of security interest to the extent such mortgage, pledge, assignment or security interest would be prohibited thereby, provided further however that such exception and exclusion will not affect or limit in any way the grant of a mortgage, pledge, assignment and/or security interest in and to the proceeds thereof and such exception and exclusion are only to the extent that (i) such consent has not been obtained, (ii) such consent is not rendered ineffective by Section 9-408 of the UCC or any other similar statute, and (iii) such consent requirement is otherwise enforceable under applicable law (it being understood that nothing herein contained shall be deemed a waiver of the provisions of Section 9-408 of the UCC or any other similar statute);

(3)
Use for USCS Charleston LLC only.

          (d)   all Intellectual Property Collateral of the Grantor;

          (e)   all books, correspondence, credit files, records, invoices, tapes, cards, computer runs, writings, data bases, information, paper and documents and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

          (f)    all governmental approvals, including any permits, to the extent a security interest may be granted therein; provided that any governmental approval that by its terms or by operation of law would be void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder is expressly excepted and excluded from the terms of this Security Agreement, including the grant of security interest in this Section 2.1;

          (g)   all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect the Grantor against fluctuations in interest rates or currency exchange rates and all commodity hedge, commodity swap, exchange, forward, future, floor, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect the Grantor against fluctuations in commodity prices (including, without limitation, any Hedge Agreement);

          (h)   to the extent not included in the foregoing, all bank accounts and supporting obligations, and all boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, drills, apparel, furniture, fittings, equipment, drilling equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to any Purchased Asset or any part thereof, including all items and appurtenances aforesaid;

          (i)    all of the Grantor's other property and rights of every kind and description and interests therein, including, without limitation, all other "Accounts", "Certificated Securities", "Chattel Paper", "Commercial Tort Claims", "Commodity Accounts", "Commodity Contracts", "Deposit

Exhibit I-1-5

  Accounts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letters of Credit", "Letter-of-Credit Rights", "Money", "Proceeds", "Securities", "Securities Account", "Security Entitlements" and "Uncertificated Securities" as such terms are defined in the U.C.C.; and

          (j)    all accessions, substitutions, replacements, products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this Section 2.1, proceeds of insurance, and proceeds deposited from time to time in any Collateral Account or lock boxes of the Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

        SECTION 2.2    Security for Obligations.    This Security Agreement secures the indefeasible payment and performance in full of all Obligations now or hereafter existing under the Credit Agreement, the Notes, the Secured Hedge Agreements and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, and all other obligations of the Borrowers to any Secured Party pursuant to any of the Transaction Documents, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including, without limitation, all Hedging Obligations arising under any Secured Hedge Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and such other obligations of the Borrowers being referred to as the "Secured Obligations").

        SECTION 2.3    Continuing Security Interest.    This Security Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until indefeasible payment in full in cash of all Secured Obligations and the termination or expiration of all Commitments and all other commitments of the Secured Parties to any Borrower pursuant to any Loan Document, including, without limitation, any Secured Hedge Agreement, and the termination or expiration of all Letters of Credit; (b) be binding upon the Grantor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any Note, any Loan or any Commitment held by it as provided in Section 10.11.1 of the Credit Agreement and any Secured Party may assign or otherwise transfer (in whole or in part) its rights and obligations pursuant to any Secured Hedge Agreement, and any successor or assignee thereof shall thereupon become vested with all of the rights and benefits in respect thereof granted to such Secured Party under any such Loan Document or Secured Hedge Agreement (including this Security Agreement), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 10.11.1 and Article IX of the Credit Agreement. Upon the indefeasible payment in full of all Secured Obligations and the termination or expiration of all Commitments and any other commitments of any Secured Party to the Borrowers under all Loan Documents, including, without limitation, all Secured Hedge Agreements, and the termination or expiration of all Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such payment and termination or expiration, the Collateral Agent will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

        SECTION 2.4    Grantor Remains Liable.    Anything herein to the contrary notwithstanding (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein [(including, without limitation, the Acquisition Agreement)](4), and shall perform all

Exhibit I-1-6

of its duties and obligations under such contracts and agreements, to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of it duties or obligations under any contracts and agreements included in the Collateral; and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(4)
Use for USCS Charleston LLC only.

        SECTION 2.5    Security Interest Absolute.    All rights of the Collateral Agent and the other Secured Parties and the security interests granted to the Collateral Agent and the other Secured Parties hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Transaction Document; (b) the failure of any Secured Party or any other holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Person under the provisions of the Credit Agreement or any other Transaction Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation; (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Transaction Document; (f) any addition, exchange, release, surrender, or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.

        SECTION 2.6    Waiver of Subrogation.    Until one year and one day after the indefeasible payment in full of all Obligations and the termination or expiration of all Commitments and all other commitments of any Secured Party to any Borrower under the Loan Documents, including, without limitation, the Secured Hedge Agreements, and the termination or expiration of all Letters of Credit, the Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any other Borrower that arise from the existence, payment, performance or enforcement of the Grantor's obligations under this Security Agreement or any other Loan Document, including, without limitation, any Secured Hedge Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of any Secured Party against any Borrower or any collateral which any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Grantor in violation of the preceding sentence and the Secured Obligations shall not have been indefeasibly paid in full in cash or all Commitments and all other commitments by any Secured Party to any Borrower under the Loan Documents, including, without limitation, the Secured Hedge Agreements, have not expired or terminated and all Letters of Credit have not expired or terminated, then such amount shall be deemed to have been paid to the Grantor for the benefit of, and held in trust for, the Collateral Agent (on behalf of the Secured Parties), and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Secured Obligations, whether

Exhibit I-1-7

matured or unmatured. The Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        SECTION 3.1    Representations and Warranties of the Grantor.    The Grantor hereby represents and warrants unto each Secured Party as set forth in this Article III.

          SECTION 3.1.1    Location of Collateral, etc.    All of the Equipment, Inventory and lock boxes of the Grantor are located at the places specified in Item A, Item B and Item C, respectively, of Schedule I hereto. None of the Equipment and Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than as set forth on Schedule III hereto. The place(s) of business of the Grantor or, if the Grantor has more than one place of business, the chief executive office of the Grantor, and the office where the Grantor keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, is set forth on Schedule II hereto. The Grantor has not been known by any legal name different from the one set forth on the signature page hereto, and the Grantor has not been the subject of any merger or other corporate reorganization. None of the Receivables is evidenced by a promissory note or other instrument (other than a promissory note or instrument that has been delivered to the Collateral Agent (with appropriate endorsements)). The Grantor is not a party to any Federal, state or local government contract, other than those contracts that have been disclosed to the Collateral Agent within five (5) days after execution thereof by the Grantor. The "location" of the Grantor within the meaning of Section 9.307 of the U.C.C. is the State of Delaware.

          SECTION 3.1.2    Ownership, No Liens, Validity, etc.    The Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Security Agreement and except for any filings permitted by Section 7.2.3 of the Credit Agreement. This Security Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and except for the proper filing of a Uniform Commercial Code Financing Statement with the Secretary of State of the State of Delaware, all filings and other actions necessary to perfect and protect such security interest have been duly taken and such security interest shall be a first priority security interest. The Grantor owns no real property except such real property that is encumbered by a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          SECTION 3.1.3    Possession and Control.    The Grantor has exclusive possession and control of the Equipment and Inventory.

          SECTION 3.1.4    Negotiable Documents, Instruments and Chattel Paper.    The Grantor has, contemporaneously herewith, delivered to the Collateral Agent possession of all originals of all negotiable documents and instruments and chattel paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Collateral Agent).

          SECTION 3.1.5    Intellectual Property Collateral.    The Grantor does not own or have any interest in any Intellectual Property Collateral as of the Effective Date, other than the Computer Hardware and Software Collateral. With respect to any Intellectual Property Collateral the loss, impairment or infringement of which might have a Material Adverse Effect: (a) the Grantor is the owner of the entire and unencumbered right, title and interest in and to such Intellectual Property

Exhibit I-1-8

  Collateral and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party; and (b) the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of Intellectual Property Collateral in full force and effect throughout the world, as applicable. The Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of material importance to the conduct of its business.

          SECTION 3.1.6    [Intentionally Blank].

          SECTION 3.1.7    Validity, etc.    This Security Agreement constitutes the legal, valid and binding obligations of the Grantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 3.1.8    Authorization, Approval, etc.    No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required (a) for the grant of a security interest by the Grantor in any Collateral pursuant to this Security Agreement or for the due execution, delivery, or performance of this Security Agreement by the Grantor; or (b) for the perfection of or the exercise by the Collateral Agent's rights hereunder except the filing of financing statements under the UCC which filings were made on or prior to the Closing Date and the filing of continuation statements and other amendments to financing statements as required under the UCC.

          SECTION 3.1.9    Compliance with Laws.    The Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

          SECTION 3.1.10    State of Formation; Name.    (a) The first paragraph of this Security Agreement lists the true legal name of the Grantor as registered in the jurisdiction in which the Grantor is formed; (b) the Grantor's state of formation and identification number as designated by such state are set forth on Schedule II hereto; and (c) the Grantor is not now and has not been known by any trade name.

          SECTION 3.1.11    Bank Accounts.    The Grantor does not have any deposit accounts, securities accounts, collateral accounts or any other accounts with any Person other than the Collateral Agent (collectively, the "Other Accounts") except for the deposit accounts with the Persons identified in Item D of Schedule 1 hereto. The Grantor has taken or will have taken on or about May 31, 2004, all actions necessary to grant "control" (within the meaning of Section 9.104(a) or Section 9.106(c), as applicable, of the U.C.C.) of each Other Account to the Collateral Agent, including but not limited to, the execution of control agreements in form and substance satisfactory to the Collateral Agent.

Exhibit I-1-9

ARTICLE IV

COVENANTS

        SECTION 4.1    Certain Covenants of the Grantor.    The Grantor hereby covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any Secured Party shall have any outstanding Commitment or any other commitment to any Borrower under any Loan Document, including, without limitation, any Secured Hedge Agreement, or any Letter of Credit shall remain outstanding, the Grantor will perform the obligations set forth in this Article IV.

          SECTION 4.1.1    As to Equipment and Inventory.    The Grantor shall

            (a)   keep all of the Equipment and Inventory (other than Inventory sold in the ordinary course of business or used in the conduct of the business) within the United States of America where all representations and warranties set forth in Article III shall be true and correct in all material respects, and all action required pursuant to the first sentence of Section 4.1.8 shall have been taken with respect to the Equipment and Inventory;

            (b)   cause all Equipment to be maintained and preserved in the same condition, repair and working order as on the date hereof, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith so that its business carried on in connection therewith may be properly conducted at all times unless the Grantor determines in good faith that the continued maintenance of any of its properties is no longer economically desirable; and promptly furnish to the Collateral Agent a statement respecting any loss or damage to any of the Equipment; and

            (c)   pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

          SECTION 4.1.2    As to Receivables.

            (a)   The Grantor shall (i) keep its place(s) of business, its chief executive office and the office where it keeps its records concerning the Receivables, located at the address set forth in Schedule II hereto, or, upon thirty (30) days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by the first sentence of Section 4.1.8 shall have been taken with respect to the Receivables; (ii) hold and preserve such records; and (iv) permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records.

            (b)   Upon written notice by the Collateral Agent to the Grantor pursuant to this Section 4.1.2(b) during the occurrence and continuance of an Event of Default under the Credit Agreement, (i) all proceeds of Collateral received by the Grantor during such Event of Default shall be delivered in kind to the Collateral Agent for deposit to a deposit account of the Grantor maintained with the Collateral Agent, and (ii) all deposit accounts and bank accounts of the Grantor not then maintained at the Collateral Agent and all amounts on deposit therein or Cash Equivalent Investments carried therein will be transferred to one or more deposit or bank accounts of the Grantor maintained at the Collateral Agent (any deposit or bank accounts of the Grantor maintained at the Collateral Agent, including those described in clauses (i) and (ii) above referred to herein as a "Collateral Account"). With respect to any proceeds described in clause (i) above, (x) the Grantor shall not commingle any such

Exhibit I-1-10

    proceeds, and shall hold separate and apart from all other property, all such proceeds in express trust for the benefit of the Secured Parties until delivery thereof is made to the Collateral Agent, and (y) no funds, other than proceeds of Collateral, will be deposited in any Collateral Account designated for the purpose of holding such proceeds.

            (c)   The Collateral Agent shall have the right to apply any amount in any Collateral Account to the payment of any Secured Obligations which are due and payable. Subject to the rights of the Collateral Agent, the Grantor shall have the right, with respect to and to the extent of collected funds in any Collateral Account, as long as no Event of Default has occurred and is continuing, to require the Collateral Agent (i) to invest the amounts on deposit thereon in Cash Equivalent Investments provided that, in the case of certificated securities, the Collateral Agent shall retain possession thereof as Collateral and, in the case of uncertificated securities, the Collateral Agent may take such actions, including registration of such securities in its name, as it shall determine is necessary to perfect its security interest therein, and (ii) to close such Collateral Account.

          SECTION 4.1.3    As to Collateral.

            (a)   Until such time as an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantor of the revocation of such power and authority (provided that subject to the rights and remedies of the Collateral Agent hereunder, the Grantor shall be permitted to use inventory consisting of spares for the operation of the Vessels), the Grantor (i) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as the Grantor may deem advisable, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. Without limiting the generality of the foregoing, the Collateral Agent shall be entitled upon the occurrence and continuation of an Event of Default to notify any parties obligated on any of the Collateral to make payment to the Collateral Agent for deposit to the Collateral Account of any amounts due or to become due thereunder and may enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. The Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent for deposit to the Collateral Account of any amounts due or to become due thereunder.

            (b)   Without limiting the generality of the foregoing clause (a), the Collateral Agent is authorized, upon the occurrence and continuation of an Event of Default, to endorse, in the name of the Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

          SECTION 4.1.4    As to Intellectual Property Collateral.

            (a)   The Grantor shall not, unless it shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Patent Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, do any act, or omit to do any act, whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

Exhibit I-1-11

            (b)   The Grantor shall not, and the Grantor shall not permit any of its licensees to, unless it shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Trademark Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain consistent with past practices the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made, and (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

            (c)   The Grantor shall not, unless it shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

            (d)   The Grantor shall notify the Collateral Agent immediately if it knows that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

            (e)   In no event shall the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and upon request of the Collateral Agent executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

            (f)    The Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

Exhibit I-1-12

            (g)   The Grantor shall, (i) contemporaneously herewith, execute and deliver to the Collateral Agent any document reasonably required to acknowledge or register or perfect the Collateral Agent's interest in any part of the Grantor's existing Intellectual Property Collateral, (ii) provide written notice to the Collateral Agent within ten (10) Business Days after acquiring ownership or other rights with respect to any new Intellectual Property Collateral, and (iii) within thirty (30) days after request by the Collateral Agent, provide any document reasonably required to acknowledge or register or perfect the Collateral Agent's interest in any part of such new Intellectual Property Collateral.

          SECTION 4.1.5    As to Other Bank Accounts.    The Grantor shall not establish or deposit any monies, securities or any other assets in any Other Account not identified in Item D of Schedule 1 hereto, unless the Grantor has taken all actions necessary to grant "control" (within the meaning of Section 9.104(a) or Section 9.106(c), as applicable, of the U.C.C.) of such Other Account to the Collateral Agent, including but not limited to, the execution of a control agreement in form and substance satisfactory to the Collateral Agent.

          SECTION 4.1.6    Commercial Tort Claims.    If at any time the Grantor shall acquire or otherwise have rights with respect to a Commercial Tort Claim which the Grantor reasonably believes, based upon then-current information, is likely to result in a judgment in favor of the Grantor in excess of $250,000, it shall promptly notify the Collateral Agent thereof in a writing (such writing to be in form and substance satisfactory to the Collateral Agent) signed by it containing brief details thereof to the Collateral Agent and take such other actions as necessary or desirable or reasonably requested by the Collateral Agent to grant and perfect a Lien in such Commercial Tort Claim in favor of the Collateral Agent.

          SECTION 4.1.7    Transfers and Other Liens.    The Grantor shall not: (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except Inventory in the ordinary course of business or as permitted by the Credit Agreement (provided, that the Grantor may use or dispose of cash in the ordinary course of business for purposes permitted by the Credit Agreement subject to, both before and after the occurrence of an Event of Default, the rights and remedies of the Collateral Agent and the Secured Parties granted pursuant to this Security Agreement including, without limitation, the right of the Collateral Agent to require all deposit and bank accounts of the Grantor and cash carried therein to be deposited into one or more Collateral Accounts maintained at the Collateral Agent); or (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person, except for the security interest created by this Security Agreement and except for Liens and other charges or encumbrances permitted by the Credit Agreement.

          SECTION 4.1.8    Further Assurances, etc.    The Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (a) at the request of the Collateral Agent during an Event of Default, mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (b) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Collateral Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral

Exhibit I-1-13

  Agent; (c) file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or advisable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted hereby; (d) furnish to the Collateral Agent, from time to time at the Collateral Agent's reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; (e) warrant and defend the right and title herein granted to the Collateral Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever; (f) not change its location within the meaning of Section 9.307 of the U.C.C. or its name or the state of its formation without providing the Collateral Agent at least thirty (30) days' prior notice to such change and taking all actions required by the first sentence of Section 4.1.8; and (g) upon its acquisition after the date hereof of any Collateral, with respect to which the security interest granted hereunder is not perfected automatically upon such acquisition, take such actions with respect to the Collateral or any part thereof as required by the Loan Documents. With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.

          SECTION 4.1.9    [Intentionally Blank].

          SECTION 4.1.10    [Intentionally Blank].

          SECTION 4.1.11    Filings.    The Grantor hereby authorizes the Collateral Agent to file U.C.C. financing statements, continuations and amendments with respect to the Collateral describing the collateral property as "all personal property" or words of similar import, and to file U.C.C. financing statements, and continuations and amendments thereto, and other similar documents with respect to the Collateral without its signature (to the extent permitted by applicable law).

ARTICLE V

THE AGENT

        SECTION 5.1    Collateral Agent Appointed Attorney-in-Fact.    The Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent acting reasonably may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation: (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above; (c) to file any claims or take any action or institute any proceedings which the Collateral Agent acting reasonably may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and (d) to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.1.8). The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.

        SECTION 5.2    Collateral Agent May Perform.    If the Grantor fails to perform any agreement contained herein, then the Collateral Agent may itself perform, or cause performance of, such

Exhibit I-1-14

agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2, and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

        SECTION 5.3    Collateral Agent Has No Duty.    In addition to, and not in limitation of, Section 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the exercise of reasonable care over any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

        SECTION 5.4    Reasonable Care.    The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuation of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

        SECTION 5.5    Collateral Agent.    Notwithstanding any right, power or remedy granted to the Collateral Agent herein, or at law, in equity, admiralty or otherwise, the Collateral Agent will not take any action that causes a violation of Section 2 or Section 9 of the Shipping Act of 1916, as amended (the "Shipping Act"). The Collateral Agent represents and warrants unto each Secured Party that as of the date hereof it is a United States Citizen within the meaning of Section 2 of the Shipping Act. The Collateral Agent agrees that if to the actual knowledge of its officers directly involved in the transactions the subject of this Agreement the Collateral Agent is not or ceases to be a United States citizen within the meaning of Section 2 of the Shipping Act, it will resign as Collateral Agent in accordance with the provisions of the Loan Documents.

ARTICLE VI

REMEDIES

        SECTION 6.1    Certain Remedies.    If any Event of Default shall have occurred and be continuing:

          (a)   The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties, and (ii) without notice except as specified below or, as required to be provided by the U.C.C., sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed

Exhibit I-1-15

  therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)   All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent for its benefit and the ratable benefit of the Secured Parties, as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to the Credit Agreement or Section 6.2 hereof) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in the following order:

              (i)  first: to the payment and satisfaction of all costs and expenses including, without limitation, attorneys' fees, incurred by the Collateral Agent and by the Administrative Agent in the enforcement and administration of this Security Agreement and of any of the other Transaction Documents;

             (ii)  second: to the payment and satisfaction of all the other Secured Obligations consisting of costs, expenses, interest or fees on a pro rata basis; and

            (iii)  third: to the payment and satisfaction of all other Secured Obligations on a pro rata basis.

  Any surplus of such cash or cash proceeds held by the Collateral Agent remaining after payment in full of all of the Secured Obligations, and the termination or expiration of all Commitments and all other commitments of any Secured Party to any Borrower under any Loan Document, including, without limitation, any Secured Hedge Agreement, and the termination or expiration of all Letters of Credit, shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

        SECTION 6.2    Expenses.    The Grantor will upon demand pay to the Collateral Agent and any local counsel the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and any local counsel may incur in connection herewith, including, without limitation, in connection with (i) the administration of this Security Agreement and each other Transaction Document, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent and any local counsel or any of the other Secured Parties hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

        SECTION 6.3    Warranties.    In any sale conducted pursuant hereto, the Collateral Agent may sell the Collateral without giving any warranties or representations as to the Collateral. The Collateral Agent may disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII

MISCELLANEOUS PROVISIONS

        SECTION 7.1    Loan Document.    This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

        SECTION 7.2    Amendments; etc.    No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (with the consent of the requisite Lenders prior to the payment in full of the Credit Extensions and the termination or expiration of the

Exhibit I-1-16

Commitments and the Letters of Credit and thereafter with the consent of all the Secured Hedge Counterparties), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

        SECTION 7.3    Addresses for Notices.    All notices and other communications provided to any party hereto under this Security Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (receipt electronically confirmed in the case of facsimile).

        SECTION 7.4    Headings.    The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions hereof.

        SECTION 7.5    Severability.    Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 7.6    Execution in Counterparts, Effectiveness, etc.    This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Grantor and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Security Agreement shall become effective when counterparts hereof executed on behalf of the Grantor and the Collateral Agent shall have been received by the Collateral Agent.

        SECTION 7.7    Collateral Agent; Exculpation.    By accepting the benefits of this Security Agreement, each Secured Party hereby appoints National City Bank as its collateral agent under and for purposes of this Security Agreement. Each Secured Party authorizes National City Bank to act on behalf of such Secured Party under this Security Agreement, to exercise such powers hereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof, together with such powers as may be reasonably incidental thereto. Without limiting the provisions of the Credit Agreement, neither the Collateral Agent nor the directors, officers, employees or agents thereof shall be liable to any Secured Party (and each Secured Party will hold the Collateral Agent harmless) for any action taken or omitted to be taken by it under this Security Agreement, or in connection herewith or therewith, except for the willful misconduct or gross negligence of the Collateral Agent, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Security Agreement, or for the creation, perfection or priority of any Liens purported to be created by this Security Agreement, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Grantor of its obligations hereunder.

        SECTION 7.8    GOVERNING LAW.    THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). This Security Agreement, the Notes and the other Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Exhibit I-1-17

        SECTION 7.9    FORUM SELECTION AND CONSENT TO JURISDICTION.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR THE GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

        SECTION 7.10    WAIVER OF JURY TRIAL.    EACH SECURED PARTY BY ACCEPTING THE BENEFITS OF THIS SECURITY AGREEMENT AND THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GRANTOR. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THIS SECURITY AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT.

        SECTION 7.11    NO ORAL AGREEMENTS.    THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        SECTION 7.12    Filing as a Financing Statement.    At the option of the Collateral Agent, this Security Agreement, or a carbon, photographic or other reproduction of this Security Agreement or of

Exhibit I-1-18

any U.C.C. financing statement, continuations and amendments thereto, covering all of the Collateral or any portion thereof shall be sufficient as a U.C.C. financing statement and may be filed as such without the signature of the Grantor where and to the full extent permitted by applicable law.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

Exhibit I-1-19

        IN WITNESS WHEREOF, each of the parties hereto have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:
[UNITED STATES SHIPPING MASTER LLC] [UNITED STATES CHEMICAL SHIPPING LLC] [USCS CHEMICAL TRANSPORT LLC] [USCS CHEMICAL CHARTERING LLC] [USCS CHEMICAL PIONEER LLC] [USCS CHARLESTON LLC]
By:
Name:	Paul Gridley
Title:	Chairman and Chief Executive Officer

S-1

COLLATERAL AGENT:
NATIONAL CITY BANK
By:
Name:
Title:

S-2

Schedule I
to
Security Agreement

Item A. Location of Equipment
1.    See address on Schedule III

Item B. Location of Inventory
1.    See address on Schedule III

Item C. Location of Lock Boxes—none

Bank Name and Address	Account Number	Contact Person
N/A	N/A	N/A

Item D. Other Accounts
None.

Schedule I-1

Schedule II
to
Security Agreement

State of Formation, Etc.

Grantor	State of Formation/ Identification Number	Principal Place of Business/ Chief Executive Office
[Insert Name of Grantor]	Delaware [ ]	c/o USS Vessel Management, Inc. 399 Thornall Street Edison, NJ 08837

Schedule II-1

Schedule III
to
Security Agreement

Location of Inventory:

    [Insert Addresses]

Location of Equipment:

    399 Thornall Street
    Edison, NJ 08837

Schedule III-1

Schedule IV
to
Security Agreement(5)

Excluded Equipment:

        All items of equipment identified as either "Spares Ashore" or "Class Spares" in Addendum Number One to that certain Memorandum of Agreement, dated March 15, 2004, for the Sale and Purchase of the Motor Tanker S/R Charleston by and between SeaRiver Maritime, Inc. and USCS Charleston LLC.

(5)
Use for USCS Charleston LLC only.

Schedule IV-1

EXHIBIT I-2

FORM OF FIRST AMENDMENT TO SECURITY AGREEMENT

        THIS FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of April 13, 2004 (this "First Amendment"), is entered into by and among [UNITED STATES SHIPPING LLC] [ITB BALTIMORE LLC] [ITB GROTON LLC] [ITB JACKSONVILLE LLC] [ITB MOBILE LLC] [ITB NEW YORK LLC] [ITB PHILADELPHIA LLC] [USS CHARTERING LLC] [USS TRANSPORT LLC] [USS VESSEL MANAGEMENT INC.], a Delaware [limited liability company](1) [corporation](2) (the "Grantor"), and NATIONAL CITY BANK, acting in its capacity as collateral agent (in such capacity including in its capacity as a securities intermediary, as defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "U.C.C."), and together with its successors and assigns in such capacities, the "Collateral Agent") under the Amended and Restated Credit Agreement referenced below for the benefit of the Secured Parties (as defined in the Amended and Restated Credit Agreement). Unless otherwise defined herein, defined terms used herein have the same meanings as assigned to such terms in the Amended and Restated Credit Agreement.

(1)
Use for each entity other than USS Vessel Management Inc.

(2)
Use for USS Vessel Management Inc.

W I T N E S S:

        WHEREAS, Grantor, [United States Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc.](3) (collectively, the "Original Borrowers" and individually, an "Original Borrower") have heretofore entered into that certain Credit Agreement, dated as of September 13, 2002 (the "Existing Credit Facility"), by and among the Original Borrowers, the commercial lending institutions parties thereto (the "Existing Lenders"), CIBC, as administrative agent and letter of credit issuer, National City Bank, as collateral agent, and CIBC World Markets, as sole lead arranger and sole bookrunner, pursuant to which the Original Borrowers have obtained commitments from the Existing Lenders pursuant to which loans were made from time to time;

(3)
Use appropriate combination of entities.

        WHEREAS, in connection with the Existing Credit Facility, the Grantor has heretofore executed and delivered that certain Security Agreement dated as of September 13, 2002 in favor of the Collateral Agent for the "Secured Parties" therein identified (the "Security Agreement");

        WHEREAS, the Existing Credit Facility is being amended and restated contemporaneously herewith pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Amended and Restated Credit Agreement"), by and among Grantor, [United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation](4) (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various commercial lending institutions as are, or may from time to time become parties thereto (individually, a "Lender" and collectively, the "Lenders"), CIBC, as letter of credit issuer (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer") and as administrative agent for the Lenders, the Collateral Agent and CIBC World Markets, as sole lead arranger and sole bookrunner;

(4)
Use appropriate combination of entities.

        WHEREAS, the Borrowers have entered into or may from time to time enter into Hedge Agreements with certain Hedge Counterparties as permitted under the terms of the Amended and Restated Credit Agreement; and

        WHEREAS, as a condition precedent to the making of the Loans and the issuance of the Letters of Credit under the Amended and Restated Credit Agreement for the purpose of extending, renewing and continuing loans under the Existing Credit Facility, and to the extension of financial accommodations under the Hedge Agreements referred to above, the Grantor is required to execute and deliver this First Amendment;

        WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this First Amendment; and

        WHEREAS, it is in the best interests of the Grantor to execute this First Amendment inasmuch as the Grantor will derive substantial direct and indirect benefits from the extension, renewal and continuation of the corresponding loans under the Existing Credit Facility and from Loans made from time to time to, and the Letters of Credit issued on behalf of, the Borrowers by the Lenders and/or the Letter of Credit Issuer pursuant to the Amended and Restated Credit Agreement and the financial accommodations made from time to time to the Borrowers by Secured Hedge Counterparties pursuant to the Hedge Agreements.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders and the Letter of Credit Issuer to make Loans (including for the purpose of extending, renewing and continuing loans under the Existing Credit Facility) to, and/or issue or participate in Letters of Credit for the account of, the Borrowers pursuant to the Amended and Restated Credit Agreement and to induce the Secured Hedge Counterparties to extend financial accommodations pursuant to the Secured Hedge Agreements, the Grantor and the Collateral Agent hereby agree, for the benefit of each Secured Party, to amend the Security Agreement as follows:

        SECTION 1.    Amendment of Recitals.    The First Recital of the Security Agreement is hereby amended by deleting its text in its entirety and inserting the following text in lieu thereof:

    "WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Grantor, [United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation](5) (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce, as letter of credit issuer (in such capacity together with its successors in such capacity, the "Letter of Credit Issuer") and as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and the Collateral Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrowers;"

(5)
Use appropriate combination of entities.

        SECTION 2.    Amendment of Section 1.1.    Section 1.1 of the Security Agreement is hereby amended by deleting the definition for "Purchased Assets" in its entirety.

Exhibit I-2-2

        SECTION 3.    Amendment of Section 2.1    (a) Section 2.1 of the Security Agreement is hereby amended by deleting the existing clause (a) in its entirety and replacing it with the following:

            "(a) all equipment in all of its forms of the Grantor, wherever located (including, without limitation, all equipment, instruments, devices and machinery located on or associated with or used in connection with the Vessels), and all machinery, apparatus, installation facilities and other tangible personal property, and all parts thereof and all accessions, additions, attachments, improvements, substitutions, replacements and proceeds thereto and therefore (any and all of the foregoing being referred to as the "Equipment");".

          (b)   Section 2.1 of the Security Agreement is hereby further amended by deleting the existing clause (b) in its entirety and replacing it with the following:

            "(b) all inventory in all of its forms of the Grantor, wherever located (including, without limitation, all items used in connection with the Vessels constituting inventory and all food products, restaurant dinnerware and tableware, kitchen supplies and utensils, restaurant supplies, and all raw materials and materials used or consumed in the operation or maintenance of the Vessels, including fuel and oil used therefore), including (i) all oil, gas, fuel, and other hydrocarbons and all products and substances derived therefrom, all raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and (iii) all goods which are returned to or repossessed by the Grantor, and all accessions thereto, products thereof and documents therefore (any and all such inventory, materials, goods, accessions, products and documents being referred to as the "Inventory");".

          (c)   Section 2.1 of the Security Agreement is hereby further amended by deleting the text "Insurance Proceeds Account" in clause (c) and inserting the text "Restricted Loss Proceeds Account" in lieu thereof.

        SECTION 4.    Amendment of Section 4.1.5    Section 4.1.5 of the Security Agreement is hereby amended by deleting the text "Item 4" and inserting the text "Item D" in lieu thereof.

        SECTION 5.    Amendment of Section 4.1.6    Section 4.1.6 of the Security Agreement is hereby amended by deleting the text "[Intentionally Blank]" and replacing it with the following:

          "Commercial Tort Claims.    If at any time the Grantor shall acquire or otherwise have rights with respect to a Commercial Tort Claim which the Grantor reasonably believes, based upon then-current information, is likely to result in a judgment in favor of the Grantor in excess of $250,000, it shall promptly notify the Collateral Agent thereof in a writing (such writing to be in form and substance satisfactory to the Collateral Agent) signed by it containing brief details thereof to the Collateral Agent and take such other actions as necessary or desirable or reasonably requested by the Collateral Agent to grant and perfect a Lien in such Commercial Tort Claim in favor of the Collateral Agent.".

        SECTION 6.    Amendment of Section 7.8.    Section 7.8 of the Security Agreement is hereby amended by inserting the text "(WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION)" immediately before the period at the end of the first sentence.

        SECTION 7.    Amendment of Schedule I.    Schedule I to the Security Agreement is hereby amended by deleting the text "Schedule II" in each of the two places that it appears and replacing with the text "Schedule III" in lieu thereof.

Exhibit I-2-3

        SECTION 8.    Amendment of Schedule II.    Schedule II to the Security Agreement is hereby amended by deleting the text "One Hess Plaza, Woodbridge, NJ 07095-0961" and replacing with the text "399 Thornall Street, Edison, NJ 08837" in lieu thereof.

        SECTION 9.    Amendment of Schedule III.    [Schedule III to the Security Agreement is hereby amended by deleting the text "One Hess Plaza, Woodbridge, NJ 07095-0961" and replacing with the text "399 Thornall Street, Edison, NJ 08837" in lieu thereof.](6) [The Security Agreement is hereby amended by amending and restating Schedule III to the Security Agreement in its entirety as set forth in Attachment 1 hereto.](7)

(6)
Use for United States Shipping LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc.

(7)
Use for ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, and ITB Philadelphia LLC.

        SECTION 10.    Reaffirmation of Representations and Warranties.    The Grantor hereby represents and warrants unto the Collateral Agent and each Lender that all of its representations and warranties contained in Article III of the Security Agreement are true and correct.

        SECTION 11.    Reaffirmation of Security Agreement.    This First Amendment shall be deemed to be an amendment to the Security Agreement, and the Security Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Security Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Security Agreement as amended hereby and as from time to time hereafter amended, restated, supplemented or otherwise modified.

        SECTION 12.    Re-Grant of Security Interest.    The Grantor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of each of the Secured Parties, a continuing security interest in all of the Grantor's right, title and interest, whether now existing or hereafter arising or acquired, in and to all of the Collateral described in the Security Agreement (as amended hereby).

        SECTION 13.    Governing Law; Severability.    THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). Any provision of this First Amendment or the Security Agreement (as amended by this First Amendment) which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this First Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 14.    NO ORAL AGREEMENTS.    THIS WRITTEN FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

        SECTION 15.    Execution and Counterparts, Effectiveness.    This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Grantor and the Collateral Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This First Amendment shall become effective when counterparts hereof

Exhibit I-2-4

executed on behalf of the Grantor and the Collateral Agent shall have been received by the Collateral Agent.

        SECTION 16.    Successors and Assigns.    This terms of this First Amendment shall (a) be binding upon the Grantor and its successors, transferees and assigns; and (b) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer (in whole or in part) any Note or any Loan held by it as provided in Section 10.11.1 of the Amended and Restated Credit Agreement and any Secured Hedge Counterparty may assign or otherwise transfer (in whole or in part) its interest pursuant to any Secured Hedge Agreement, and any successor or assignee thereof shall thereupon become vested with all of the rights and benefits in respect thereof granted to such Secured Party under any such Loan Document including any Secured Hedge Agreement (including this Amendment), or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and as applicable to the provisions of Section 10.11.1 and Article IX of the Amended and Restated Credit Agreement.

[Signatures on following pages]

Exhibit I-2-5

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

[UNITED STATES SHIPPING LLC]
[ITB BALTIMORE LLC]
[ITB GROTON LLC]
[ITB JACKSONVILLE LLC]
[ITB MOBILE LLC]
[ITB NEW YORK LLC]
[ITB PHILADELPHIA LLC]
[USS CHARTERING LLC]
[USS TRANSPORT LLC]
[USS VESSEL MANAGEMENT INC.]
By:

Name: Title:

S-1

COLLATERAL AGENT:
NATIONAL CITY BANK
By:

Name: Title:

S-2

Attachment 1
to
 First Amendment

Schedule III
to
Security Agreement

Location of Inventory:

  [ITB Baltimore, ITB Groton,
  ITB Jacksonville, ITB Mobile,
  ITB New York, ITB
  Philadelphia](8)

(8)
Use appropriate vessel.

  Alphamar Company
  5802 Cheswood
  Houston, TX 77087

  Chris Marine
  732 Parker Street
  Jacksonville, FL 32202

  US Water Taxi
  Berth 60
  San Pedro, CA 90732

  Frank Mohn Houston Inc.
  1802 W. D Street
  La Porte, TX 77571-4601

  Marathon Marine
  1410 Pinewood Street
  Rahway, NJ 07065

  Hornbeck Offshore
  671 Court Street
  Brooklyn, NY 11231

  Seacoast
  240 Talleyrand Avenue
  Jacksonville, FL 32202

Attachment 1-1

Location of Equipment:

  399 Thornall Street
  Edison, NJ 08837

  [ITB Baltimore, ITB Groton,
  ITB Jacksonville, ITB Mobile,
  ITB New York, ITB
  Philadelphia](9)

(9)
Use appropriate vessel.

Attachment 1-2

EXHIBIT J

FORM OF CONSENT AND AGREEMENT
(Acquisition Agreement)

        CONSENT AND AGREEMENT (this "Consent"), dated as of April     , 2004, by and between SEARIVER MARITIME, INC., a Delaware corporation ("SeaRiver"), and National City Bank, as Collateral Agent (together with its successors in such capacity, the "Collateral Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, SeaRiver entered into that certain Memorandum of Agreement, dated as of March 15, 2004, with USCS Charleston LLC ("USCS") (as amended or otherwise modified, the "Acquisition Agreement");

        WHEREAS, USCS, a Delaware limited liability company, United States Shipping Master LLC, United States Shipping LLC and its subsidiaries, and United States Chemical Shipping LLC and the other subsidiaries of United States Chemical Shipping LLC, are entering into an Amended and Restated Credit Agreement, dated as of April 13, 2004 (as amended, supplemented, restated extended, refinanced, increased, renewed or otherwise modified from time to time, the "Credit Agreement"), with various financial institutions as lenders (collectively, together with their respective successors and assigns the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), CIBC, as issuer of the letters of credit (in such capacity, together with its successors in such capacity, the "Letter of Credit Issuer"), and the Collateral Agent (the Collateral Agent, the Lenders, the Administrative Agent, the Letter of Credit Issuer and the Secured Hedge Counterparties hereinafter collectively referred to as the "Secured Parties") pursuant to which the Lenders have agreed to make loans to, and issue letters of credit for the account of, the Borrowers subject to the terms and conditions therein set forth to, among others, finance the acquisition of the S/R Charleston pursuant to the Acquisition Agreement; and

        WHEREAS, the Borrowers may from time to time enter into Hedge Agreements with certain Hedge Counterparties to protect the Borrowers against fluctuations in interest rates as permitted by the terms of the Credit Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, do hereby agree as follows:

          (a)    Consents.    SeaRiver hereby:

              (i)  authorizes and consents to the assignment and creation of a security interest and the assignment for collateral purposes by USCS and the other Borrowers to the Collateral Agent, for the benefit of the Secured Parties, of all of USCS's and all of the other Borrowers' rights, title and interests in, to and under the Acquisition Agreement as security for the performance of the Obligations; and

             (ii)  acknowledges and agrees that the Collateral Agent, on behalf of the Secured Parties, shall have the right (but not the obligation) to enforce the rights of USCS under the Acquisition Agreement to the extent USCS is not enforcing such rights, but without assuming or being responsible for, any of the obligations of USCS thereunder.

Exhibit J-1

          (b)    Separate Counterparts.    This Consent may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

          (c)    Severability.    Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (d)    GOVERNING LAW.    THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

Exhibit J-2

        The parties hereto have executed this Consent as of the day and year first above written.

SEARIVER MARITIME, INC.
By:

Name: Title:

S-1

NATIONAL CITY BANK, not in its individual capacity but solely as Collateral Agent
By:

Name:

Title:

S-2

Acknowledged and Agreed to by:

United States Shipping Master LLC
United States Shipping LLC
United States Chemical Shipping LLC
ITB Baltimore LLC
ITB Groton LLC
ITB Jacksonville LLC
ITB Mobile LLC
ITB New York LLC
ITB Philadelphia LLC
USS Chartering LLC
USS Vessel Management Inc.
USS Transport LLC
USCS Chartering LLC
USCS Chemical Transport LLC
USCS Charleston LLC
USCS Chemical Pioneer LLC

By:

Name:	Paul Gridley
Title:	Chairman and Chief Executive Officer of each of the foregoing companies

S-3

EXHIBIT K-1

FORM OF OMNIBUS ACKNOWLEDGMENT AND AMENDMENT OF AGREEMENTS

        THIS OMNIBUS ACKNOWLEDGMENT AND AMENDMENT OF AGREEMENTS, dated as of April    , 2004 (this "Omnibus Acknowledgment"), is entered into by and among AMERADA HESS CORPORATION ("Hess"), USS CHARTERING LLC, a Delaware limited liability company ("Charter LLC"), and NATIONAL CITY BANK as Collateral Agent (together with its successors in such capacity, the "Collateral Agent"). Unless otherwise defined herein, defined terms used herein have the same meanings as assigned to such terms in the Amended and Restated Credit Agreement (as defined below).

W I T N E S S:

        WHEREAS, Hess and Charter LLC entered into a Support Agreement dated as of September 13, 2002 (said agreement, together with each of the Schedules thereto, the "Support Agreement") in consideration for and in connection with the purchase of vessels by various affiliates of Charter LLC from various affiliates of Hess pursuant to that certain Asset Purchase Agreement dated as of July 18, 2002 by and among Hess, Charter LLC, various affiliates of Hess and various affiliates of Charter LLC;

        WHEREAS, Hess is the charterer under a time charter dated September 1, 2002 entered into with Charter LLC;

        WHEREAS, Charter LLC, United States Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Transport LLC, and USS Vessel Management Inc. (collectively, the "Original Borrowers" and individually, an "Original Borrower") have heretofore entered into that certain Credit Agreement, dated as of September 13, 2002 (the "Existing Credit Facility"), by and among the Original Borrowers, the commercial lending institutions parties thereto (the "Existing Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the Lenders, CIBC, as issuer of the letters of credit, and National City Bank as the collateral agent;

        WHEREAS, in connection with the Existing Credit Facility, (i) Hess, Charter LLC and the Collateral Agent have heretofore executed and delivered that certain Consent and Agreement dated as of September 13, 2002 (the "Consent"); (ii) Hess and the Collateral Agent have heretofore executed and delivered that certain Consent and Agreement (Support Agreement) dated as of September 13, 2002 which was also signed by CIBC, as administrative agent, and acknowledged and agreed to by Charter LLC (the "Support Consent"); and (iii) Hess has heretofore executed and delivered a Subordination Agreement dated as of September 13, 2002 which was agreed and accepted by CIBC, as administrative agent, and National City Bank, as collateral agent, and acknowledged and agreed to by each of the Original Borrowers (the "Subordination Agreement");

        WHEREAS, the Existing Credit Facility is being amended and restated pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (as amended, supplemented, renewed, refinanced, extended, increased, restated or otherwise modified from time to time thereafter, the "Amended and Restated Credit Agreement"), by and among the Original Borrowers, United States Shipping Master LLC, United States Chemical Shipping LLC, USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various commercial lending institutions as are, or may from time to time, become parties thereto (individually, a "Lender" and collectively, the "Lenders"), CIBC, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and as issuer of the letters of credit (in such capacity, together with its successors in such capacity, the "Letter of Credit Issuer"), and

Exhibit K-1-1

the Collateral Agent (the Collateral Agent, the Lenders, the Administrative Agent, the Letter of Credit Issuer and the counterparties to certain hedge agreements hereinafter collectively referred to as the "Secured Parties"); and

        WHEREAS, it is a condition to the obligations of the Secured Parties under the Amended and Restated Credit Agreement that Hess execute and deliver this Omnibus Acknowledgment.

        NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree, for the benefit of each Secured Party, as follows:

        SECTION 1.    Acknowledgement and Consent.    Hess hereby (a) acknowledges the receipt of a copy of the Amended and Restated Credit Agreement which purportedly has been executed by the Borrowers, Collateral Agent and other parties thereto; and (b) consents to the refinancing, refunding, renewals and extended stated maturity of the Loans as set forth in the Amended and Restated Credit Agreement.

        SECTION 2.    Termination of Subordination Agreement.    The Administrative Agent hereby consents to the payment in full of principal, interest and all other amounts that may be due and owing under the Subordinated Note as of the date hereof. The parties hereto agree that upon the satisfaction and release of all obligations of the Original Borrowers under the Subordinated Note and upon the termination of the Subordinated Mortgages and Subordinated Security Agreements (each term as defined in the Subordination Agreement) and the release of all collateral secured thereunder, the Subordination Agreement shall be terminated without further action required by any party hereto.

        SECTION 3.    Ratification.    Hess and each of the parties hereto, if a signatory thereto, hereby ratifies, approves, and confirms the terms and continued effectiveness of each of the Support Agreement, Consent, and Support Consent (including without limitation Section 4(g) thereof), each as amended by Section 3 hereof, in each and every respect.

        SECTION 4.    Amendment of Definitions.    Each of the defined terms "Collateral Agent," "Lenders," "Administrative Agent," Letter of Credit Issuer," and "Secured Parties" (and their respective plural or singular forms, as applicable) defined in this Omnibus Acknowledgment is hereby incorporated into each of the Support Agreement, Consent and Support Consent as if defined as such therein. Any and all references to "Credit Agreement" in each of the Support Agreement, Consent and Support Consent shall be deemed to be references to the Amended and Restated Credit Agreement as defined herein.

        SECTION 5.    Waiver of Section 1(i) of Support Consent.    The execution and delivery of this Omnibus Acknowledgment is accepted in lieu of the new consent agreement required to be executed by Hess under Section 1(i) of the Support Consent.

        SECTION 6.    Separate Counterparts.    This Omnibus Acknowledgment may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all of such counterparts shall constitute one and the same instrument.

        SECTION 7.    Severability.    Any provision of this Omnibus Acknowledgment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 8.    Successors and Assigns.    This Omnibus Acknowledgment shall be binding upon and inure to the benefit of Hess, Charter LLC, the Collateral Agent, the Administrative Agent, the other Secured Parties and their respective successors and assigns including all purchasers of a Vessel (as

Exhibit K-1-2

defined in the Support Consent) and all owners of the equity interests in the Original Borrowers, in each case following the exercise of remedies by the Collateral Agent.

        SECTION 9.    Governing Law.    THIS OMNIBUS ACKNOWLEDGMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

        SECTION 10.    CONSENT TO JURISDICTION.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS OMNIBUS ACKNOWLEDGMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY WITH RESPECT TO THIS OMNIBUS ACKNOWLEDGMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

        SECTION 11.    WAIVERS OF JURY TRIAL.    EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS OMNIBUS ACKNOWLEDGMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY WITH RESPECT TO THIS OMNIBUS ACKNOWLEDGMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH SECURED PARTY ENTERING INTO THE AMENDED AND RESTATED CREDIT AGREEMENT AND THE HEDGE AGREEMENTS AND MAKING THE CREDIT EXTENSIONS.

Exhibit K-1-3

        IN WITNESS WHEREOF, the parties hereto have executed this Omnibus Acknowledgment as of the date first above written.

AMERADA HESS CORPORATION
By:
Name:
Title:
Address:

NATIONAL CITY BANK, not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:
Address:

USS CHARTERING LLC
By:
Name:
Title:
Address:	c/o USS Vessel Management, Inc. 399 Thornall Street, Edison, NJ 08837

AGREED TO AND ACCEPTED BY:
CANADIAN IMPERIAL BANK OF COMMERCE, not in its individual capacity but solely as Administrative Agent
By:
Name:
Title:
Address:

ACKNOWLEDGED AND AGREED TO BY:
UNITED STATES SHIPPING MASTER LLC
By:
Title:
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

UNITED STATES SHIPPING LLC
By:
Title:
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

UNITED STATES CHEMICAL SHIPPING LLC
By:
Title:
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

ITB BALTIMORE LLC
By:
Title:
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

ITB GROTON LLC
By:
Title:
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

ITB JACKSONVILLE LLC
By:
Title:
Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940
Attention:	Paul Gridley
with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

ITB MOBILE LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837
Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

ITB NEW YORK LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

ITB PHILADELPHIA LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USS CHARTERING LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USS VESSEL MANAGEMENT INC.

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USS TRANSPORT LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USCS CHEMICAL CHARTERING LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USCS CHEMICAL TRANSPORT LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USCS CHEMICAL PIONEER LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

USCS CHARLESTON LLC

By:

Title:

Address:	c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08837

Facsimile No.:	732-635-1940

Attention:	Paul Gridley

with a copy to: Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103
Telephone:	212-318-3000
Facsimile No.	212-318-3400
Attention:	Paul Jacobs Roy L. Goldman

EXHIBIT K-2

FORM OF CONSENT AND AGREEMENT
(FOR FUTURE CHARTERS)

        CONSENT AND AGREEMENT (this "Consent"), dated as of                         , 20    , by and among                         ("                        "), [USCS Chemical Chartering LLC](1), a Delaware limited liability company ("Chemical Chartering"), and National City Bank as Collateral Agent (together with its successors in such capacity, the "Collateral Agent").                        is the charterer under a [time charter] [contract of affreightment] dated                        entered into with Chemical Chartering (as amended, supplemented, restated or otherwise modified and in effect, the "Charter") and the acquisition and operation of                        (the "Vessel") were [financed] [refinanced] pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (as amended, supplemented, renewed, refinanced, extended, increased, restated or otherwise modified from time to time, the "Credit Agreement"), by and among Chemical Chartering, United States Shipping Master LLC, United States Shipping LLC and its subsidiaries, and United States Chemical Shipping LLC and the other subsidiaries of United States Chemical Shipping LLC, various financial institutions as lenders (collectively, together with their respective successors and assigns the "Lenders"), Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and as issuer of the letters of credit (in such capacity, together with its successors in such capacity, the "Letter of Credit Issuer") and National City Bank, as collateral agent (in such capacity together with its successors in such capacity, the "Collateral Agent"; and together with the Lenders, the Administrative Agent, the Letter of Credit Issuer and the counterparties to certain hedge agreements hereinafter collectively referred to as the "Secured Parties").

(1)
If a Borrower other than USCS Chemical Chartering LLC is party to the charter, use that Borrower's name and make conforming changes throughout the Consent.

                                hereby acknowledges, agrees and consents to (i) the charter pursuant to a bareboat charter dated as of                        , 20    (as from time to time amended, supplemented, restated, extended, renewed or otherwise modified, the "Bareboat Charter") of the Vessel by                        to Chemical Chartering, (ii) the execution and delivery of a first preferred mortgage on the Vessel by                        to the Collateral Agent for the secured parties referenced below, and (iii) the grant of a security interest in the Charter and the assignment for collateral purposes of the Charter to the Collateral Agent for the benefit of the Secured Parties and the grant of a security interest in the equity interests of                        and Chemical Chartering for the benefit of the Secured Parties.                        hereby consents to and acknowledges and agrees that none of the matters consented to above, nor the foreclosure or exercise of other creditor rights by the Collateral Agent or any of its nominees or any of the Secured Parties of the rights and remedies accorded to them pursuant to the documents granting the liens described above or otherwise under applicable law, including without limitation the sale and the taking of ownership and control of the Vessel, or the enforcement of the Charter, by the Collateral Agent, any Secured Party or any new owner upon foreclosure or any exercise of secured creditor remedies, shall constitute, in and of itself, a default or breach under the Charter and such persons shall be entitled to perform the Charter and enforce                        's obligations thereunder to the same extent as Chemical Chartering and                         shall not terminate the Charter solely by reason of such change in ownership or control.                        acknowledges and agrees that the Collateral Agent, on behalf of the Secured Parties, and each of the other Secured Parties shall have the right (but not the obligation) to cure defaults by Chemical Chartering under the Charter, without assuming or being responsible for any of the obligations of Chemical Chartering thereunder.                        agrees to (A) accept performance under the Charter by the Collateral Agent, any Secured Party, or any of their respective nominees or transferees reasonably acceptable to

Exhibit K-2-1

as designated as such in writing by the Collateral Agent (each a "Transferee") following the exercise of secured creditors rights, (B) comply with any and all written instructions received from the Collateral Agent or a Transferee to the extent such compliance would be required pursuant to the Charter if such instruction were given by Chemical Chartering; (C) treat such instructions as coming directly from Chemical Chartering; and (D) with effect as of the date of receipt of such instructions, direct to the Collateral Agent or, if the Collateral Agent has assigned the Charter to one or more Transferees, to such Transferee(s), all communications and correspondence arising out of or in connection with the Charter.

                                hereby agrees that all maritime liens against [Vessel Name], including those arising under operation of law, created or purported to be created by                         , notwithstanding the terms, dating, execution or delivery of any document, instrument, or agreement; the time, order, method, or manner of granting, or perfection of any such lien; the time of filing or recording of any mortgages, or any other documents, instruments, or agreements under any applicable law; and any provision of any applicable law to the contrary, shall be subordinated in priority to the first preferred mortgage in and lien upon the [Vessel Name], including all equipment and inventory appurtenant thereto.

                                hereby agrees to make payments to such account as Chemical Chartering shall designate until it has been instructed otherwise by written notice from the Collateral Agent. Thereafter it shall make payments to such accounts as the Collateral Agent shall designate by written notice to                        . Chemical Chartering hereby irrevocably and unconditionally agrees that any payment made pursuant to any instruction given unilaterally by the Collateral Agent shall constitute payment to Chemical Chartering.

                                agrees that it shall not exercise any remedy or claim any damages as the result of any breach or default of Chemical Chartering under the Charter or otherwise without prior notice in writing to the Collateral Agent specifying the basis therefor (hereinafter called a "Notice") and a reasonable opportunity to cure following receipt of a Notice by the Collateral Agent. If a trustee or person exercising the powers of a trustee in any bankruptcy, insolvency or other similar proceeding applicable to Chemical Chartering rejects the Charter,                        shall, if so requested by the Collateral Agent, execute and deliver to the Collateral Agent or any Transferee (herein called the "Replacement Entity"), a new contract with the Replacement Entity, provided that                        shall be required to execute a new contract with the Replacement Entity only if the Charter has been terminated pursuant to such rejection, the Replacement Entity undertakes to pay all amounts then payable to                        under the Charter and any nonmonetary defaults of Chemical Chartering under the Charter prior to its termination shall have been cured (or, if such defaults are not susceptible of cure within such time, the Replacement Entity undertakes to pursue diligent efforts to cure) and such Replacement Entity is reasonably satisfactory to                        . The new contract shall contain substantially the same terms, provisions and limitations as the Charter for the balance of the unexpired term thereof. This Consent shall apply with equal effect to such new contract.

                                shall not, without the prior written consent of the Collateral Agent, assign any of its rights or obligations under the Charter unless it remains bound by the terms of the Charter as a primary obligor thereunder notwithstanding such assignment.                        represents and warrants that (i) neither                        nor, to its knowledge, any other person or entity, is in default under the Charter and no event or condition has occurred or exists which with the lapse of time or the giving of notice or both would constitute a default or breach by it or, to its knowledge, Chemical Chartering, or any other person or entity of any of their respective obligations under the Charter or give rise to a right to terminate the Charter, and (ii) the Charter constitutes its valid and binding agreement, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

Exhibit K-2-2

                        acknowledges that it has no existing claims, existing counterclaims, existing offsets or existing defenses against Chemical Chartering in respect of the Charter and that the Charter has not been amended, modified or supplemented in any manner except as noted herein.

        All notices or other communications required or permitted to be given hereunder shall be in writing to the address set forth below or such other address as the parties designate and shall be delivered in person, sent by overnight delivery service, or if overnight delivery services are not readily available, mailed by first class mail, postage prepaid, registered or certified with return receipt requested or sent by telecopy with confirmation received.

        This Consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all of such counterparts shall constitute one and the same instrument. Neither this Consent nor any of the terms hereof may be terminated or modified except by an instrument in writing signed by                        , and the Collateral Agent. Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Consent shall be binding upon and inure to the benefit of                        , Chemical Chartering, the Collateral Agent, the Administrative Agent, the other Secured Parties and their respective successors and assigns.

        THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

Exhibit K-2-3

        IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date first above written.

NATIONAL CITY BANK, not in its individual capacity but solely as Collateral Agent
By:	By:
Name:	Name:
Title:	Title:
Address:	Address:

Exhibit K-2-4

USCS CHEMICAL CHARTERING LLC
By:
Name:
Title:
Address:

Exhibit K-2-5

EXHIBIT K-3

FORM OF ACKNOWLEDGMENT OF CONSENT AND AGREEMENT

        The undersigned has previously executed and delivered that certain Consent and Agreement dated as of September 13, 2002 (the "Consent") to the Collateral Agent (as defined in the Consent). The undersigned has been advised that the Credit Agreement referred to in the Consent has been amended, restated, and extended, and the loan commitments thereunder refinanced and increased, pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (as amended, supplemented, renewed, refinanced, extended, increased, restated or otherwise modified from time to time hereafter, the "Amended and Restated Credit Agreement"), by and among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USS Vessel Management Inc. USCS Chemical Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC (the "Borrowers"), the Lenders party thereto (the "Lenders"), Canadian Imperial Bank of Commerce, as administrative agent for the Lenders and issuer of letters of credit (the "Administrative Agent" and "Letter of Credit Issuer") and National City Bank as collateral agent (the "Collateral Agent," and together with the Lenders, the Administrative Agent, the Letter of Credit Issuer and the counterparties to certain hedge agreements collectively, the "Secured Parties"). Unless otherwise defined herein, capitalized terms used herein have the same meanings as assigned to such terms in the Amended and Restated Credit Agreement.

        The undersigned hereby agrees that any and all references to "Credit Agreement" in the Consent shall be deemed to be references to the "Amended and Restated Credit Agreement" as defined herein and each of the defined terms "Collateral Agent," "Lenders," "Administrative Agent," "Letter of Credit Issuer," and "Secured Parties" (and their respective plural or singular forms, as applicable) defined herein is incorporated into the Consent as if defined as such therein.

        The undersigned hereby acknowledges, ratifies, approves, and confirms the Consent, as amended above, in each and every respect.

        This acknowledgement may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all of such counterparts shall constitute one and the same instrument. Any provision of this acknowledgement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This acknowledgement shall be binding upon and inure to the benefit of [Name of Charterer], USS Chartering LLC, the Collateral Agent, the Administrative Agent, the other Secured Parties and their respective successors and assigns.

        THIS ACKNOWLEDGEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.

Exhibit K-3-1

        IN WITNESS WHEREOF, the parties hereto have executed this acknowledgement as of April    , 2004.

[NAME OF CHARTERER]
By:
Name:
Title:
Address:
NATIONAL CITY BANK, not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:
Address:
USS CHARTERING LLC
By:
Name:
Title:
Address:

Exhibit K-3-2

EXHIBIT L

FIRST AMENDMENT TO CASH COLLATERAL CONTROL AGREEMENT

        THIS FIRST AMENDMENT TO CASH COLLATERAL CONTROL AGREEMENT, dated as of April 13, 2004 (this "Amendment"), is entered into by and among UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC,UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC,ITB GROTON LLC,ITB JACKSONVILLE LLC,ITB MOBILE LLC,ITB NEW YORK LLC,ITB PHILADELPHIA LLC,USS CHARTERING LLC,USS TRANSPORT LLC,USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL PIONEER LLC, USCS CHARLESTON LLC, each of the foregoing being a Delaware limited liability company, and USS VESSEL MANAGEMENT INC., a Delaware corporation (collectively, the "Borrowers" and individually, a "Borrower"); CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), acting in its capacity as administrative agent (together with its successors and assigns in such capacity, the "Administrative Agent") under the Amended and Restated Credit Agreement referenced below for the benefit of the Secured Parties (as defined in the Amended and Restated Credit Agreement), and NATIONAL CITY BANK, acting in its capacity as collateral agent (in such capacity including in its capacity as a securities intermediary, as defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "U.C.C."), and together with its successors and assigns in such capacities, the "Collateral Agent"). Unless otherwise defined herein, defined terms used herein have the same meanings as assigned to such terms in the Amended and Restated Credit Agreement.

W I T N E S S:

        WHEREAS, United States Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, and USS Vessel Management Inc. (collectively, the "Original Borrowers" and individually, an "Original Borrower") have heretofore entered into that certain Credit Agreement, dated as of September 13, 2002 (the "Existing Credit Facility"), by and among the Original Borrowers, the commercial lending institutions parties thereto (the "Existing Lenders"), CIBC, as administrative agent and letter of credit issuer, National City Bank as collateral agent, and CIBC World Markets as sole lead arranger and sole bookrunner, pursuant to which the Original Borrowers have obtained commitments from the Existing Lenders pursuant to which loans were made from time to time;

        WHEREAS, in connection with the Existing Credit Facility, the Original Borrowers, CIBC and National City Bank have heretofore executed and delivered that certain Cash Collateral Control Agreement dated as of September 13, 2002 (the "Control Agreement");

        WHEREAS, the Existing Credit Facility is being amended and restated contemporaneously herewith pursuant to an Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Amended and Restated Credit Agreement"), by and among the Borrowers, the various commercial lending institutions as are, or may from time to time become, parties to the Amended and Restated Credit Agreement (individually, a "Lender" and collectively, the "Lenders"), the Administrative Agent, the Collateral Agent, CIBC as Letter of Credit Issuer, and CIBC World Markets, as sole lead arranger and sole bookrunner;

        WHEREAS, the Borrowers have entered into or may from time to time enter into Hedge Agreements with certain Hedge Counterparties as permitted under the terms of the Amended and Restated Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligations of the Lenders and the Letter of Credit Issuer under the Amended and Restated Credit Agreement that the Borrowers, the Administrative Agent and the Collateral Agent enter into this Amendment.

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.    Termination of Drydock Reserve Account.    Upon the execution of this Amendment, the Securities Intermediary (as defined in the Control Agreement) shall withdraw and transfer all funds, if any, on deposit as of the date hereof in the Drydock Reserve Account to United States Shipping LLC to the account specified below:

[INSERT ACCOUNT INFORMATION]

        Following such transfer, the Drydock Reserve Account shall be closed.

          2.    Amendment of Preamble.    The Preamble of the Control Agreement is hereby amended by deleting the parenthetical "(collectively the "Borrowers" and individually a "Borrower") and inserting the parenthetical "(collectively the "Original Borrowers" and individually an "Original Borrower")" in lieu thereof.

          3.    Amendment of Recitals.    The First Recital of the Control Agreement is hereby amended by deleting its text in its entirety and inserting the following text in lieu thereof:

      "WHEREAS, the Original Borrowers, United States Shipping Master LLC, United States Chemical Shipping LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Charleston LLC, and USCS Chemical Pioneer LLC (collectively the "Borrowers" and each individually a "Borrower") are entering into an Amended and Restated Credit Agreement, dated as of April 13, 2004 with certain financial institutions from time to time parties thereto, CIBC, as the letter of credit issuer, CIBC as Administrative Agent, and the Collateral Agent (such Amended and Restated Credit Agreement together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), pursuant to which, the Lenders have agreed to extend credit to the Borrowers upon the terms and subject to the conditions therein set forth;"

          4.    Amendment of Section 1(a).    The text of Section 1(a) of the Control Agreement is hereby amended as follows:

            (a)   The definitions of "Certified Drydock Expenses," "Drydock Expenses," "Drydock Reserve Account," and "Requested Prepayment Withdrawal" are deleted in their entirety.

            (b)   The definition of "Hedging Agreement Pro Rata Share" is amended by deleting the text "of (g)" in each of the two places that it appears and inserting the text ", (g) or (h)" in lieu thereof.

            (c)   The definition of "Security Agreement" is amended by deleting the text ", dated as of even date herewith,".

          5.    Amendment of Section 3(a).    The text of Section 3(a) of the Control Agreement is hereby amended by deleting the text "(i) the Drydock Reserve Account; and (ii)".

          6.    Amendment of Section 3(g).    The text of Section 3(g) of the Control Agreement is hereby amended by deleting the text of Section 3(g) in its entirety and inserting the text "[Intentionally Deleted]" in lieu thereof.

          7.    Amendment of Section 6.    The text of Section 6 of the Control Agreement is hereby amended by deleting the text "Section 3(c)" and inserting the text "Section 3(b)" in lieu thereof.

          8.    Amendment of Section 7.    The text of Section 7 of the Control Agreement is hereby amended by inserting the text "(WITHOUT REGARD TO ANY CONFLICTS OF LAW

2

  PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION)" immediately before the period at the end of the first sentence in Section 7.

          9.    Addition of Section 23.    A new Section 23 is hereby added to the Control Agreement by adding the following text in the appropriate place:

          "Section 23.    New Borrowers.    Each of the New Borrowers (as defined in the Credit Agreement) hereby agrees to become parties to this Agreement, having all rights and obligations thereunder, and to become bound by its terms and conditions, as if such New Borrower were an original signatory thereto."

          10.   To induce the Borrowers to enter into this Amendment, the Collateral Agent hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 11 of the Control Agreement.

          11.   This Amendment shall be deemed to be an amendment to the Control Agreement, and the Control Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Control Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Control Agreement as amended hereby and as from time to time hereafter amended, restated, supplemented or otherwise modified.

          12.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION). FOR PURPOSES OF THE U.C.C., NEW YORK SHALL BE DEEMED TO BE THE COLLATERAL AGENT'S JURISDICTION AND EACH ACCOUNT (AS WELL AS THE SECURITIES ENTITLEMENTS RELATED THERETO) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.   This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

          14.   This terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The Administrative Agent or the Collateral Agent, as the case may be, may assign its respective rights hereunder by sending written notice of such assignment to the Borrowers (with a copy thereof to the Administrative Agent or the Collateral Agent, as the case may be). None of the Borrowers shall assign or transfer its rights or obligations under this Amendment without the prior written consent of the Administrative Agent (with the further consent of the Lenders as specified in Section 10.1 of the Amended and Restated Credit Agreement).

[Signatures on following pages]

3

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

UNITED STATES SHIPPING MASTER LLC
UNITED STATES SHIPPING LLC
UNITED STATES CHEMICAL SHIPPING LLC
ITB BALTIMORE LLC
ITB GROTON LLC
ITB JACKSONVILLE LLC
ITB MOBILE LLC
ITB NEW YORK LLC
ITB PHILADELPHIA LLC
USS CHARTERING LLC
USS VESSEL MANAGEMENT LLC
USS TRANSPORT LLC
USCS CHEMICAL CHARTERING LLC
USCS CHEMICAL TRANSPORT LLC
USCS CHEMICAL PIONEER LLC
USCS CHARLESTON LLC
By:

Name: Title:
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent
By:

Name: Title:

S-1

NATIONAL CITY BANK, as Collateral Agent
By:

Name: Title:

S-2

EXHIBIT M

FORM OF SOLVENCY CERTIFICATE
OF
UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC,
UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC,
ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC,
ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC,
USS TRANSPORT LLC, USS VESSEL MANAGEMENT INC.,
USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC,
USCS CHEMICAL PIONEER LLC AND USCS CHARLESTON LLC

        Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of April 13, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management, Inc., a Delaware corporation (each of the foregoing entities individually a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Canadian Imperial Bank of Commerce ("CIBC"), as letter of credit issuer, CIBC, as administrative agent for the Lenders (in such capacity together with its successors in such capacity, the "Administrative Agent"), and National City Bank, as collateral agent for the Secured Parties (as defined in the Credit Agreement). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement. This Solvency Certificate is being furnished to the Administrative Agent pursuant to Section 5.1.13 of the Credit Agreement. The undersigned, in his capacity as Vice President and Chief Financial Officer of each of the Borrowers, hereby certifies to the Administrative Agent and the Lenders, as of the Closing Date, as follows:

          1.     I (i) am currently the Vice President and Chief Financial Officer of each of the Borrowers, and have full responsibility for the management of the financial affairs of the Borrowers and their respective Subsidiaries, (ii) have carefully reviewed the contents of this Solvency Certificate and have made such investigations and inquiries (including consultation with counsel) as I have deemed necessary or prudent in connection with the matters set forth herein, (iii) am familiar with the properties, businesses, assets and liabilities of the Borrowers and their respective Subsidiaries, and (iv) have reviewed (or caused to be reviewed on my behalf) the Transaction Documents and any other agreements, instruments, or documents in respect of any Indebtedness of the Borrowers and their respective Subsidiaries. I am making this Solvency Certificate in good faith, believing that the information, estimates and assumptions which underlie and form the basis for the statements made herein are reasonable and are the best available on the date hereof.

          2.     The value of the assets and properties of the Borrowers and their respective Subsidiaries, taken as a whole, at a fair valuation and at their then present fair salable value, are and will be, both before and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, any pending Credit Extension and the application thereof), greater than their total Indebtedness and greater than the amount that would be required to pay their probable aggregate liability on their then existing Indebtedness as it becomes absolute and matured.

Exhibit M-1

          3.     The Borrowers and their respective Subsidiaries, taken as a whole, are and will be able to, both before and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, any pending Credit Extension and the application thereof), able to realize upon all of their assets and properties and pay all of their Indebtedness as such Indebtedness matures.

          4.     With respect to the businesses and transactions in which each Borrower is engaged or about to engage (including, without limitation, the Acquisition), such Borrower does not have, and will not have, both before and after giving effect to the transactions contemplated by the Transaction Documents (including, without limitation, any pending Credit Extension and the application thereof), an unreasonably small amount of capital, after giving due consideration to the prevailing practice of business entities of established reputation engaged in like businesses and similarly situated.

          5.     Taking into account the transactions contemplated by the Transaction Documents (including, without limitation, any pending Credit Extension and the application thereof) and all other businesses and transactions in which the Borrowers and their respective Subsidiaries are engaged or intend to be engaged, the Borrowers and their respective Subsidiaries, taken as a whole, do not intend to or believe that they will incur Indebtedness that will (i) be beyond their ability to pay as such Indebtedness matures or (ii) interfere with their ability to pay their other Indebtedness as such Indebtedness matures.

          6.     In consummating the transactions contemplated by the Transaction Documents, each of the Borrowers does not intend to disturb, hinder, delay or defraud any of its present or future creditors (including, without limitation, any Secured Party) or any other Person to which it is or will become, on or after the date hereof, obligated or indebted.

        I understand that the Administrative Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with the extension of credit under the Credit Agreement.

Exhibit M-2

        IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the day of April, 2004.

By:
Name: Albert Bergeron
Title: Vice President and Chief Financial Office of each of United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USS Vessel Management, Inc., USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC

Exhibit M-3

EXHIBIT N

FORM OF ADDITIONAL LENDER CERTIFICATE

                        , 20

To:
Canadian Imperial Bank of Commerce,
as Administrative Agent

        The Borrower, the Administrative Agent, the Letter of Credit Issuer and the other Agents and certain Lenders have heretofore entered into an Amended and Restated Credit Agreement, dated as of April 13, 2004, with United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Vessel Management Inc., USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, as amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

        This Additional Lender Certificate is being delivered pursuant to Section 2.1.5 of the Credit Agreement.

        [Language for Existing Lender]

        [Please be advised that the undersigned has agreed to increase its [Term Loan Commitment Amount] [Revolving Commitment Amount] under the Credit Agreement effective as of                        from $                        to $                        and (b) that it shall continue to be a party in all respects to the Credit Agreement and the other Loan Documents.]

        [Language for New Lender]

        [Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective as of                        with a [Term Loan Commitment Amount] [Revolving Commitment Amount] of $                        and (b) that it automatically shall be deemed to be a party in all respects to the Credit Agreement and the other Loan Documents as if originally a signatory thereto.]

Very truly yours,
By:
Name:
Title:

Exhibit N-1

EXHIBIT O

FORM OF LENDER ADDENDUM AGREEMENT

        Reference is made to the Amended and Restated Credit Agreement dated as of April 13, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among, UNITED STATES SHIPPING MASTER LLC, a Delaware limited liability company (the "Parent"), UNITED STATES SHIPPING LLC, a Delaware limited liability company ("USS"), UNITED STATES CHEMICAL SHIPPING LLC, a Delaware limited liability company ("USCS"), ITB BALTIMORE LLC, a Delaware limited liability company, ITB GROTON LLC, a Delaware limited liability company, ITB JACKSONVILLE LLC, a Delaware limited liability company, ITB MOBILE LLC, a Delaware limited liability company, ITB NEW YORK LLC, a Delaware limited liability company, ITB PHILADELPHIA LLC, a Delaware limited liability company, USS CHARTERING LLC, a Delaware limited liability company ("Charter LLC"), USS VESSEL MANAGEMENT INC., a Delaware corporation ("Management LLC"), USS TRANSPORT LLC, a Delaware limited liability company ("Transport LLC"), USCS CHEMICAL CHARTERING LLC, a Delaware limited liability company ("Chemical Chartering"), USCS CHEMICAL TRANSPORT LLC, a Delaware limited liability company ("Chemical Transport"), USCS CHEMICAL PIONEER LLC, a Delaware limited liability company ("Chemical Pioneer"), and USCS CHARLESTON LLC, a Delaware limited liability company ("Charleston") (each of the foregoing being individually called a "Borrower" and collectively, the "Borrowers"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as the Administrative Agent and the Letter of Credit Issuer, and NATIONAL CITY BANK, in its capacity as the Collateral Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        Upon execution and delivery of this Lender Addendum Agreement by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule I hereto, effective as of the date of the Credit Agreement.

        The undersigned hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder including, without limitation, the Mortgages, the Pledge Agreement and the Security Agreement and agrees to be bound by the Terms thereof. The undersigned further confirms and agrees that in becoming a Lender and in making its Commitments and Credit Extensions under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent, Letter of Credit Issuer, Arranger or Collateral Agent.

        Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent

          (a)   the undersigned

              (i)  shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent of the Commitments specified in Schedule I hereto; and

             (ii)  agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto.

Exhibit O-1

        The undersigned hereby advises each of the Borrowers, the Letter of Credit Issuer, the Administrative Agent and the Collateral Agent of the administrative details with respect to its Loans and Commitments specified in Schedule I hereto.

        The undersigned represents that it has furnished the tax form required by Section 4.6 (if applicable) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

        THIS LENDER ADDENDUM AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

        This Lender Addendum Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page thereof by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum Agreement to be duly executed and delivered by their proper and duly authorized officers as of this            day of April, 2004.

[NAME OF LENDER]
By:
Title:

Exhibit O-2

ACCEPTED AND AGREED:

UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC, ITB BALTIMORE LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USS VESSEL MANAGEMENT INC., USS TRANSPORT LLC, USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL PIONEER LLC, USCS CHARLESTON LLC
By:
Title:
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Letter of Credit Issuer
By:
Title:

Exhibit O-3

Schedule I

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:
Notice Address:
Attention:
Telephone:
Facsimile:
Domestic Office:
LIBOR Office:
2.	Revolving Commitment:
3.	Term Commitment:

Exhibit O-4

EXHIBIT P

FORM OF CHEMICAL CHARTERING LEASE

Attached.

BAREBOAT CHARTER

by and between

USCS CHEMICAL PIONEER LLC
as Owner

and

USCS CHEMICAL CHARTERING LLC
as Charterer

Dated as of July 16, 2003

i

BAREBOAT CHARTER

        THIS BAREBOAT CHARTER (this "Bareboat Charter"), dated as of July 16, 2003 (the "Effective Date") by and between USCS CHEMICAL PIONEER LLC, a Delaware limited liability company (the "Owner"), and USCS CHEMICAL CHARTERING LLC, a Delaware limited liability company (the "Charterer").

RECITALS

        A.    Owner is the owner of U.S. flag chemical tanker Chemical Pioneer, Official Number 661060, documented under the laws and flag of the United States of America (the "Vessel"). For the purposes of this Bareboat Charter, said Vessel referred to in this Recital A, together with everything belonging to such Vessel on board and on shore, including, without limitation, spare parts and equipment, radio installation and navigational equipment, spare propulsion unit components and propellers, if any, is also referred to herein as the "Vessel."

        B.    Charterer has entered into a Contract of Affreightment (the "COA"), dated as of May 6, 2003, with The Dow Chemical Company and desires to bareboat charter the Vessel from Owner in order to perform its obligations under the COA.

        C.    In connection with the repair and renovation of the Vessel, Owner has arranged for financing with a lender pursuant to a Loan and Security Agreement (the "Credit Agreement"), dated as of the date hereof, among Owner, as borrower, and BFC Assets, Inc. (the "Lender"), providing on the terms and conditions set forth therein, for a loan or loans (the "Loan") made to the Owner.

        D.    Owner, in consideration of the Credit Agreement and as contemplated thereby, has entered into (i) an Assignment of Charter Parties, Charter Hire and Earnings with the Lender (the "Assignment") pursuant to which, among other things, Owner is assigning, as security, to the Lender all of its right, title and interest under, in and to this Bareboat Charter, and (ii) a First Preferred Ship Mortgage (the "Mortgage" and together with the Credit Agreement and Assignment the "Credit Documents") pursuant to which Owner is granting to the Lender a first preferred ship mortgage on the Vessel on the date hereof.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Owner and Charterer hereby agree as follows:

SECTION 1.
PERIOD OF CHARTER; CHARTER HIRE;
HELL AND HIGH WATER AND NO SET-OFF

        (a)   Owner agrees to charter and Charterer agrees to hire the Vessel delivered hereunder on the terms and conditions herein set forth commencing as of the date the Vessel exits its current drydock (the "Commencement Date") for a period of ten (10) years from such Commencement Date, unless earlier terminated in accordance with the terms hereof, and shall continue thereafter until the redelivery of the Vessel in accordance with the redelivery obligations of Charterer as provided herein (said period with respect to the Vessel is herein referred to as the "Charter Period").

        (b)   Charter Hire hereunder shall consist of Basic Hire and Supplemental Hire. Basic Hire shall be payable in arrears to Owner on the last day of each month(1) (or at the end of the Charter Period with respect to the last such payment, if other than any such date) (each, a "Basic Hire Payment Date"), in the amounts set forth in Section 1(c) hereof. Supplemental Hire shall consist of all other payments for which Charterer is obligated hereunder and shall be due and payable, unless otherwise agreed, immediately upon the accrual of Charterer's obligations with respect thereto. Charter Hire hereunder shall be paid in immediately available funds to an account specified by Owner in writing. Charter Hire not paid when due shall bear interest at such rate of interest as is applicable to the period of any such default for payments in default under the Credit Agreement or the highest rate permitted by law, whichever is less (the "Default Rate").

(1)
Is this correct timing in light of expected payments under COA?

        (c)   Charter Hire for each Basic Hire Payment Date shall equal the product determined by multiplying $3,200 by the number of days in the month (or any pro rata portion thereof), relating to such date (as said amount may be modified from time to time); provided, however, that Basic Hire shall at no time be less than the total amount of principal and interest due on any date for the payment of principal and/or interest with respect to the Loan pursuant to the Credit Agreement. The amount of Basic Hire provided for in the preceding sentence is equal to the quotient determined by dividing (i) the sum of (A) book depreciation of the Vessel for a period of five years, (B) the amortization of the financing fee incurred in connection with the Credit Agreement and (C) interest on the term portion of the Loan at an assumed annual interest rate of 8.5% by (ii) 1,827 days. In the event that the interest rate and other debt financing costs payable on the Loan shall, for any Basic Hire Payment Date, exceed or be less than the assumed amount set forth in the first sentence of this Section 1(c), the amount of Basic Hire payable pursuant to this Section 1(c) shall be increased or decreased, as the case may be, by the amount by which such payment of interest and other debt financing costs exceeds or is less than the assumed amount set forth in the first sentence of this Section 1(c).

        (d)   Charterer's obligation to pay all Basic Hire and Supplemental Hire payable hereunder shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Charterer may have against Owner or any other Person whatsoever, (ii) any defect in the title, seaworthiness, condition, design, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade, (iii) any loss or destruction of, or damage to, the Vessel or interruption or cessation in the use or possession thereof by Charterer for any reason whatsoever and of whatever duration, (iv) any ineligibility of the Vessel for documentation under the laws of the United States, (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against Owner, or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided however, that nothing in this SECTION 1(d) shall in any way prohibit the termination of this Bareboat Charter, pursuant to SECTION 15 hereof, by reason of a Charter Default hereunder. Charterer hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Bareboat Charter except in accordance with the express terms hereof. Each Basic Hire and Supplemental Hire payment made by the Charterer shall be final and shall not be subject to any retained interest. Without waiving any other rights or remedies (including any remedies of damages) which it may have against Owner or any other Person, Charterer covenants not to seek to recover all or any part of such payment of Basic Hire or Supplemental Hire from the Lender for any reason whatsoever.

SECTION 2.
DELIVERY AND ACCEPTANCE

        Owner agrees to let, demise and deliver the Vessel to Charterer, and Charterer agrees to accept delivery of the Vessel pursuant to the terms of this Bareboat Charter on the Commencement Date, as evidenced by the execution and delivery by Owner and Charterer of a Protocol of Delivery and Acceptance.

2

SECTION 3.
REDELIVERY OF THE VESSEL

        At the expiration of the Charter Period, the Vessel (unless lost) shall be redelivered by Charterer to Owner at the end of the voyage or contract then in progress at a safe berth to be selected by Owner, at a port included within the then current itinerary of the Vessel, to be designated by Owner, or another mutually agreed port.

SECTION 4.
OPERATING LIMITS

        Charterer shall have the full use of the Vessel, and may operate the Vessel in any lawful trade on voyages and in deployments for which the Vessel is suitable and eligible, always within Institute Warranty Limits, and for which insurance is procured pursuant to SECTION 10 hereof, and in effect prior to entering such trades. In its use and operation of the Vessel, Charterer shall comply with all relevant terms and conditions of the Credit Documents as if Charterer were a party thereto.

SECTION 5.
CONDITION OF THE VESSEL ON DELIVERY; DOCUMENTATION

        (a)   The Vessel, upon delivery and at all times throughout the Charter Period, shall be documented in the name of Owner under the laws of the United States of America, which documentation shall at all times be sufficient to permit the use of the Vessel in the United States coastwise trade, or subject to any necessary approvals of any governmental authority, in any other lawful trade for which the Vessel is suitable and for which she may be engaged. No change will be made in the documentation of the Vessel without the approval of Owner. Charterer agrees to use its best efforts to assist in accomplishing such documentation, including the submission to the United States Coast Guard of any documents required of Charterer by such agency. During the Charter Period, Charterer shall be responsible for assuring that the Vessel shall be and shall remain so documented under the laws of the United States of America, and Owner shall perform all actions required by it to permit Charterer to comply with such obligation.

        (b)   Owner represents and warrants to Charterer that, upon delivery to Charterer hereunder, the Vessel will be (i) lawfully owned by Owner free and clear of all liens, encumbrances, security interests, charges, or rights in rem (subject only to the rights of the Lender pursuant to the Mortgage and the Assignment, this Bareboat Charter and liens permitted pursuant to SECTION 13 hereof, (ii) in good running order and repair, strong and well and sufficiently tackled, appareled, furnished, equipped and seaworthy and in good operating condition and (iii) classed by the Classification Society (as defined below) in the highest classification and rating for vessels of its age and type, with all required trading certificates valid, with sufficient spare parts on board to meet the Vessel's normal requirements in accordance with good operating practice and with all recommendations and outstandings by the Classification Society or the United States Coast Guard documented.

        (c)   ACCEPTANCE OF DELIVERY OF THE VESSEL BY CHARTERER SHALL BE AN ACKNOWLEDGMENT BY CHARTERER THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 5(b) HEREOF: (i) THE VESSEL IS IN ALL RESPECTS SATISFACTORY TO CHARTERER, (ii) OWNER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES RELATING TO, AND EXPRESSLY DISCLAIMS, ALL REPRESENTATIONS AND WARRANTIES PERTAINING TO THE DESIGN, CONDITION, QUALITY, MERCHANTABILITY, WORKMANSHIP AND DURABILITY OF THE VESSEL OR SUITABILITY OR ELIGIBILITY FOR ANY USES OR PURPOSES OR ANY OTHER REPRESENTATION OR WARRANTY EXPRESSED OR IMPLIED, (iii) THERE ARE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER OF OWNER WITH RESPECT TO

3

THE VESSEL, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, (iv) CHARTERER ACCEPTS THE VESSEL, AS IS, AND WITH ALL FAULTS AND DEFECTS, WHETHER PATENT OR LATENT, AND (v) CHARTERER AGREES THAT OWNER SHALL NOT BE LIABLE TO CHARTERER, AND CHARTERER SHALL HAVE NO RECOURSE AGAINST OWNER, FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE, EXPENSE OR INJURY SUFFERED OR SUSTAINED BY CHARTERER OR ANY OTHER PERSON ON ACCOUNT OF ANY SUCH FAULT OR DEFECT ON ANY THEORY OF NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT OR EXPRESS OR IMPLIED WARRANTY ON WHICH ANY SUCH RECOURSE MIGHT OTHERWISE BE PURSUED.

        Nothing in this SECTION 5(c) shall be construed as a waiver of any right that either Owner or Charterer may have against any person.

SECTION 6.
CONDITION ON REDELIVERY OF THE VESSEL

        (a)   The Vessel shall be redelivered to Owner (unless lost) pursuant to the terms of this Bareboat Charter in all respects in the same condition of operation and repair and shall have on board and ashore the same quantity and quality of outfit, equipment, furniture, furnishings, appliances, spare and replacement parts as when delivered, except as otherwise provided herein or mutually agreed, normal wear and tear, not affecting class, and depreciation excepted. Unless otherwise agreed between the parties, Charterer shall repair all damages to the Vessel occurring during the Charter Period, and shall replace all lost, worn out or otherwise non-operating items, to the extent necessary to put the Vessel in all respects in the same condition of operation and repair as when delivered, normal wear and tear, not affecting class, and depreciation excepted. If, at the time of redelivery, repairs, renewals, replacements or other obligations for which Charterer is liable remain to be accomplished and it is mutually agreed between the parties that such items need not be accomplished before redelivery, Charterer shall pay the agreed upon cost of such items. At the redelivery survey provided for in SECTION 6(b) hereof, the surveyor representing both Charterer and Owner shall determine and state the repairs or work necessary to place the Vessel on the date of redelivery in the condition and class required in this Bareboat Charter, which statement shall include all repairs or work required by outstanding classification requirements of the American Bureau of Shipping or other member of the International Association of Classification Societies approved by Owner (the "Classification Society") or marine inspection requirements of the United States Coast Guard and other agencies of the United States of America, if applicable, in effect with respect to the Vessel as of the date of the redelivery to place it in such condition.

        (b)   A mutually agreed marine surveyor shall be appointed for the purpose of determining and stating in writing the condition of the Vessel and to inventory the furniture, furnishings, equipment, appliances, spares and replacement parts of the Vessel prior to delivery and at the time of redelivery. The expenses of the aforesaid surveyor shall be paid by Owner. Owner and Charterer may each have their own representative in attendance at all surveys.

4

        (c)   Prior to redelivery of the Vessel, Owner shall have the right at any time, with reasonable notice and without material delay to the Vessel's schedules, to inspect or survey the Vessel, at its own expense, to ascertain maintenance and condition, including the auxiliary machinery, equipment generators, main propulsion units of the Vessel (as applicable), which may be opened for inspection at the request of and at the expense of Owner. Except as otherwise provided in SECTION 6(a) hereof, any excessive wear and tear or damage by any cause disclosed shall be repaired as may be required prior to redelivery. The expense of repair of such damage found prior to redelivery shall be paid by Charterer. Charterer shall also permit Owner to inspect the Vessel's logs, and shall furnish log abstracts whenever reasonably requested, and shall also furnish Owner, upon request, with full information regarding casualties or other accidents or damages to the Vessel (the provisions of this sentence shall survive the termination of this Bareboat Charter).

        (d)   Charterer shall be at liberty to fit any additional equipment required for the services of any time charterer, beyond what is on board at commencement of the Charter Period, such work to be done at Charterer's time and expense, and such equipment to be considered Charterer's property, and Charterer shall be at liberty to remove such equipment at its time and expense during or prior to the expiry of this Charter, provided, that such removal shall in no way significantly alter the condition of the Vessel at the time of its redelivery to Owner. All additional equipment left aboard the Vessel at the termination of the Charter Period shall be deemed abandoned to Owner. Charterer shall not make, or permit to be made, any material changes in the structure, means of propulsion, type or speed, of the Vessel nor in its machinery without first obtaining the prior written approval of Owner, unless such change shall be necessary to maintain the Vessel in class or otherwise to comply with applicable law or regulations.

SECTION 7.
CONSUMABLES, FUEL AND LUBRICANTS

        Charterer shall accept and pay for all consumable, expendable and subsistence stores, slop chest and fuel or diesel oil and lubricants (collectively, "Consumables") in storage tanks on board the Vessel at the time of the Vessel's delivery. Charterer shall pay for such Consumables when delivered to Charterer at the last invoice price paid by Owner therefor, and all Consumables shall be free and clear of all liens, encumbrances, leases and claims of any kind.

        Owner shall accept and pay for all Consumable in storage tanks on board the Vessel at the time of the Vessel's redelivery. Owner shall pay for such Consumables when delivered to Owner at the last invoice price paid by Charterer therefor, and all Consumables shall be free and clear of all liens, encumbrances, leases and claims of any kind.

SECTION 8.
MAINTENANCE; CLASSIFICATION; LEGAL COMPLIANCE

        (a)   Charterer shall be charged with full responsibility for maintenance and repair of the Vessel throughout the Charter Period and shall at all times, without expense to Owner, maintain and preserve the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make it so, strong and well and sufficiently tackled, appareled, furnished, equipped and supplied and in every respect seaworthy and in good operating condition, ordinary wear and tear excepted. Furthermore, Charterer shall maintain the Vessel so as to meet, at all times, the highest classification, certification rating and inspection standards for vessels of the same age and type as may be imposed by the Classification Society; provided that, the foregoing shall not apply if otherwise required by any military authority of the United States of America, or the Vessel has (i) been requisitioned for use or title by any government or governmental body, (ii) become an actual or constructive total loss or an agreed or comprised total loss, or (iii) become subject to any other loss and Charterer shall not have had a reasonable time to repair the same. On redelivery, any outstanding requirements shall be taken

5

care of by Charterer, or as Charterer may otherwise mutually agree with Owner with respect thereto. Owner will authorize the Classification Society to release all records to Charterer relating to the Vessel.

        (b)   The Vessel shall at all times meet all requirements of applicable laws, treaties and conventions, and applicable rules and regulations thereunder (including, without limitation, the International Convention for the Safety of Life at Sea, 1974 and Amendments, Protocols and Annexes thereto in effect as of the date of this Bareboat Charter and as may come into force during the Charter Period, and all applicable laws, rules, regulations administered by the United States Coast Guard, the United States Customs Service, the United States Treasury Department, the United States Federal Communications Commission, the United States Public Health Service, the United States Department of Health and Human Services, the United States Department of Transportation, and their successors), except to the extent that, with the prior consent of Owner, such requirements shall then be contested in good faith by Charterer, and (except in the case of any such contest) shall have on board valid certificates showing compliance therewith; provided that, if any of the events set forth in clauses (i), (ii) or (iii) of SECTION 8(a) hereof shall have occurred, or if otherwise required by any military authority of the United States of America, the foregoing shall not apply.

        (c)   Charterer shall annually (i) furnish to Owner a Certificate of Confirmation of Class issued by the Classification Society showing the above-mentioned classification and rating have been retained for the Vessel, and (ii) furnish to Owner all Classification Society reports, including periodic and damage surveys for the Vessel and any outstanding deficiency reports; provided that, the foregoing shall not apply if the Vessel has been requisitioned for use or title by any government or governmental body, and the governmental body does not permit classification and rating of the Vessel, or if any military authority of the United States of America requires such classification and rating not to be maintained.

SECTION 9.
CHARTERER TO OPERATE, MAN, ETC.

        (a)   During the Charter Period, Charterer shall at its expense, and by its own procurement, man, victual, navigate, operate, supply and fuel the Vessel, and shall pay all charges and expenses of every kind and nature whatsoever incident to such use and operation of the Vessel under this Bareboat Charter. Charterer shall be at liberty to provide such services pursuant to a Professional Services Agreement with USS Vessel Management, Inc., a Delaware corporation ("Operator"), and Charterer shall be at liberty to provide manning for the Vessel pursuant to an agreement to be entered into with USCS Chemical Transport LLC, a Delaware limited liability company ("Transport").

        (b)   Except when the Vessel has been requisitioned for use or title by any government or governmental body, or as otherwise may be required by any military authority of the United States of America, Charterer shall not (i) cause or permit the Vessel to be operated in any manner contrary to law or to any lawful rules or regulations of the United States of America, (ii) remove or attempt to remove the Vessel beyond the limits of the United States of America without Owner's prior written consent, except on voyages with the intention of returning to the United States of America, or (iii) abandon the Vessel in any foreign port unless there has been an actual or constructive total loss or an agreed or compromised total loss of the Vessel.

SECTION 10.
RISK OF LOSS; INSURANCE

        (a)   Charterer assumes all of the risks and liabilities resulting from or arising out of Charterer's possession, use, operation or storage of the Vessel under this Bareboat Charter, including, without limitation, the risk of loss or change to the Vessel.

6

        (b)   Upon the Commencement Date and at all times thereafter, Charterer shall, without cost to the Owner, keep the Vessel insured as follows:

            (i)  as long as the Credit Agreement is in effect, as required by the Credit Agreement and the Mortgage; and

           (ii)  after the Credit Agreement and the Mortgage are no longer in effect, as follows below, in an amount in United States Dollars equal to such sum, up to and including the full commercial value of the Vessel, as may be required by Owner:

            (A)  Marine and war risk hull insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies approved by Owner (or under such other forms of policies as Owner may approve in writing) insuring the Vessel against the usual risks covered by such forms (including, at Owner's and Charterer's option, such amounts of increased value and other forms of "total loss only" insurance as are permitted by said hull insurance policies);

            (B)  While the Vessel is laid up, at Charterer's option and in lieu of the above-mentioned marine and war risk hull insurance or marine and war risk hull and increased value insurance, port risk insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies approved by Owner (or under such other forms of policies as Owner may approve in writing) insuring the Vessel against the usual risks covered by such forms;

            (C)  Notwithstanding the foregoing, Charterer shall have the right to self-insure up to $1,000,000 for any loss resulting from any one accident or occurrence (other than an actual or constructive total loss of the Vessel).

            (D)  The Charterer shall provide thirty (30) days' prior written notice to Owner of all insurance renewals.

        (c)   All policies of insurance under SECTION 10(b) hereof shall provide, so long as the Mortgage has not been discharged, that payment of all losses shall be made payable as specified in the Mortgage, and after the Mortgage is no longer in effect, directly to the Owner. Unless otherwise specifically stated herein, all insurance monies to be paid directly by an insurance carrier under policies required pursuant to Section 10(b) to Owner shall be paid immediately upon receipt thereof by Owner to Charterer, or Owner shall pre-direct payment thereof directly to Charterer, unless there is an existing Charter Default by Charterer.

            (i)  After the Mortgage is no longer in effect, in the event that insurance becomes payable under said policies on account of an accident, occurrence or event not resulting in an actual or constructive total loss or an agreed or compromised total loss of the Vessel, if there has been no requisition of title pursuant to SECTION 11 hereof, in accordance with a request by Owner, the underwriters shall pay, direct for repairs, liabilities, salvage claims or other charges and expenses (including use and labor charges due or paid by Charterer) covered by the policies, or (to the extent that, as stated in an officer's certificate of Charterer delivered to Owner, accompanied by written confirmation by the underwriter or a surveyor or adjuster, the damage shall have been repaired and the cost thereof paid of such liabilities, salvage claims, or other charges and expenses discharged or paid) reimburse, Owner, for its own account, or Charterer, as the case may be, therefor and, after all known damage with respect to the particular loss shall have been repaired (except to the extent Owner, and, if there is no existing Charter Default by Charterer, with the Charterer's written consent, deems the said repair inadvisable), and all known costs, liabilities, salvage claims, charges and expenses, covered by the policies, with respect to such loss shall have been discharged or paid, as stated in an officer's certificate delivered to Owner, accompanied by

7

  written confirmation by the underwriters or a surveyor or adjuster, the underwriters shall pay any balance to Owner to be retained by Owner for its own account.

           (ii)  After the Mortgage is no longer in effect, in the event of an accident, occurrence or event resulting in an actual or constructive total loss or an agreed or compromised total loss of the Vessel, any insurance monies payable under said policies shall be paid to Owner, for its own account, and Charterer as their interests may appear.

        (d)   In the event of an accident, occurrence or event resulting in a constructive total loss of the Vessel, the Owner shall have the right (with the prior written consent of Charterer, unless there is an existing Charter Default by Charterer) to claim for a constructive total loss of the Vessel. If (i) such claim is accepted by all underwriters under all policies then in force as to the Vessel under which payment is due for total loss, and (ii) payment in full is made in cash under such policies to Owner, for its own account, then the Owner shall have the right to abandon the Vessel to the underwriters of such policies, free from any claim of Charterer.

        (e)   Commencing on the Commencement Date, Charterer shall, without cost to Owner, keep the Vessel insured against marine and war risk protection and indemnity risks by club entries or policies of insurance approved by Owner as to form and amount; provided, that, (i) Charterer shall, as soon as possible after the Commencement Date, present any such policy or certificate of entry to the Owner (who shall promptly approve or disapprove the same), (ii) any approval of a policy or certificate of entry under this subsection shall be effective until the end of the policy or entry period or until sixty (60) days after the Owner shall notify Charterer of a desired change in the form and/or amount thereof, whichever shall first occur, and (iii) war protection and indemnity insurance shall be required unless the Owner gives written notice to Charterer stating that such insurance is not required. During the Charter Period, Charterer shall also procure and maintain, without cost to Owner, insurance against liability under law or international conventions arising out of pollution, spillage or leakage in an amount not less than the greater of (y) the amount required by the Credit Documents, and (z) the amounts required by law or regulations of the United States of America and any applicable jurisdictions of the United States of America in which the Vessel may be trading from time to time, except to the extent that any such laws or regulations shall, with the prior consent of Owner, have been contested in good faith by Charterer in appropriate proceedings diligently prosecuted, as long as such proceedings or the failure to provide such insurance shall not subject the Vessel or any part thereof to risk, forfeiture, or loss or in any material way prejudice or impair Owner's rights and interests in the Vessel.

        Such policies may provide that if Charterer or Owner shall not have incurred the loss, damage, or expense in question, any loss under such insurance may be paid directly to the person to whom any liability covered by such policies has been incurred (whether or not a Charter Default then exists) and (A) if Owner or Charterer shall have incurred the loss, damage or expense in question, then, unless otherwise specified in the Credit Documents, if then existing, of which such underwriter has written notice from Owner or the Lender, any loss under such insurance shall be paid to Owner, and if there is a default under the Mortgage then existing, any loss under such insurance shall be paid in accordance with the terms of the Mortgage; provided, that, irrespective of the foregoing, Charterer shall have the right to self-insure in an amount up $1,000,000 with respect to each accident, occurrence or event, except that, with respect to cargo or property carried, Charterer, shall have the right to self-insure in an amount up to an amount of $1,000,000 with respect to each cargo or property carried.

        (f)    All insurance required under this SECTION 10 shall be placed and kept with the United States Government or with American and/or British (and/or other foreign, if permitted by Owner in writing) insurance companies, underwriters' associations or underwriting funds approved by the Owner. All insurance required under this SECTION 10 shall be arranged through marine insurance brokers and/or underwriting agents as chosen by Charterer and approved by Owner.

8

        (g)   During the continuance of (i) a taking or requisition of the use of the Vessel by any government or governmental body, or (ii) a charter of the use of the Vessel by the United States Government or by any governmental body of the United States of America, or by any other government or governmental body, the provisions of this SECTION 10 shall be deemed to have been complied with in all respects if such government or governmental body shall have agreed to reimburse, in a manner approved by Owner in writing, Owner for loss or damage covered by the insurance required hereunder or resulting from the risks under SECTION 10(b) and (e) hereof, or if Owner shall be entitled to just compensation therefor. In addition, the provisions of this SECTION 10 shall be deemed to have been complied with in all respects during any period after (A) title to the Vessel shall have been taken or requisitioned by any government or governmental body, or (B) there shall have been an actual or constructive total loss or an agreed or compromised total loss of the Vessel. In the event of any taking, requisition, charter or loss contemplated by this paragraph, Charterer shall promptly furnish to Owner an officer's certificate stating that such taking, requisition, charter or loss has occurred and, if there shall have been a taking, requisition or charter of the use of the Vessel, that the government or governmental body in question has agreed to reimburse Owner, in a manner approved by Owner, for loss or damage resulting from the risks under SECTION 10(b) and (e) hereof, or that Owner is entitled to just compensation therefor.

        (h)   All insurance required under SECTION 10(b) and (e) hereof shall be taken out in the names of Owner, Charterer, Operator, Transport and, as long as the Credit Documents are in effect, the Lender as insureds. All policies for such insurance so taken out shall, unless otherwise consented to by the Owner, provide that (A) there shall be no recourse against the Owner for the payment of premiums or commissions, (B) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Owner for the payment thereof, and (C) at least ten (10) days' prior written notice of any cancellation for the nonpayment of premiums, commissions, club calls, assessments or advances shall be given to Owner and Charterer by the insurance underwriters.

        (i)    Charterer shall not, without Owner's prior written consent (i) do any act, nor voluntarily suffer or permit any act to be done, whereby any insurance required by this SECTION 10 shall or may be suspended, impaired or defeated, or (ii) suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance then in effect without first covering the Vessel with insurance satisfactory in all respects for such voyage or the carriage of such cargo; provided that, this paragraph shall be subject to the requirements of any military authority of the United States of America and shall not apply in the case of the Vessel if and so long as the title or use of the Vessel shall have been taken, requisitioned or chartered by any government or governmental body.

        (j)    In the event that any claim or lien is asserted against the Vessel for loss, damage or expense which is covered by insurance hereunder and it is necessary for Charterer to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of said claim or lien, Owner, at Charterer's request, shall assign to any person executing a surety or guaranty bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Owner in and to said insurance covering such loss, damage, or expense as collateral security to indemnify against liability under said bond or other agreement.

        (k)   Charterer shall deliver to the Owner, as evidence of insurance maintained under this SECTION 10, acceptable cover notes or certificates of insurance. Such confirmations of insurance shall be provided on an annual basis and the Owner reserves the right to have Charterer provide to the Owner the original policies of insurance coverage's required under this SECTION 10.

        (l)    Charterer may comply with the provisions hereof through the established insurance program of Charterer with respect to all vessels operated by Charterer.

9

SECTION 11.
ACTUAL OR CONSTRUCTIVE TOTAL LOSS; REQUISITION

        (a)   The Charter Period with respect to the Vessel shall terminate in the event of the occurrence of any of the following:

            (i)  Any actual or constructive or agreed or compromised total loss of the Vessel; or

           (ii)  Any requisition, seizure, charter, or other taking of use of the Vessel by any governmental authority (of the United States of America or otherwise), if such taking of use is not in compliance with SECTION 10(g) hereof and in any event where such taking of use (whether or not the same shall be in compliance with said SECTION 10(g)) shall prevent redelivery of the Vessel pursuant to SECTION 3 hereof; or

          (iii)  Any requisition, seizure or other permanent taking of the Vessel or its title.

        Charterer shall give Owner immediate written notice of any event set forth in clauses (i), (ii) or (iii) of this SECTION 11(a) (individually, a "Total Loss"), including the date of the occurrence causing such event, or if that date is not known, the date the Vessel was last heard from.

        (b)   The date of termination of the Charter Period with respect to the Vessel involved in an event described in clauses (i), (ii) or (iii) of SECTION 11(a) hereof shall be the date of occurrence thereof or, if that date is not known, the date the Vessel was last heard from.

        (c)   Upon termination of the Charter Period for the Vessel pursuant to SECTION 11 (a) hereof, Charterer shall be relieved of its obligations with respect to the Vessel under each of the following SECTIONS of this Bareboat Charter, SECTIONS 1(a), 1(b) and 1(c), SECTION 3, SECTION 6, SECTION 7, SECTION 8, SECTION 9 and SECTION 10 (as to the continued maintenance of insurance on or with respect to the Vessel or the operation thereof) and SECTION 13 (other than indemnity obligations pursuant to SECTION 13(f)); provided, nothing in this SECTION 11(c) shall relieve Charterer from liability to Owner for any breach by Charterer of any of its obligations under this Bareboat Charter occurring prior to the date of such termination or in connection with any event referred to in SECTION 11(a)(i), (ii) or (iii) hereof.

10

        (d)   In the event of any occurrence described in SECTION 11(a)(i), (ii) or (iii) hereof, for which Charterer is responsible pursuant to SECTION 10(a) hereof and the other provisions of this Bareboat Charter, then Charterer shall pay to the Owner the insured value of the Vessel under SECTION 10 hereof as of the date of such occurrence; provided however, if such event is covered by insurance or other payment obligations of any person, Charterer shall not be obligated to make such payment to the Owner until such insurance proceeds or other such payments have been paid by the insurer or such other person, which payment shall be deemed to be payment by the Charterer. Whether or not Charterer is responsible for any such event, Charterer shall hold in trust, and immediately pay to the Owner, all amounts it receives by reason of such event. Charterer, at its expense, shall cooperate with Owner as Owner may request in pursuing Owner's rights and remedies against insurers and such other persons on account of any event described in SECTION 11(a)(i), (ii) or (iii) hereof and in retaking possession of the Vessel (to the extent possible) wherever the Vessel may be located at the time of termination of the Charter Period.

SECTION 12.
SALVAGE

        All earned salvage will be for Owner's account (after deduction and payment of the Master's, Officers' and Crew's proportion, and reasonable expenses incurred with procuring such amounts).

SECTION 13.
LIENS; CHARTER AND MORTGAGE

        (a)   Charterer, the Masters of the Vessel and any other person shall not have the right, power or authority to create, incur or permit to be placed upon the Vessel any liens whatsoever other than statutory liens incident to current operations and other liens permitted pursuant to the Credit Documents. Charterer shall satisfy, or caused to be satisfied, within thirty (30) days of its knowledge thereof, any lien or encumbrance or right in rem, which shall be filed against the Vessel unless the same is being contested in good faith, does not interfere with the operations of the Vessel, and does not jeopardize the interests of Owner or the Lender in the Vessel. Charterer agrees to carry a properly certified copy of this Bareboat Charter with the ship's papers on board the Vessel, and agrees to exhibit the same to any person having business with the Vessel, and agrees also to exhibit the same to any representative of Owner or the Lender on demand. During the period the Loan Agreement is in effect, Charterer shall have no lien against the Vessel or her freights arising out of or in connection with the Charter or the use of the Vessel.

        (b)   The Charterer agrees to fasten in a conspicuous place on the Vessel, and to maintain during the Charter Period of the Vessel, a notice reading as follows:

    "This Vessel is the property of USCS Chemical Pioneer LLC. It is under Bareboat Charter to USCS Chemical Chartering LLC, a Delaware limited liability company, and, by the terms of the Bareboat Charter, neither the charterer, nor the Master or agent of this Vessel, nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel any lien whatsoever, except for statutory liens incident to current operations, and certain other liens permitted by the Bareboat Charter."

        (c)   A properly certified copy of the Mortgage shall be carried on board the Vessel with the Vessel's documents and shall be exhibited on demand to any persons having business with the Vessel or to any representative of Owner or the Lender. Any notice required to be posted by the Mortgage shall be printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, and framed, shall be placed and kept prominently exhibited in the chart room and in the Master's cabin of the Vessel as long as the Mortgage is in effect.

11

        (d)   Owner shall indemnify, hold harmless and defend Charterer and the Vessel against any actions, liens, claims, damages and liabilities of whatsoever nature upon or against the Vessel or against Charterer arising solely from the ownership of the Vessel by Owner or from the breach by Owner of any of its obligations hereunder (an "Owner Event"). If a lien, claim, charge, or encumbrance or action should be filed or taken against the Vessel, or if the Vessel is otherwise levied against or taken into custody by virtue of legal proceedings in any court due to any such Owner Event, Owner shall arrange for the Vessel's immediate release.

        (e)   If a libel should be filed against the Vessel or if the Vessel is otherwise levied against or taken in custody by virtue of legal proceedings in any court because of any liens or claims arising out of the operation of the Vessel by Charterer or related to any Charterer obligation under this Bareboat Charter, Charterer shall promptly notify Owner and, at its own expense, within fifteen (15) days thereof, cause the Vessel to be released and the lien to be discharged.

        (f)    The obligations and rights of Charterer and Owner under this SECTION 13 shall survive the termination of this Bareboat Charter.

SECTION 14.
INSPECTION; RECORDS

        The Charterer shall:

          (a)   Afford representatives of the Owner and the Lender, upon reasonable notice, access to the Vessel, its cargoes and papers for the purpose of inspecting the same.

          (b)   At reasonable times, permit Owner and the Lender, upon request, to make reasonable, material and pertinent examination and audit of books, records and accounts maintained by Charterer, and to take information therefrom and make transcripts or copies thereof.

SECTION 15.
EVENTS OF DEFAULT AND TERMINATION UPON DEFAULT

        (a)   The following shall constitute events of default under this Bareboat Charter (hereinafter called a "Charter Default"):

            (i)  The failure by Charterer to pay any amount of Charter Hire within five Business Days from the date it is due and such failure shall continue for a period of ten (10) days from the date the Owner or the Lender shall have given written notice thereof to the Charterer; or

           (ii)  Any failure by Charterer which results in a Default by Owner under the Credit Documents which continues for a period of thirty (30) days from the date the Lender shall have given written notice of the occurrence thereof to the Owner and the Charterer; or

          (iii)  Owner's or Charterer's failure to remedy, within thirty (30) days after written notice thereof, any other breach by it of any other term or condition of this Bareboat Charter; or

          (iv)  Charterer shall become insolvent or bankrupt or shall cease paying or providing for the payment of its debts generally, or Charterer shall be dissolved or shall, by a court of competent jurisdiction, be adjudged a bankrupt, or shall make a general assignment for the benefit of its creditors, or shall lose its organizational status and standing by forfeiture or otherwise, or a petition for reorganization of Charterer under the Bankruptcy Code shall be filed by Charterer, or such petition be filed by creditors and the same shall be approved by such a court of competent jurisdiction, or a reorganization of Charterer under said Code shall be approved by a court, whether proposed by a creditor, a stockholder or any other person whomsoever, or a receiver or receivers of any kind whatsoever, whether appointed in admiralty, bankruptcy, common law or equity proceedings, shall be appointed, by a decree of a court of competent jurisdiction, with

12

  respect to the Vessel, or all or substantially all of Charterer's property, and such decree shall have continued unstayed, on appeal or otherwise, and in effect for a period of sixty (60) days.

        (b)   Upon the occurrence of a Charter Default by Charterer:

            (i)  Upon written demand, Owner may terminate this Bareboat Charter and may cause Charterer, at Charterer's expense, to, and Charterer shall, promptly redeliver the Vessel or cause the Vessel to be redelivered, with all reasonable dispatch, to Owner and in the condition required by the terms of this Bareboat Charter, as if the Vessel was being redelivered at the expiration of the Charter Period and all obligations of Charterer under this Bareboat Charter shall apply to such redelivery.

           (ii)  Owner may commence proceedings pursuant to SECTION 20 hereof for damages or to enforce the terms hereof.

          (iii)  Owner may take possession of the Vessel wherever found, without prior demand and with or without legal process and may enter upon any premises where the Vessel may be and take possession thereof (damages occasioned by such taking of possession are hereby waived by Charterer, except to the extent such damages are caused by the gross negligence or willful misconduct of Owner), and thereupon Charterer's rights to the possession of the Vessel shall terminate.

        (c)   No remedy referred to herein is intended to be exclusive, but each is cumulative and in addition to, and may be exercised concurrently with, any other remedy which is referred to herein.

SECTION 16.
CHARTERER'S TAX INDEMNITY;
SUBCHARTERS AND ASSIGNMENT

        (a)   Charterer shall indemnify, defend and hold harmless Owner from all amounts of taxes (excluding taxes in the nature of or measured by the income of Owner), levies, fees, charges, assessments and imposts, together with any penalties, fines or interest thereon, relating to or arising out of Charterer's use, operation or control of the Vessel under this Bareboat Charter.

        (b)   Charterer shall have no right to assign this Bareboat Charter or in any other way transfer the Vessel during the Charter Period without the prior written consent of Owner. This prohibition shall not in any way restrict the right of the Charterer to enter into the COA, or into any other time charter or contract or engagement of affreightment not prohibited by the provisions of the Credit Agreement.

SECTION 17.
WARRANTIES AND REPRESENTATIONS

        (a)   Each of Owner and Charterer represents and warrants that it is a limited liability company duly organized and in good standing under the laws the State of Delaware and covenants to maintain such limited liability status.

        (b)   Each of Owner and Charterer represents and warrants that it is eligible to own and document the Vessel under the laws of the United States of America and is qualified to engage in the coastwise trade of the United States.

        (c)   Owner represents and warrants that it has title to the Vessel and the right to charter the Vessel to Charterer and, subject to SECTION 25 hereof, neither it nor any assignee of its rights hereunder will do or permit anything to disturb Charterer's full right of possession and enjoyment thereof

13

SECTION 18.
AMENDMENT

        This Bareboat Charter may be amended or modified at any time by mutual consent in writing.

SECTION 19.
ARBITRATION

        (a)    Mediation.

        Any dispute as between Owner and Charterer that arises out of or is connected with this Bareboat Charter or relates to the interpretation or enforcement thereof (hereinafter "Dispute") shall, before either party initiates arbitration pursuant to SECTION 19(b) hereof, be the subject of good faith discussions by the parties which may be by telephone or, if in person, in the New York, New York area for the purpose of resolving the Dispute, in accordance with the following general procedures:

            (i)  Within seven (7) business days after either party gives the other party notice of the occurrence of a Dispute, a Vice President, representing Owner, and a Vice President, representing Charterer, or their respective successors (hereinafter "senior operating person" or "SOP"), shall meet and confer at least once to discuss the Dispute and the possibility of its amicable resolution. Any agreement between the SOPs for the resolution of the Dispute shall be subject to such further approval as may be required by the respective internal procedures of each party.

           (ii)  In the event the SOPs are unable to resolve the Dispute within seven (7) business days of their first meeting (including such further approvals as may be required by the respective procedures), they shall promptly refer the Dispute to the Chief Executive Officer representing Owner and the Chief Executive Officer representing Charterer (hereinafter, a "senior executive person" or "SEPs") and prepare and exchange memoranda not exceeding ten (10) pages in length stating the issues in Dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents. The SEPs shall schedule a meeting within seven (7) business days of the end of the seven-day period referred to in the preceding sentence, which they shall personally attend and at which either party may use an employee familiar with the circumstances of the Dispute to advocate that party's position, subject to a one hour time limit. Following such presentations, the SEPs shall discuss the Dispute and the possibility of its amicable resolution.

          (iii)  If the Dispute has not been resolved for any reason within twenty-one (21) business days after it has first been brought to the attention of a party by the other party, then either party may initiate arbitration in accordance with SECTION 19(b) hereof whether or not there has been compliance with SECTION 19(a)(i) or (ii) hereof.

        (b)    Arbitration.

          (i)    Disputes Subject to Arbitration: Initiation of Arbitration: Appointment of Arbitrators.    Subject to the provisions of SECTION 19(a) hereof, all Disputes shall be resolved by arbitration by one (1) arbitrator. Within fifteen (15) days after written demand for arbitration is sent by one party to the other, Owner and Charterer shall select a mutually agreeable arbitrator; provided that if the parties cannot agree on the choice of the arbitrator within such fifteen (15) day period, then the arbitrator shall be appointed by the Society of Maritime Arbitrators, Inc. (New York).

          (ii)    Qualification of Arbitrator.    The arbitrator shall be a commercial person familiar with chemical products tanker vessel operations. No person shall serve as the arbitrator (A) who has, or has had or then has any expectation of acquiring, any business or financial relationship with either of the parties hereto (except such relationship as may be acquired by reason of being selected to

14

  serve as the arbitrator) or (B) who has acquired from either party or any other source detailed prior knowledge of the matter which is the subject of the Dispute.

          (iii)    Decisions.    A decision by the arbitrator when reduced to writing and signed by the arbitrator, shall be final and binding upon the parties, and judgment thereon may be entered by any court of competent jurisdiction. The arbitrator is not empowered to award exemplary, punitive or consequential damages. Any award of the arbitrator shall include an award of interest at the Default Rate for such period as shall fully compensate the party in whose favor the award is entered for the loss of use of the funds in question.

          (iv)    Location.    The place of arbitration shall be New York, New York. All arbitration proceedings shall be held and conducted so that the arbitration award shall be rendered in writing within forty-five (45) days after the arbitration has been initiated.

          (v)    Procedure.    Except as otherwise provided in this SECTION 19, any arbitration under this Bareboat Charter shall be subject to and conducted in accordance with the Maritime Arbitration Rules of the Society of Maritime Arbitrators, Inc. (New York) in effect at the time arbitration is initiated pursuant to SECTION 19(b)(i) hereof.

          (vi)    Costs of Arbitration.    The non-prevailing party shall pay its own expenses, the fees of the arbitrator, the administrative fee of the Society of Maritime Arbitrators, and the expenses, including, without limitation, attorney's fees and costs, reasonably incurred by the other party to the arbitration.

SECTION 20.
APPLICABLE LAW

        This Bareboat Charter shall be construed and governed in accordance with the admiralty and maritime law of the United States of America and, where such law is not applicable, the internal laws of the State of New York.

SECTION 21.
NOTICES

        All notices, demands, requests and other communications by either party to the other shall be in writing. If such communication is to Charterer, it shall be addressed to:

USCS Chemical Chartering LLC c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08818
Telephone:
Facsimile:
Attention:	President
If to Owner, it shall be addressed to:
USCS Chemical Pioneer LLC c/o USS Vessel Management Inc. 399 Thornall Street Edison, NJ 08818
Telephone:
Facsimile:
Attention:	President

15

        Communications may be transmitted (i) by personal delivery, (ii) by delivery by messenger, express or air courier or similar courier, (iii) by delivery by certified or registered mail, postage prepaid and (iv) by facsimile. Except as otherwise provided as to either party in this Bareboat Charter, delivery or service of any communication shall be deemed effective only upon receipt; provided, that any communication received after 5:00 p.m. local time at place of receipt, or on a day other than a Business Day shall be deemed received on the next Business Day. Either party shall have the right to change the address at which it is to receive notices by notice in writing to the other.

SECTION 22.
OTHER AGREEMENTS; AMENDMENTS; NO WAIVER IMPLIED

        This Bareboat Charter constitutes the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No supplement, modification or amendment of this Bareboat Charter shall be binding unless executed in writing by all the parties hereto. No waiver of any provision of this Bareboat Charter shall be deemed to be, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

SECTION 23.
CAPTIONS

        The captions in this Bareboat Charter are for convenience of reference only and are not part of this Bareboat Charter. They do not define or limit any of the terms or provisions, or otherwise affect the construction of this Bareboat Charter.

SECTION 24.
REFERENCES

        References in this Bareboat Charter to sections are references to Sections of this Bareboat Charter, except as expressly otherwise indicated.

SECTION 25.
ASSIGNMENT; BINDING EFFECT; CHARTERER'S CONSENT

        (a)   Neither party hereto shall have the right to sell, transfer or assign any of its rights or delegate any of its obligations under this Bareboat Charter, and any purported sale, transfer, assignment, or delegation by such party in violation of this SECTION 25 shall be null and void and of no force or effect. This Bareboat Charter shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors.

        (b)   Notwithstanding the provisions of SECTION 25(a) hereof or any other provision of this Bareboat Charter, Owner, in order to create a present security interest in the Lender, may grant to the Lender continuing security interests in all of the right, title and interest of Owner in and to this Bareboat Charter, and all proceeds thereof, as security for Owner's obligations with respect to the Obligations.

        (c)   Notwithstanding the provisions of SECTION 25(a) hereof or any other provision of this Bareboat Charter, Charterer, in order to create a present security interest in the Lender may grant to the Lender continuing security interests in all of the right, title and interest of Charterer in and to this Bareboat Charter, and all proceeds thereof, as security for the Obligations.

16

        (d)   Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Loan Agreement, any and all rights of Charterer in and to the Vessel or the use thereof are specifically subordinated to the rights of Mortgagee under the Mortgage.

SECTION 26.
PERFORMANCE OF CHARTERER'S AGREEMENTS

        If Charterer shall fail to perform any of its agreements hereunder, Owner or the Lender may, in their discretion, at any time during the continuance of an event which by itself, with the passage of time, or the giving of notice, would constitute a Charter Default, perform all acts and make all necessary expenditures to remedy such failure. Notwithstanding the foregoing, Owner and the Lender shall not be obligated to (and shall not be liable for their failure to) perform such acts and make such expenditures. All funds advanced and expenses and damages incurred by Owner or the Lender relating to such compliance shall constitute a debt due from Charterer to Owner or the Lender, as the case may be, and shall be repaid by Charterer upon demand, together with interest at the Default Rate.

SECTION 27.
COUNTERPARTS

        This Bareboat Charter may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(SIGNATURE PAGE FOLLOWS)

17

        IN WITNESS WHEREOF, the parties have caused this Bareboat Charter to be executed the day and year first above written.

USCS CHEMICAL CHARTERING LLC, As Charterer
By:

Name: Title:
USCS CHEMICAL PIONEER LLC as Owner
By:

Name: Title:

18

EXHIBIT Q

FORM OF EXEMPTION CERTIFICATE

        Reference is made to the Amended and Restated Credit Agreement, dated as of April 13, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among United States Shipping Master LLC, United States Shipping LLC, United States Chemical Shipping LLC, ITB Baltimore LLC, ITB Groton LLC, ITB Jacksonville LLC, ITB Mobile LLC, ITB New York LLC, ITB Philadelphia LLC, USS Chartering LLC, USS Transport LLC, USCS Chemical Chartering LLC, USCS Chemical Transport LLC, USCS Chemical Pioneer LLC, and USCS Charleston LLC, each a Delaware limited liability company, and USS Vessel Management Inc., a Delaware corporation, each as a Borrower, the several Lenders from time to time party thereto, Canadian Imperial Bank of Commerce, as Administrative Agent, and the other agents therein named. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [Name of Non-U.S. Lender] (the "Non-U.S. Lender") is providing this certificate pursuant to Section 4.6 of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

          5.     The Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this certificate.

          6.     The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

            (a)   the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

            (b)   the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements; and

            (c)   receiving deposits and making loans and discounts does not constitute a substantial part of the Non-U.S. Lender's business.

          7.     The Non-U.S. Lender is not a 10-percent shareholder of either Borrower within the meaning of Section 881(c)(3)(B) of the Code.

          8.     The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

Exhibit Q-1

        IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]
By:	Name: Title:
Date:

Exhibit Q-2

QuickLinks

  Exhibit 10.1
AMENDED AND RESTATED CREDIT AGREEMENT
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
ARTICLE II COMMITMENTS, BORROWING PROCEDURES AND NOTES
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS
ARTICLE V CONDITIONS TO BORROWING
ARTICLE VI REPRESENTATIONS AND WARRANTIES
ARTICLE VII COVENANTS
ARTICLE VIII EVENTS OF DEFAULT
  SCHEDULE I
DISCLOSURE SCHEDULE

  Page
  SCHEDULE II
  EXHIBIT A
FORM OF REVOLVING NOTE
REVOLVING LOANS AND PRINCIPAL PAYMENTS
  EXHIBIT B
FORM OF TERM NOTE
TERM LOANS AND PRINCIPAL PAYMENTS
  EXHIBIT C
FORM OF BORROWING REQUEST
  EXHIBIT D
FORM OF CONTINUATION/CONVERSION NOTICE
UNITED STATES SHIPPING MASTER LLC UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USS TRANSPORT LLC, USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL PIONEER LLC, and USCS CHARLESTON LLC, each a Delaware limited liability company, and USS VESSEL MANAGEMENT INC., a Delaware corporation
  EXHIBIT E
LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT
  ANNEX 1
UNITED STATES SHIPPING MASTER LLC AMENDED AND RESTATED CREDIT AGREEMENT STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT
  EXHIBIT G-1
FIRST PREFERRED SHIP MORTGAGE
ARTICLE II Events of Default and Remedies of Mortgage
ARTICLE III Possession Until Default
ARTICLE IV Miscellaneous Provisions
EXHIBIT A
EXHIBIT B
EXHIBIT C
  EXHIBIT G-2
ACKNOWLEDGMENT
ACKNOWLEDGMENT
EXHIBIT A
EXHIBIT B
  EXHIBIT H-1
FORM OF PLEDGE AGREEMENT AND IRREVOCABLE PROXY
W I T N E S S E T H
ARTICLE I DEFINITIONS
ARTICLE II PLEDGE
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS
ARTICLE V THE COLLATERAL AGENT
ARTICLE VI REMEDIES
ARTICLE VII MISCELLANEOUS PROVISIONS
  EXHIBIT A
PROMISSORY NOTE
GRID
  Attachment 1 to Pledge Agreement
ITEM A. PLEDGED NOTES
ITEM B. PLEDGED INTERESTS
State of Organization, Formation or Incorporation, Etc.
  Attachment 3 to Pledge Agreement
FORM OF TRANSFER POWER
  Attachment 4 to Pledge Agreement
FORM OF NOTICE OF PLEDGE AGREEMENT
  EXHIBIT H-2
FORM OF FIRST AMENDMENT TO PLEDGE AGREEMENT
W I T N E S S
  EXHIBIT I-1
FORM OF SECURITY AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II SECURITY INTEREST
ARTICLE III REPRESENTATIONS AND WARRANTIES
  Schedule I to Security Agreement
  Schedule II to Security Agreement
State of Formation, Etc.
  Schedule III to Security Agreement
  Schedule IV to Security Agreement(5)
  EXHIBIT I-2
FORM OF FIRST AMENDMENT TO SECURITY AGREEMENT
Schedule III to Security Agreement
  EXHIBIT J
FORM OF CONSENT AND AGREEMENT (Acquisition Agreement)
W I T N E S S E T H
FORM OF OMNIBUS ACKNOWLEDGMENT AND AMENDMENT OF AGREEMENTS
W I T N E S S
  EXHIBIT K-2
FORM OF CONSENT AND AGREEMENT (FOR FUTURE CHARTERS)
FORM OF ACKNOWLEDGMENT OF CONSENT AND AGREEMENT
FIRST AMENDMENT TO CASH COLLATERAL CONTROL AGREEMENT
W I T N E S S
  EXHIBIT M
FORM OF SOLVENCY CERTIFICATE OF UNITED STATES SHIPPING MASTER LLC, UNITED STATES SHIPPING LLC, UNITED STATES CHEMICAL SHIPPING LLC, ITB BALTIMORE LLC, ITB GROTON LLC, ITB JACKSONVILLE LLC, ITB MOBILE LLC, ITB NEW YORK LLC, ITB PHILADELPHIA LLC, USS CHARTERING LLC, USS TRANSPORT LLC, USS VESSEL MANAGEMENT INC., USCS CHEMICAL CHARTERING LLC, USCS CHEMICAL TRANSPORT LLC, USCS CHEMICAL PIONEER LLC AND USCS CHARLESTON LLC
  EXHIBIT N
FORM OF ADDITIONAL LENDER CERTIFICATE
  EXHIBIT O
FORM OF LENDER ADDENDUM AGREEMENT
  Schedule I
COMMITMENTS AND NOTICE ADDRESS
FORM OF CHEMICAL CHARTERING LEASE

BAREBOAT CHARTER
SECTION 7. CONSUMABLES, FUEL AND LUBRICANTS
SECTION 8. MAINTENANCE; CLASSIFICATION; LEGAL COMPLIANCE
SECTION 9. CHARTERER TO OPERATE, MAN, ETC.
SECTION 10. RISK OF LOSS; INSURANCE
SECTION 11. ACTUAL OR CONSTRUCTIVE TOTAL LOSS; REQUISITION
SECTION 22. OTHER AGREEMENTS; AMENDMENTS; NO WAIVER IMPLIED
SECTION 23. CAPTIONS
SECTION 24. REFERENCES
SECTION 25. ASSIGNMENT; BINDING EFFECT; CHARTERER'S CONSENT
SECTION 26. PERFORMANCE OF CHARTERER'S AGREEMENTS
SECTION 27. COUNTERPARTS
  EXHIBIT Q
FORM OF EXEMPTION CERTIFICATE